As filed with the Securities and Exchange Commission on April 11, 2023

Registration No.[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5199	85-2373325
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 255-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Walker

Chief Executive Officer

8201 Peters Road

Suite 1000

Plantation, Florida

(954) 255-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brad L. Shiffman Kathleen A. Cunningham Blank Rome LLP 1271 Avenue of the America New York, New York 10020 Tel: (212) 885-5000	Mitchell S. Nussbaum Norwood P. Beveridge Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

➢	Public Offering Prospectus. A prospectus to be used for the public offering of up to (1) shares of Class A common stock of the Registrant (the “Public Offering Prospectus”), with such shares to be sold in an underwritten offering through the underwriters named on the cover page of the Public Offering Prospectus.
➢	A Second Prospectus. A prospectus to be used for (i) the issuance by the Registrant of up to an aggregate of up to 9,920,000 shares of Class A common stock of the Registration that are issuable upon the exercise of warrants (the “Warrants”) and (ii) the resale of up to 48,102,788 shares of Class A common stock by the selling stockholders and 4,170,000 Warrants by the selling warrant holders (the “Second Prospectus”).

The Second Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

➢	they contain different outside and inside front covers and back covers;
➢	they contain different “Offering” sections beginning on page Alt-1;
➢	they contain different “Use of Proceeds” sections on page Alt-2;
➢	the Second Prospectus does not include “Capitalization” or “Dilution” sections;
➢	a “Selling Stockholder” section is included in place of the “Underwriting” section in the Second Prospectus;
➢	A “U.S. Federal Income Tax Considerations” section is included in the Second Prospectus;
➢	a “Plan of Distribution” is included in the Second Prospectus in place of the “Underwriting” section included in the Public Offering Prospectus; and
➢	the “Legal Matters” section in the Second Prospectus on page Alt-15 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Second Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Second Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

(1)   Assumes the underwriter’s over-allotment option has not been exercised.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 11, 2023

Shares

Class A Common Stock

Alliance Entertainment Holding Corporation

We are offering              shares of our Class A common stock at an assumed public offering price per share of $             per share, which reflects the last reported sale price per share of our common stock as reported on the OTC Pink Open Market on           , 2023 under the symbol “AENT.” The assumed public offering price used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representative of the underwriters, may not be indicative of prices of the actual offering price.

We have applied to list our Class A common stock and our Warrants on The Nasdaq Capital Market (“Nasdaq”) under the symbols “AENT” and “AENTW,” respectively, and such listing of our Class A common stock is a condition to this offering. No assurance can be given that our application will be approved.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 12. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See the section of this prospectus entitled “Underwriting” on page 87 for a description of all underwriting compensation payable in connection with this offering. The representative of the underwriters will receive compensation in addition to the discounts and commissions. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase shares of Class A common stock to be issued to the representative of the underwriters in connection with this offering. We have agreed to issue the warrants to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering.

We have granted the underwriters a 45-day option to purchase up to            additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares on or about                , 2023.

ThinkEquity

The date of this prospectus is               , 2023.

Overview

Alliance is a $1.4 Billion leading Direct-to-Consumer (DTC) and eCommerce provider for the entertainment industry

We are the gateway between brands and retailers

Expansion Plans

Alliance continues to expand and diversify by adding brands, product categories, and retail partnerships

You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States:   We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.” We are ultimately responsible for all disclosure included in this prospectus.

All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ii

FREQUENTLY USED TERMS

In this document:

➢	“Alliance” means Alliance Entertainment Holding Corporation, a Delaware corporation.
➢	“Adara” means Adara Acquisition Corp., a Delaware corporation, prior to the completion of the Business Combination.
➢	“Adara Initial Stockholders” means the initial stockholders of Adara, including the Sponsor.
➢	“Board” or “Board of Directors” means the board of directors of Alliance.
➢	“Business Combination” means the transactions contemplated by the Business Combination Agreement.
➢	“Business Combination Agreement” means that Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Legacy Alliance.
➢	“Bylaws” means our amended and restated bylaws, adopted as of February 10, 2023.
➢	“Certificate of Incorporation” means our second amended and restated certificate of incorporation, dated February 10, 2023.
➢	“Class A common stock” means the Class A common stock par value $0.000 per share, of Alliance.
➢	“Class E common stock” means the Class E common stock, par value $0.000 per share, of Alliance.
➢	“Closing” means the closing of the Business Combination.
➢	“Code” means the Internal Revenue Code of 1986, as amended.
➢	“Common Stock” means the Class A common stock and the Class E common stock.
➢	“DGCL” means the General Corporation Law of the State of Delaware.
➢	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
➢	“GAAP” means U.S. generally accepted accounting principles.
➢	“Initial Stockholder Shares” means 1,500,000 shares of Class A common stock that currently are owned by the Adara Initial Stockholders, The Initial Stockholder Shares were shares of Class B common stock, par value $0.0001 per share, of Adara that automatically converted into shares of Class A common stock upon the closing of the Business Combination.
➢	“Investment Company Act” means the Investment Company Act of 1940, as amended.
➢	“IPO” means Adara’s initial public offering, consummated on February 11, 2021, of 11,500,000 units at $10.00 per unit.
➢	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
➢	“Legacy Alliance” means Alliance Entertainment Holding Corp, a Delaware corporation, prior to the Business Combination.
➢	“Merger Sub” means Adara Merger Sub., a Delaware corporation and a wholly owned subsidiary of Adara.
➢	“NASDAQ” means the Nasdaq Capital Market.
➢	“Private Warrants” means the warrants to purchase Class A common stock purchased is a private placement in connection with the Adara IPO.

➢	“Public shares” means shares of Class A common stock included in the public units sold in the Adara IPO.
➢	“Public stockholders” means holders of public shares, including the Adara Initial Stockholders to the extent the Adara Initial Stockholders hold public shares; provided, that the Adara Initial Stockholders are considered a “public stockholder” only with respect to any public shares held by them.
➢	“Public Warrants” means the warrants included as a component of the public units sold in the Adara IPO.
➢	“Representative” means ThinkEquity LLC, as representative of the underwriters.
➢	“Representative Warrants” means the warrants issued to the Representative and its designees in connection with this offering.
➢	“SEC” means the U.S. Securities and Exchange Commission.
➢	“Securities Act” means the Securities Act of 1933, as amended.
➢	“Sponsor” means Adara Sponsor LLC, a Delaware limited liability company, and an Adara Initial Stockholder.
➢	“Transfer Agent” means Continental Stock Transfer & Trust Company.
➢	“Underwriter Warrants” means the warrants issued to the underwriter of the IPO and its designees in connection with the IPO.
➢	“Warrants” means Public Warrants, the Private Warrants, the Underwriter Warrants and the Representative Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding Alliance’s and Alliance’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

➢	the expected benefits of the Business Combination;
➢	Alliance’s financial and business performance, including financial projections and business metrics; and
➢	expectations regarding Alliance’s strategies and future financial performance, including financial projections and business metrics, its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Alliance’s ability to invest in growth initiatives and pursue acquisition opportunities.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

➢	risks relating to the anticipated growth rates and market opportunities;
➢	changes in applicable laws or regulations;
➢	the ability of Alliance to execute its business model, including market acceptance of its systems and related services;
➢	Alliance’s reliance on a concentration of suppliers for its products and services;
➢	increases in Alliance’s costs, disruption of supply, or shortage of products and materials;
➢	Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers;
➢	increased Alliance inventory and risk of obsolescence;
➢	Alliance’s significant amount of indebtedness;
➢	Our ability to continue as a going concern absent access to sources of liquidity;
➢	risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, one of which, a fixed charge coverage ratio, has been recently breached with a notice of default letter from the lender dated February 8, 2023, and is subject to a deferred action by the lender;
➢	risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company;

➢	known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources;
➢	Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors;
➢	Alliance’s success in retaining or recruiting, or changes required in, our officers, key employees or directors, and our ability to attract and retain key personnel;
➢	geopolitical risk and changes in applicable laws or regulations;
➢	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;
➢	substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations;
➢	product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims;
➢	various environmental and safety laws and regulations that could impose substantial costs upon Alliance and negatively impact Alliance’s ability to operate Alliance’s distribution facilities;
➢	outages and disruptions of Alliance’s services if it fails to maintain adequate security and supporting infrastructure as it scales Alliance’s information technology systems;
➢	availability of additional capital to support business growth;
➢	failure to protect Alliance’s intellectual property;
➢	the inability of Alliance to develop and maintain effective internal controls;
➢	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;
➢	cyber-attacks and security vulnerabilities;
➢	any changes to U.S. tax laws; and
➢	other risks and uncertainties described in this prospectus, including those on page 12 under the section titled “Risk Factors.”

In addition, statements that “Alliance believes” and similar statements reflect Alliance’s beliefs and opinions on the relevant subject. These statements are based upon information available to Alliance as of the date of this prospectus, and while Alliance believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to Alliance.

Alliance

Alliance is a leading global wholesaler, direct-to-consumer (“DTC”) distributor and e-commerce provider for the entertainment industry. Alliance serves as the gateway between well-known international branded manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others, and leading retailer customers in the United States and internationally, including Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl's, Target and Shopify, among others. The Company distributes its physical media, entertainment products, hardware, and accessories through an established multi-channel strategy. The Company currently sells its products that it is allowed to export in more than 100 countries around the world.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 425,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

For the year ended June 30, 2022 and year ended June 30, 2021, Alliance’s consolidated revenue was $1.417 billion and $1.324 billion, respectively, consolidated net income was $28.5 million and $34.2 million, respectively, and consolidated Adjusted EBITDA was $60.0 million and $68.5 million, respectively.

For the six months ended December 31, 2022, and 2021, Alliance’s consolidated revenue was $684 million and $832 million, respectively. Consolidated net (loss) income was ($23.0 million) and $29.5 million, respectively, and consolidated Adjusted EBITDA was $(18.6) million and $50.9 million, respectively. Adjusted EBITDA for the six months ended December 31, 2022, includes excessive internal transportation costs of $15.2 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $3.1 million and additional reserves for consumer products inventory of $3.7 million.

Alliance was founded in 1990 (previously named CD Listening Bar, Inc.). Through a series of acquisitions and organic growth, Alliance has expanded and strengthened its global footprint and product breadth, and greatly increased its service capabilities. Since its inception, Alliance has made nine accretive business acquisitions, including Phantom Sound and Vision, MSI Music, Infinity Resources, Alliance, ANConnect, Mecca Electronics, Distribution Solutions, Mill Creek, and COKeM. Management believes that Alliance’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems and experienced leadership team.

Management believes Alliance’s existing Service, Selection, and Technology offering has well-positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers and manufacturers vastly increased reliance on our DTC fulfillment and distribution partners. For calendar years 2021 and 2022, approximately 20% of unit volume was DTC. Alliance’s goal has always been to provide all the meta-data of content and images, service, selection, and purchasing to Omni-Channel retailers to expand their selection to compete with the leading on-line retailer. With over 1,200 employees worldwide, Alliance has over 4,000 unique customers and over 35,000 “Ship-To” locations.

Alliance believes the three pillars of its business; Service, Selection, and Technology create a powerful competitive advantage that will protect the Company’s market leadership and propel its future growth into the evolving physical entertainment product segments.

The Business Combination

On February 10, 2023, Alliance, Adara and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara Following the consummation of the Merger on the closing date of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation.

Pursuant to the Business Combination Agreement, Adara issued (i) 47,500,000 shares of Class A common stock of Adara to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

Corporate Information

The mailing address of Alliance’s principal executive office is 1401 N.W. 16th Ave., Suite 100, Plantation, Florida 33324.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 12 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Maturity of the company’s debt raises substantial doubt regarding the Company’s ability to continue as a going concern. Set forth below is a summary of some of the principal risks we face:

➢	If Alliance fails to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, its business could be harmed.
➢	If Alliance does not successfully optimize and operate its fulfillment network, its business could be harmed.
➢	The markets in which Alliance participates are competitive, and if Alliance does not compete effectively, its operating results could be harmed.
➢	Alliance may not realize the anticipated benefits of acquisitions or investments in its acquisitions or joint ventures, or those benefits may be delayed or reduced in their realization.
➢	Alliance’s expansion into new products, services, technologies, and geographic regions subjects it to additional business, legal, financial, and competitive risks.
➢	Alliance’s international operations expose it to a number of risks.
➢	Alliance’s business will suffer if it is not successful in developing and expanding its partner brands across its consumer base.
➢	Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors.
➢	An inability to develop, introduce and ship planned products, product lines and new brands in a timely and cost-effective manner may damage Alliance’s business.
➢	If Alliance is unable to navigate through global supply chain challenges, its business may be harmed.
➢	If Alliance is unable to adapt its business to the continued shift to ecommerce, its business may be harmed.
➢	The concentration of Alliance’s retail customer base and continued shift to ecommerce sales means that economic difficulties or changes in the purchasing or promotional policies or patterns of its major customers could have a significant impact on it.

➢	Alliance’s business, including its costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of its key suppliers or service providers could negatively impact its business.
➢	Alliance faces significant inventory risk.
➢	If Alliance’s third-party suppliers’ labels, studios, and publishers do not comply with applicable laws and regulations, its reputation, business, financial condition, results of operations and prospects could be harmed.
➢	Shipping is a critical part of Alliance’s business and any changes in its shipping arrangements or any interruptions in shipping could adversely affect our operating results.
➢	Alliance is subject to risks related to online payment methods, including third-party payment processing-related risks.
➢	Alliance relies on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with Alliance’s standards or applicable regulatory requirements, which could harm its brand, cause consumer dissatisfaction, and require it to find alternative suppliers of its products or services.
➢	Alliance’s business may be harmed if it is unable to protect its critical intellectual property rights.
➢	Failure to successfully operate Alliance’s information systems and implement new technology effectively could disrupt its business or reduce its sales or profitability.
➢	If Alliance’s electronic data is compromised its business could be significantly harmed.
➢	Alliance’s quarterly and annual operating results may fluctuate due to seasonality in its business.
➢	Changes in foreign currency exchange rates can significantly impact Alliance’s reported financial performance.
➢	Alliance’s indebtedness may limit its availability of cash, cause it to divert cash to fund debt service payments or make it more difficult to take certain other actions.
➢	Covenants and events of default in Alliance’s revolving credit facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity.
➢	If Alliance were unable to obtain or service its other external financings, or if the restrictions imposed by such financing were too burdensome, its business would be harmed.
➢	Alliance faces additional tax liabilities and collection obligations.
➢	Changes in, or differing interpretations of, income tax laws and rules, and changes in its geographic operating results, may impact its effective tax rate.

➢	Alliance is subject to various government regulations, violation of which could subject it to sanctions or otherwise harm its business. In addition, Alliance could be the subject of future product liability suits or merchandise recalls, which could harm its business.
➢	Alliance’s entertainment business involves risks of liability claims for media content, which could adversely affect its business, results of operations and financial condition.
➢	Alliance is involved in litigation, arbitration or regulatory matters where the outcome is uncertain and which could entail significant expense.
➢	Concentration of ownership among Alliance’s executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
➢	Alliance has identified a material weakness in our internal control over financial reporting related to accounting for the classification of the outstanding balance of the revolving credit facility, net. The Company also may identify additional material weaknesses in the future. Failure to remediate the material weakness or failure to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.
➢	A significant portion of Alliance’s total outstanding shares are restricted from immediate resale but may be sold into the market beginning on August 11, 2023. This could cause the market price of the Class A common stock to drop significantly, even if Alliance’s business is doing well.
➢	The adverse impact of inflation and higher interest rates on Alliance.

THE OFFERING

Common stock offered by us:	shares of Class A common stock

Common stock to be outstanding immediately after this Offering:	shares ( shares if the underwriters exercise their option to purchase up to an additional [ ] shares to cover over-allotments, if any).

Over-Allotment Option:

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional              shares of common stock at the public offering price, less the underwriting discount.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $      million or approximately $          million if the underwriters exercise their over-allotment option in full, at an assumed public offering price of $       per share, which reflects the last reported sale price per share of our Class A common stock as reported on the OTC Pink Open Market on           , 2023, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including payment of outstanding accounts payable. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Representative’s warrants

The registration statement of which this prospectus is a part also registers for sale warrants to purchase              shares of our Class A common stock, which we will issue to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants will be exercisable for a four and one-half year period commencing 180 days following the commencement of sales in this offering at an exercise price equal to 125% of the public offering price of the common stock. Please see “Underwriting – Representative’s Warrants” for a description of these warrants.

Risk factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 12.

Nasdaq Capital Market Proposed Trading Symbols:	We have applied to list our common stock and Warrants on The Nasdaq Capital Market under the symbols “AENT” and “AENTW”, respectively.

The number of shares of common stock to be outstanding immediately after this offering is based on 49,167,170 shares of common stock outstanding as of          , 2023 and excludes:

➢	9,920,000 shares of Class A common stock reserved for issuance upon exercise of the Warrants at exercise price of $11.50 per share; and
➢	up to 60,000,000 shares of Class A common stock issuable upon conversion of the Contingent Consideration Shares if the Triggering Events are satisfied;
➢	600,000 shares of Class A common stock available for issuance under the Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan (the “2023 Plan”); and
➢	shares of Class A common stock reserved for issuance upon issuance of the Representative Warrants to be issued to the representative of the underwriters upon the consummation of this offering.

SUMMARY FINANCIAL INFORMATION

The selected historical consolidated statements of operations data of Alliance for the six months ended December 31, 2022 is unaudited. The statement of operations data for the years ended June 30, 2022, 2021 and 2020 and the consolidated balance sheet data as of June 30, 2022 and 2021 are derived from Alliance’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

The information below is only a summary and should be read in conjunction with the sections entitled “Alliance Entertainment’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Alliance, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

Consolidated Statement of Operations Data

($ in thousand)	Six Month Ended December 31,		Fiscal Year Ended June 30,
	2022	2021	2022	2021	2020
Net revenues	$683,862	$831,646	$1,417,377	$1,323,567	$775,596
Operating (loss) Income	(25,643)	40,586	42,098	47,907	109,849
Net (loss) Income	(23,025)	29,526	28,619	34,178	5,044

Consolidated Balance Sheet Data

	As of December 31, 2022
	Actual	Proforma(1)	As Adjusted(2)
Cash and cash equivalents	$1,374	$1,116
Total current assets	356,978	353,859
Total assets	496,226	493,107
Total Stockholders’ equity	92,495	88,175
1)	On a proforma basis to give effect to the Business Combination.
2)	On an as adjusted basis to give effect to the sale by us of shares of Class A common stock at an assumed public offering price of $ per share in this offering, which reflects the last reported sales price per share of our Class A common stock as referred on the OTC Pink Open Market on , 2023, after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Alliance’s Business and Industry

If we fail to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, our business could be harmed.

The music, video, gaming, and entertainment industry continues to experience frequent change driven by technological development, including developments with respect to the formats through which music, films, television programming, games, and other content are delivered to consumers. With rapid technological changes and dramatically expanded digital content offerings, the scale and scope of these changes have accelerated in recent years. For example, consumers are increasingly accessing television, film and other episodic content on streaming and digital content networks, such as Netflix, Amazon Prime Video, Hulu, Disney+ and Apple TV+. Additionally, consumers access music content through Apple Music, Pandora, Amazon Music, Spotify and other providers. Video game services can be accessed through Xbox Game Pass, PlayStation Now, GeForce, Steam, Stadia, xCloud, Shadow, Luna, and Switch Online.

Some entertainment offerings have gone direct to streaming channels and not produced a physical content format. Direct release to streaming channels is likely to continue. Technological as well as other changes caused by the pandemic have caused significant disruption to the retail distribution of music and entertainment offerings and have caused and could in the future cause a negative impact on sales of our products and other forms of monetization of content. We may lose opportunities to capitalize on changing market dynamics, technological innovations or consumer tastes if we do not adapt our content offerings or distribution capabilities in a timely manner. The overall effect that technological development and new digital distribution platforms have on the revenue and profits we derive from our entertainment content, including from merchandise sales derived from such content, and the additional costs associated with changing markets, media platforms and technologies, is unpredictable. If we fail to accurately assess and effectively respond to changes in technology and consumer behavior in the entertainment industry, our business may be harmed.

If we do not successfully optimize and operate our fulfillment network, our business could be harmed.

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment network successfully, it could result in excess or insufficient fulfillment, or result in increased costs, impairment charges, or both, and harm our business in other ways. As we continue to add fulfillment or add new businesses with different requirements, our fulfillment networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively.

In addition, a failure to optimize inventory in our fulfillment network could result in lost sales from under inventory positions or extra costs of holding excess inventory or write downs on inventory.

Due to tight labor markets, we may be unable to adequately staff our fulfillment network and customer service centers or have to increase wages to attract more employees.

We rely on a limited number of shipping companies to deliver inventory to us and completed orders to our customers. If we are not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God, and similar factors.

Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment network. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

We face competition. If we are unable to compete effectively with existing or new competitors, our revenues, market share and profitability could decline.

Our businesses are rapidly evolving and competitive, and we have many competitors in different industries, including physical, e-commerce, and omni-channel retail, e-commerce services, digital content and electronic devices, web and infrastructure computing services, and transportation and logistics services, and across geographies, including cross-border competition. Some of our current and potential competitors have greater resources, longer histories, more customers, and/or greater brand recognition. They may also secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing.

The music, video, gaming and entertainment industry is highly competitive. We compete in the U.S. and internationally with a wide array of large and small distributors, and sellers of vinyl records, CD’s, DVD’s, video games and other entertainment and consumer products. In addition, we compete with companies who are focused on building their brands across multiple product and consumer categories, including through entertainment offerings. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking which will appeal to consumers, and introducing new products that compete with our products for consumer acceptance and purchase.

Competition may intensify, including with the development of new business models and the entry of new and well-funded competitors, and as our competitors enter into business combinations or alliances and established companies in other market segments expand to become competitive with our business. In addition, new and enhanced technologies, including search, digital content, and electronic devices, may increase our competition. The Internet facilitates competitive entry and comparison shopping, and increased competition may reduce our sales and profits.

Disruptions in Alliance’s supply chain have increased product expenditures and could result in an adverse impact on results of operations.

For the six months ended December 31, 2022, Alliance’s top five suppliers represent approximately 48% of product expenditures. For the year ended June 30, 2022, Alliance’s top five suppliers represented 40% of all of Alliance’s product expenditures as compared to 25% of product expenditures for previous fiscal year.

The occurrence of one or more natural or human induced disasters, including pandemic diseases or viral contagions such as the COVID-19 pandemic; geopolitical events, such as war, civil unrest attacks in a country in which Alliance’s suppliers are located; and the imposition of measures that create barriers to or increase the costs associated with international trade could result in disruption of Alliance’s logistics or supply chain network. For example, the outbreak of the COVID-19 pandemic has disrupted and may continue to disrupt the operations of Alliance and its suppliers and customers. Customer demand for certain products has also fluctuated as the pandemic has progressed, which has challenged Alliance’s ability to anticipate and/or procure product to maintain inventory levels to meet that demand.

These factors have resulted in higher product inventory cost positions in certain products as well as delays in delivering those products to Alliance’s distribution centers, branches or customers, and similar results may occur in the future. Even when Alliance is able to find alternate sources for certain products, they may cost more or require Alliance to incur higher transportation costs, which could adversely impact Alliance’s profitability and financial condition. Any of these circumstances could impair Alliance’s ability to meet customer demand for products and result in lost sales, increased supply chain costs, penalties or damage to Alliance’s reputation. Any such increased product costs from supplier disruption could adversely impact results of operations and financial performance.

Inflation could cause Alliance’s product costs and operating and administrative expenses to grow more rapidly than net sales, which could result in lower gross margins and lower net earnings.

Market variables, such as inflation of product costs from suppliers, labor rates and fuel, freight and energy costs, have and may continue to increase potentially causing Alliance to be unable to efficiently manage its product costs and operating and administrative expenses in a way that would enable it to leverage its revenue growth into higher net earnings. In addition, Alliance’s inability to pass on such increases in product costs to customers in a timely manner, or at all, could cause Alliance’s operating and administrative expenses to grow, which could result in lower gross profit margins and lower net earnings.

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of Alliance’s customers could negatively impact Alliance’s sales growth and results of operations.

Economic, political and industry trends affect Alliance’s business environments. Alliance serves several industries and markets in which the demand for its products and services is sensitive to the production activity, capital spending and demand for products and services of Alliance’s customers. Many of these customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate fluctuations, economic downturns, recessions, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, natural or human induced disasters, extreme weather, outbreaks of pandemic disease such as the COVID-19 pandemic, inflation, deflation, and a variety of other factors beyond Alliance’s control. Any of these factors could cause customers to idle or close stores, delay purchases, reduce wholesale purchasing levels, or experience reductions in the demand for their own retail and wholesale products or services.

Any of these events could also reduce the volume of products and services these customers purchase from Alliance or impair the ability of Alliance’s customers to make full and timely payments and could cause increased pressure on Alliance’s selling prices and terms of sale.

Our expansion places a strain on our management, operational, financial, and other resources.

We are rapidly and significantly expanding operations, including increasing our product and service offerings and scaling our infrastructure to support our retail and services businesses. This expansion increases the complexity of our business and places strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

We may not realize the anticipated benefits of acquisitions or investments in our acquisitions or joint ventures, or those benefits may be delayed or reduced in their realization.

Acquisitions and investments have been a component of our growth and the development of our business, such as our acquisition of COKeM in September 2020. Acquisitions can broaden and diversify our brand holdings and product offerings and allow us to build additional capabilities and competencies of the company.

We cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to more effectively market our products, develop our competencies or grow our business. In some cases, we expect that the integration of the companies that we may acquire into our operations will create production, marketing and other operating, revenue or cost synergies which will produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies would continue to work for us after the acquisition or that they would develop popular and profitable products, entertainment or services in the future. We cannot guarantee that any acquisition or investment we may make will be successful or beneficial, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks.

We may have limited or no experience in our newer market segments, and our customers may not adopt our offerings. These offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth, and negatively affect our operating results.

We may experience significant fluctuations in our operating results and growth rate.

We may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the products and services offered by us or our customers, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

➢	our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands;
➢	our ability to retain and expand our network of customers;
➢	our ability to offer products on favorable terms, manage inventory, and fulfill orders;
➢	the introduction of competitive stores, websites, products, services, price decreases, or improvements;
➢	changes in usage or adoption rates of the Internet, e-commerce, electronic devices, and web services, including outside the U.S.;
➢	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;
➢	the success of our geographic, service, and product line expansions;
➢	the extent to which we finance, and the terms of any such financing for, our current operations and future growth;
➢	the outcomes of legal proceedings and claims, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;
➢	variations in the mix of products and services we sell;
➢	variations in our level of merchandise and vendor returns;
➢	the extent to which we offer free shipping, continue to reduce prices worldwide, and provide additional benefits to our customers;
➢	factors affecting our reputation or brand image;
➢	the extent to which we invest in technology and content, fulfillment, and other expense categories;
➢	increases in the prices of fuel and gasoline, as well as increases in the prices of other energy products and commodities like paper and packing supplies;
➢	the extent to which our equity-method investees record significant operating and non-operating items;
➢	the extent to which operators of the networks between our customers and our stores successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;
➢	our ability to collect amounts owed to us when they become due;

➢	the extent to which use of our services is affected by spyware, viruses, phishing and other spam emails, denial of service attacks, data theft, computer intrusions, outages, and similar events;
➢	terrorist attacks and armed hostilities;
➢	supply chain issues either in chip shortages; and
➢	long lead time in the manufacturing vinyl LP’s.

Our international operations expose us to a number of risks.

Our international activities are insignificant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not be profitable on a sustained basis.

In addition to risks described elsewhere in this section, our international sales and operations are subject to a number of risks, including:

➢	local economic and political conditions;
➢	government regulation and compliance requirements (such as regulation of our product and service offerings and of competition), restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership;
➢	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
➢	business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;
➢	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
➢	limited fulfillment and technology infrastructure;
➢	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;
➢	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, and restrictions on pricing or discounts;
➢	lower levels of consumer spending and fewer opportunities for growth compared to the U.S.;
➢	lower levels of credit card usage and increased payment risk;
➢	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
➢	different employee/employer relationships and the existence of works councils and labor unions;
➢	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
➢	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
➢	geopolitical events, including war and terrorism.

As international physical, e-commerce, and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. We may not be able to hire, train, retain, and manage required personnel, which may limit our international growth.

Our business will suffer if we are not successful in developing and expanding our partner brands across our consumer base.

Our strategy is to focus and expand, larger global brands with an emphasis on developing and expanding those of our key partner brands, which we view as having the largest global potential, across our customer base. As we concentrate our efforts on more brands, we believe we can gain additional leverage and enhance the consumer experience. This focus means that our success depends disproportionately on our and our new partners’ ability to successfully develop these new brands across our consumer base and to maintain and extend the reach and relevance of these brands to global consumers in a wide array of markets. This strategy has required us to acquire, build, invest in and develop our competencies in music, movies, gaming, consumer products and entertainment products. Acquiring, developing, investing in and growing these competencies has required significant effort, time and money, with no assurance of success. The success of our brand blueprint strategy also requires significant alignment and integration among our business segments. If we are unable to successfully develop, maintain and expand key partner brands across our brand blueprint, our business performance will suffer.

Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors.

The interests of families, individuals, fans and audiences evolve extremely quickly and can change dramatically from year to year and by geography. To be successful, we must correctly anticipate the types of entertainment, products and play patterns which will capture consumers’ interests and imagination, and quickly develop and introduce innovative products and engaging entertainment which can compete successfully for consumers’ limited time, attention and spending. This challenge is more difficult with the ever-increasing utilization of technology, social media and digital media in entertainment offerings, and the increasing breadth of entertainment available to consumers. Evolving consumer tastes and shifting interests, coupled with an ever-changing and expanding pipeline of entertainment and consumer properties and products which compete for consumer interest and acceptance, create an environment in which some products and entertainment offerings can fail to achieve consumer acceptance, and other products and entertainment offerings can be popular during a certain period of time but then be rapidly replaced. As a result, our products and entertainment offerings can have short consumer life cycles.

Consumer acceptance of our or our partners’ entertainment offerings is also affected by outside factors, such as critical reviews, promotions, the quality and acceptance of films and television programs, music, video games, and content released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and public tastes generally, all of which could change rapidly and most of which are beyond our control. There can be no assurance that television programs and films, video games, video movies we distribute will obtain favorable reviews or ratings, that films, video games, video movies we distribute will be popular with consumers and perform well in our distribution channels.

If we devote time and resources to distributing and marketing products or entertainment that consumers do not accept or do not find interesting enough to buy in sufficient quantities to be profitable to us, our revenues and profits may decline, and our business performance may be harmed. Similarly, if our product offerings and entertainment fail to correctly anticipate consumer interests, our revenues and earnings will be reduced.

An inability to develop, introduce and ship planned products, product lines and new brands in a timely and cost-effective manner may damage our business.

In acquiring new products, product lines and new brands we have anticipated dates for the associated product and brand introductions. When we state that we will introduce, or anticipate introducing, a particular product, product line or brand at a certain time in the future those expectations are based on completing the associated development, implementation, and marketing work in accordance with our currently anticipated development schedule. We cannot guarantee that we will be able to source and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands.

The risk is also exacerbated by the increasing sophistication of many of the products we are distributing, providing greater innovation and product differentiation. Unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

If we are unable to navigate through global supply chain challenges, our business may be harmed.

Beginning in 2021, and continuing through 2022, we faced global supply chain challenges with the production and delivery of some products being delayed due to logistics, including labor, trucking and container shortages, port congestion and other shipping disruptions. We have in the past experienced increases in material costs and shortages for some of our products, due in part to higher wages being paid due to labor shortages in China and Vietnam, as well as periodic and unpredictable manufacturing shut-downs due to COVID-19. While we have taken actions to lessen the impact of these supply chain challenges, such as through the use of alternative ports and air freight, such actions resulted in higher costs and there can be no assurance that the actions taken will continue to be effective. We have also increased prices in some cases to help offset increased costs. We can provide no assurance that we will be able to avoid supply chain challenges in the future, or if we face such challenges, that we will be able to increase prices in the future. We also cannot assure that price increases we have already taken will offset the entirety of additional costs we have incurred and may incur in the future to mitigate the supply chain disruption. Further, if we are unable to negotiate favorable carrier agreements, deliver products on time or otherwise satisfy demand for our products, our business may be harmed.

If we are unable to adapt our business to the continued shift to ecommerce, our business may be harmed.

In calendar years 2021 and 2022, ecommerce sales represented approximately 26% of our top four customers overall sales as consumers increasingly purchased our products online as compared to through in-store shopping due to the continued transition to ecommerce accelerated by the shutdown and limited access to retail stores during the COVID-19 pandemic. Ecommerce sales have resulted in retailers holding less inventory, which has caused us to adjust our supply chain. This supply chain is further strained by customers desiring faster delivery at reduced costs. Additionally, if our technology and systems used to support ecommerce order processing are not effective, our ability to deliver products on time on a cost-effective basis may be adversely affected. Failure to continue to adapt our systems and supply chain and successfully fulfill ecommerce sales could harm our business.

The concentration of our retail customer base and continued shift to ecommerce sales means that economic difficulties or changes in the purchasing or promotional policies or patterns of our major customers could have a significant impact on us.

For the year ended June 30, 2022 and for the six months ended December 31, 2022, our top customer generated over 10% of net sales. For the six months ended December 31, 2022, our top customer accounted for approximately 19% of our total net sales, purchased a mix of products comprised of 34% games, 46% music, and 20% movies. For the year ended June 30, 2022, our top customer accounted for 24% of our total net sales, purchased a mix of products comprised of 41% games, 39% music, and 20% movies. Due to our customer concentration, if our top customer were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us, favor competitors or new entrants, change their purchasing patterns, impose unexpected fees on us, alter the manner in which they promote our products or the resources they devote to promoting and selling our products, or return substantial amounts of our products, our business may be harmed.

Our customers do not make binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any customer could reduce its overall purchase of our products and reduce the number and variety of our products that it carries, and the shelf space allotted for our products. In addition, increased concentration among our customers could negatively impact our ability to negotiate higher sales prices for our products and could result in lower gross margins than would otherwise be obtained if there were less consolidation among our customers. Furthermore, the failure or lack of success of a significant retail customer could negatively impact our revenues and profitability.

Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of our key suppliers or service providers could negatively impact our business.

All of the products we offer are manufactured by third-party labels, studios, publishers, and suppliers, and as a result we may be subject to price fluctuations or demand disruptions. Our operating results would be negatively impacted by increases in the costs of the products we offer, and we have no guarantees that costs will not rise. In addition, as we expand into new categories and product types, we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than we have historically seen in our current categories. We may not be able to pass increased costs on to consumers, which could adversely affect our operating results. Moreover, in the event of a significant disruption in the supply of the materials used in the manufacture of the products we offer, we and the vendors that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price.

In addition, products, and merchandise we receive from manufacturers and suppliers may not be of sufficient quality or free from damage, or such products may be damaged during shipping, while stored in our warehouse fulfillment centers or with third-party ecommerce or retail customers or when returned by consumers. We may incur additional expenses and our reputation could be harmed if consumers and potential consumers believe that our products do not meet their expectations, are not properly labeled or are damaged.

We purchase significant amounts from a limited number of suppliers with limited supply capabilities. There can be no assurance that our current suppliers will be able to accommodate our anticipated growth or continue to supply current quantities at preferential prices. An inability of our existing suppliers to provide products in a timely or cost-effective manner could impair our growth and have an adverse effect on our business, financial condition, results of operations and prospects. We generally do not maintain long-term supply contracts with any of our suppliers and any of our suppliers could discontinue selling to us at any time.

The loss of any of our other significant suppliers, or the discontinuance of any preferential pricing or exclusive incentives they currently offer to us could have an adverse effect on our business, financial condition, results of operations and prospects.

We continually seek to expand our base of product suppliers, especially as we identify new markets. We also require our new and existing suppliers to meet our ethical and business partner standards. Suppliers may also have to meet governmental and industry standards and any relevant standards required by our consumers, which may require additional investment and time on behalf of suppliers and us. If any of our key suppliers becomes insolvent, ceases or significantly reduces its operations or experiences financial distress, as a result of the COVID-19 pandemic or otherwise, or if any environmental, economic or other outside factors impact their operations. If we are unable to identify or enter into distribution relationships with new suppliers or to replace the loss of any of our existing suppliers, we may experience a competitive disadvantage, our business may be disrupted and our business, financial condition, results of operations and prospects could be adversely affected.

Our principal suppliers currently provide us with certain incentives such as extended payment terms, volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives would increase our costs and could reduce our ability to achieve or maintain profitability. Similarly, if one or more of our suppliers were to offer these incentives, including preferential pricing, to our competitors, our competitive advantage would be reduced, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We face significant inventory risk.

In addition to risks described elsewhere relating to fulfillment network and inventory optimization by us and third parties, we are exposed to significant inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, spoilage, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we manufacture and/or sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components requires significant lead-time and prepayment, and they may not be returnable. We carry a broad selection and significant inventory levels of certain products, and at times we are unable to sell products in sufficient quantities or to meet demand during the relevant selling seasons. If our inventory forecasting and production planning processes result in higher inventory levels exceeding the levels demanded by customers or should our customers decrease their orders with us, our operating results could be adversely affected due to costs of carrying the inventory and additional inventory write-downs for excess and obsolete inventory. Any one of the inventory risk factors set forth above may adversely affect our operating results.

If our third-party suppliers’ labels, studios, and publishers do not comply with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.

Our reputation and our consumers’ willingness to purchase our products depend in part on our suppliers’ labels, studios, publishers, and other suppliers, and retail partners’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail partners and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or retail partners fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.

Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.

We primarily rely on two major vendors for our shipping requirements. If we are not able to negotiate acceptable pricing and other terms with these two vendors or one of the two experiences performance problems or other difficulties, it could negatively impact our operating results and our consumer or retail partner experience. Shipping vendors may also impose shipping surcharges from time to time. In addition, our ability to receive inbound inventory efficiently and ship products to consumers and retailers may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, trade embargoes, customs and tax requirements and similar factors. For example, strikes at major international shipping ports have in the past impacted our supply of inventory from our third-party labels, studios, publishers, and suppliers, and the escalating trade dispute between the United States and China has and may in the future lead to increased tariffs, the revocation of current tariff exclusions for certain of our products, which may restrict the flow of the goods from China to the United States. We are also subject to risks of damage or loss during delivery by our shipping vendors. If our products are not delivered in a timely fashion or are damaged or lost during the delivery process, our consumers could become dissatisfied and cease shopping on our site or retailer or third-party ecommerce sites, which could have an adverse effect on our business, financial condition, operating results and prospects.

We are subject to risks related to online payment methods, including third-party payment processing-related risks.

We currently accept payments using a variety of methods, including checks, ACH, wire transfers, credit card, debit card, PayPal, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements, fraud, and other risks. We also rely on third parties to provide payment processing services, and for certain payment methods, we pay interchange and other fees, which may increase over time and raise our operating costs and affect ability to achieve or maintain profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard, or PCI-DSS, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we (or a third-party processing payment card transactions on our behalf) suffer a security breach affecting payment card information, we may have to pay onerous and significant fines, penalties and assessments arising out of the major card brands’ rules and regulations, contractual indemnifications or liability contained in merchant agreements and similar contracts, and we may lose our ability to accept payment cards for payment for our goods and services, which could materially impact our operations and financial performance.

Furthermore, as our business changes, we may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. As we offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements and fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments.

We also occasionally receive orders placed with fraudulent data and we may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the underlying money transfer amount. If our charge-back rate becomes excessive, card associations also may require us to pay fines or refuse to process our transactions. To mitigate credit card fraud, we use Kount to score all credit card orders for risk of fraud. In addition, we may be subject to additional fraud risk if third-party service providers or our employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction.

If any of these events were to occur, our business, financial condition, results of operations and prospects could be adversely affected.

We rely on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products or services.

We do not own or operate any manufacturing facilities. We use multiple third-party suppliers and labels, studios, publishers, suppliers based primarily in the United States, China and Mexico and other countries to a lesser extent, to manufacture and supply all of the products we offer and sell.

We engage many of our third-party suppliers and labels, studios, publishers, suppliers on a purchase order basis and in most cases are not party to long-term contracts with them. The ability and willingness of these third parties to supply and manufacture the products we offer, and sell may be affected by competing orders placed by other companies and the demands of those companies. If we experience significant increases in demand or need to replace a significant number of existing suppliers or manufacturers, there can be no assurance that additional supply and manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer will allocate sufficient capacity to us in order to meet our requirements. Furthermore, our reliance on suppliers and manufacturers outside of the United States, the number of third parties with whom we transact and the number of jurisdictions to which we sell complicates our efforts to comply with customs duties and excise taxes; any failure to comply could adversely affect our business.

In addition, quality control problems, such as the use of materials and delivery of products that do not meet our quality control standards and specifications or comply with applicable laws or regulations, could harm our business. Quality control problems could result in regulatory action, such as restrictions on importation, products of inferior quality or product stock outages or shortages, harming our sales and creating inventory write-downs for unusable products.

We have also outsourced minute portions of our fulfillment process, as well as certain technology-related functions, to third-party service providers. Specifically, we are dependent on third-party vendors for credit card processing, and we use third-party hosting and networking providers to host our sites. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices we expect, or the costs and disruption incurred in changing these outsourced functions to being performed under our management and direct control or that of a third party, could have an adverse effect on our business, financial condition, results of operations and prospects.

We are party to short-term contracts with some of our retail and ecommerce partners, and upon expiration of these existing agreements, we may not be able to renegotiate the terms on a commercially reasonable basis, or at all.

Further, our third-party labels, studios, publishers, suppliers and retail and ecommerce partners may:

➢	have economic or business interests or goals that are inconsistent with ours;
➢	take actions contrary to our instructions, requests, policies or objectives;
➢	be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet our production deadlines, quality standards, pricing guidelines and product specifications, and to comply with applicable regulations, including those regarding the safety and quality of products;
➢	have financial difficulties;

➢	encounter raw material or labor shortages;
➢	encounter increases in raw material or labor costs which may affect our procurement costs;
➢	encounter difficulties with proper payment of custom duties or excise taxes;
➢	disclose our confidential information or intellectual property to competitors or third parties;
➢	engage in activities or employ practices that may harm our reputation; and
➢	work with, be acquired by, or come under control of, our competitors.

The maturity of our Credit Facility, along with the Company’s losses from operations and negative cash generated from operations for the six-month period ended December 31, 2022, has raised substantial doubt regarding our ability to continue as a going concern.

Our Credit Facility with Bank of America has a maturity date of September 29, 2023, and we have been unable to maintain a certain minimum fixed charged ratio to comply with the financial covenants associated as defined in the Credit Facility. Without generating sufficient cash flow from operations, access to other sources of liquidity or an extension of the existing credit facility, along with the fact that the Company has experienced losses from operations and negative cash generated from operations for the six-month period ended December 31, 2022, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If we need to seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

Alliance’s existing and any future indebtedness could adversely affect its ability to operate its business.

On June 30, 2022, the credit line with Bank of America was amended for the current period which ends September 29, 2023 and increased from $175 million to $225 million with a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America SOFR rate plus 2.11% (Libor rate plus 2% is the prior agreement). As of December 31, 2022, the interest rate was 6.41% (SOFR 4.30% plus a spread of 2.11%). As of December 31, 2021, the interest rate was 2.25% (Libor .25% plus a spread of 2%) with borrowing above the contracted Libor at 4.25% (Base Rate 3.25% plus a spread of 1%). The weighted average interest rate on the revolver for six months ended December 31, 2022, and year ended June 30, 2022 was 6.90% and 2.76%, respectively.

All assets (with certain capitalized lease exceptions) and interest in assets of the Company are pledged as collateral under the Loan and Security Agreement, dated as of February 21, 2017, by and among Alliance, Bank of America, N.A. and the other parties thereto, as amended, restated, supplemented, included or otherwise modified in writing from time to time (the “Credit Facility”). In addition, the Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility. As disclosed in Note 9 to the Company’s condensed consolidated financial statements, during the second quarter ended December 31, 2022, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Facility. In addition, there is a commitment fee of 0.25% for unused credit line with fees for year ended June 30, 2022, and 2021 of $100 thousand and $300 thousand, respectively. Availability at December 31, 2022, was $48.3 million with an outstanding revolver balance of $176.7 million. Because of the event of default, the lenders are under no obligation to fund any loan, arrange for the issuance of any letter of credit, or grant any other accommodation to or for the benefit of the Company. Availability on December 31, 2021 was $49.3 million with an outstanding revolver balance of $125.7 million.

Revolver balance consists of the following at:

($in thousands)	December 31, 2022	June 30, 2022
Bank of America Revolving Credit Facility	$176.740	$136,176
Less: Deferred Finance Costs	(125)	(208)
Revolving Credit, Net	$176,615	$135,968

Alliance’s outstanding indebtedness, including any additional indebtedness beyond our borrowings from Bank of America, combined with its other financial obligations and contractual commitments could have significant adverse consequences, including:

➢	requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, potential acquisitions, international expansion, new product development, new enterprise relationships and other general corporate purposes;
➢	increasing our vulnerability to adverse changes in general economic, industry and market conditions;
➢	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;
➢	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and
➢	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We intend to satisfy our current and future debt service obligations with our then existing cash and cash equivalents. However, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under the Credit Facility or any other debt instruments. Failure to make payments or comply with other covenants under our existing credit facility or such other debt instruments could result in an event of default and acceleration of amounts due, which would have a material adverse effect on our business. As disclosed in Note 9 to the Company’s condensed consolidated financial statements, during the second quarter ended December 31, 2022, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement.

Covenants and events of default under Alliance’s Credit Facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

Alliance’s Credit Facility contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest,

Alliance obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. This non-compliance resulted in events of default under the Credit Facility. As a result of this non-compliance as of the balance sheet date and periods thereafter, the Company had classified the outstanding balance of the Credit Facility Net of $135,968 as a current liability as of June 30, 2022. In addition, as further described in Note 17 to the Company’s condensed consolidated financial statements, the Company determined that it incorrectly classified the revolving credit facility, net, as a non-current liability instead of as a current liability on its condensed consolidated financial statements for the three months ended September 30, 2022. The Company determined that such financial statements were materially misstated and should be restated.

As disclosed in Note 9 to the Company’s condensed consolidated financial statements, during the second quarter ended December 31, 2022, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement. The Company is in negotiations with its lender to obtain a waiver for non-compliance. We cannot provide any assurance that our lender will provide us with a waiver for the current event of default related to the non compliance with the Fixed Charge Coverage Ratio, or for any future instances of non-compliance. The failure to maintain compliance with covenant requirements if not waived by our lender causes the outstanding borrowings to be in default and payable on demand, which would have a material adverse effect on us and our ability to continue as a going concern.

A breach of the covenants under the Credit Facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Facility could permit the lenders under the Credit Facility to terminate all commitments to extend further credit under the Credit Facility. Furthermore, if we were unable to repay the amounts due and payable under the Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lender accelerates the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. You should read our more detailed descriptions of the Credit Facility set forth in this prospectus and in our filings with the Securities and Exchange Commission, as well as the documents themselves which are also filed as exhibits to the registration statement to which this prospectus forms a part, for further information about these covenants.

Government efforts to combat inflation, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs.

Inflation has risen on a global basis, the United States has been experiencing historically high levels of inflation, and government entities have taken various actions to combat inflation, such as raising interest rate benchmarks. Government entities may continue their efforts, or implement additional efforts, to combat inflation, which could include among other things continuing to raise interest rate benchmarks and/or maintaining interest rate benchmarks at elevated levels. Such government efforts, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs on our credit line with Bank of America and have material adverse effect on our business, financial condition and results of operations.

Our success is dependent on the efforts and dedication of our officers and other employees.

Our officers and employees are at the heart of all our efforts. It is their skill, innovation and hard work that drive our success. We compete with many other potential employers in recruiting, hiring, and retaining our management team and our many other skilled officers and employees around the world. The increasing prevalence of remote work creates further challenges in retaining employees as some employees desire more flexibility in their employment and the ability to work remotely opens up more employment opportunities. The impact of failing to retain key employees can be high due to loss of key knowledge and relationships, loss of creative talent, lost productivity, hiring and training costs, all of which could result in lower profitability. We cannot guarantee that we will recruit, hire or retain the key personnel we need to succeed.

Our future success will depend on the leadership of our key executives such as Mr. Bruce Ogilvie, our Executive Chairman, and Mr. Jeff Walker, our Chief Executive Officer. Mr. Ogilvie and Mr. Walker are executives of other companies, including GameFly Holdings, Inc. GameFly is a customer of Alliance. Alliance uses GameFly’s Lakewood, California warehouse to ship and fulfill products for Alliance’s customers. A Conflict of interest may arise with respect to their allocation of business time and such conflicts may not be resolved in Alliance’s favor. Our loss of key management or other employees, inability to drive success through our new leaders, or our inability to retain or hire talented people with the skill sets we need for our diverse and changing business, could significantly harm our business.

If we fail to develop diverse top talent, we may be unable to compete, and our business may be harmed.

To compete successfully, we must continuously develop a diverse group of talented people. We promote a diverse and inclusive work environment. To that end, we have set goals and objectives with respect to hiring and retention of talented, diverse employees, who we believe will foster new ideas and perspectives that will benefit our business. Competition for diverse talent is intense. We cannot guarantee we will achieve our goals or that our actions will result in expected benefits to our business.

Alliance has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

Alliance has entered into transactions with related parties, including our two principal stockholders. We have entered into transactions with companies owned by Bruce Ogilvie and Jeffrey Walker, including Gamefly Holdings, LLC. For the six months ended December 31, 2022, and 2021, Alliance made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $2.3 million and $4.8 million respectively. During the years ended June 30, 2022, 2021 and 2020, Alliance made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $7.1 million, $5.3 million, and $2.5 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts payable to GameFly are at fair market value. Although the agreement between Alliance and GameFly can be terminated by either party at any time, given Mr. Ogilvie’s and Mr. Walker’s positions with Alliance as Executive Chairman and Chief Executive Officer, respectively. We may in the future enter into additional transactions with entities in which majority shareholders, executive officers and members of our board of directors and other related parties hold ownership interests. See “Certain Relationships and Related Party Transactions.”

Transactions with such related parties present potential for conflicts of interest, as the interests of the third-party owned related entity and its shareholders may not align with the interests of our stockholders with respect to the negotiation of, and certain other matters. For example, conflicts of interest may arise in connection with decisions regarding the structure and terms of the GameFly contract, contractual remedies, events of default and dealings with customers.

Pursuant to our related party transactions policy, all additional material related party transactions that we enter into require either (i) the unanimous consent of our audit committee or (ii) the approval of a majority of the members of our board of directors. See “Certain Relationships and Related Party Transactions —  Policies and Procedures for Related Party Transactions”. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

Our business may be harmed if we are unable to protect our critical intellectual property rights.

Our intellectual property, including our trademarks and tradenames, copyrights, patents, and rights under our license agreements and other agreements that establish our intellectual property rights and maintain the confidentiality of our intellectual property, is of critical value. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to valuable intellectual property in the U.S. and around the world. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property in the U.S. and around the world. In addition, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights, as well as the risk of unauthorized third parties copying and distributing our entertainment content or leaking portions of planned entertainment content. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Similarly, third parties may claim ownership over certain aspects of our products, productions or other intellectual property. Our failure to successfully protect our intellectual property rights could significantly harm our business and competitive position.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our sales or profitability.

We rely extensively on various information technology systems and software applications to manage many aspects of our business, including product development, management of our supply chain, sale and delivery of our products, royalty and financial reporting and various other processes and transactions. We are critically dependent on the integrity, security and consistent operations of these systems and related back-up systems. These systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware and other cybersecurity breaches, catastrophic events such as hurricanes, fires, floods, earthquakes, tornadoes, acts of war or terrorism and usage errors by our employees or partners. The efficient operation and successful growth of our business depends on these information systems, including our ability to operate them effectively and to select and implement appropriate upgrades or new technologies and systems and adequate disaster recovery systems successfully. The failure of our information systems or third-party hosted technology to perform as designed or our failure to implement and operate them effectively could disrupt our business, require significant capital investments to remediate a problem or subject us to liability.

If our electronic data is compromised our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the United States and in the cloud. This data relates to all aspects of our business, including current and future products and entertainment under development, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. Cyber-attacks are increasing in their frequency, sophistication and intensity, and are becoming increasingly difficult to detect. They are often carried out by motivated, well-resourced, skilled and persistent actors, including nation states, organized crime groups, “hacktivists” and employees or contractors acting with malicious intent. Cyber-attacks could include the deployment of harmful malware and key loggers, ransomware, a denial-of-service attack, a malicious website, the use of social engineering and other means to affect the confidentiality, integrity and availability of our technology systems and data. Cyber-attacks could also include supply chain attacks, which could cause a delay in the manufacturing of our products. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

The global coronavirus outbreak or other similar outbreaks of communicable infections, diseases, or public health pandemics in the markets in which we and our employees, consumers, customers, partners, licensees, suppliers and manufacturers operate, could substantially harm our business.

The global outbreak of the coronavirus which continues to adversely impact global populations, and any other variants or outbreaks of communicable infections, diseases or other adverse public health conditions in markets in which we, our employees, consumers, customers, partners, licensees, licensors, suppliers and manufacturers operate, could have a significant negative impact on our business, revenues and profitability. The occurrence of these types of events can result, and in the case of the coronavirus has resulted in, disruptions and damage to our business, caused by a number of factors:

➢	difficulties in shipping and distributing products due to ongoing port capacity, and labor, shipping container and truck transportation shortages, resulting in higher costs for both ocean and air freight and delays in the availability of products, which can result in delayed sales and in some cases result in lost sales. These and other disruptions are expected to continue in 2022;
➢	disruptions in supply of products, due to closures or reductions in operations at third-party manufacturing facilities across several geographies including, but not limited to, China, Vietnam, and the United States;
➢	adverse sales impact due to changes in consumer purchasing behavior and availability of products to consumers, resulting from retail store closures, limited reopening of retail stores and limitations on the capacity of ecommerce channels to supply additional products;
➢	fluctuations in our performance based on the progress of different countries in controlling the coronavirus and the maturity of e-commerce platforms in those markets;
➢	limited production of live-action scripted and unscripted entertainment content due to the hard stop and soft reopening of production studios;
➢	delays or postponements of entertainment productions and releases of entertainment content both internally and by our partners;
➢	increases in entertainment production costs due to measures required to minimize COVID-19 risks; and
➢	challenges of working remotely.

We have reopened our offices, providing employees flexibility in their return to the office by working partially in the office and partially remote. We have taken measures to safely bring additional workers back to the office, including a return to fully remote work when variants emerge which increase infection rates significantly in areas where we do business. The transition back from fully remote work to partial remote and partial in person may be difficult for some employees. We are actively soliciting feedback and making modifications to provide our employees with a productive and safe environment, and plan to continue to monitor employee efficiency, satisfaction, and morale as we continue to transition. There can be no assurance that employees will not have some disruption in their work due to the transition. Changes in flexible working arrangements could impact employee retention, employees’ productivity and morale, strain our technology resources and introduce operational risks. Additionally, the risk of cyber-attacks or other privacy or data security incidents may be heightened as a result of our moving increasingly towards a remote working environment, which may be less secure and more susceptible to hacking attacks.

The impact of coronavirus outbreak continues to be fluid and uncertain, and while vaccines are being rolled out, it is still difficult to forecast the final impact it could have on our future operations. If our business experiences prolonged occurrence of adverse public health conditions due to the coronavirus or other similar outbreaks, we believe our business could be substantially harmed.

Adverse economic conditions in the markets in which we and our employees, consumers, customers, suppliers and manufacturers operate could negatively impact our ability to produce and ship our products, and lower our revenues, margins and profitability.

Various economic conditions in the markets we, our employees, consumers, customers, suppliers and manufacturers operate, could have a significant negative impact on our revenues, profitability and business. The occurrence of adverse economic conditions can result in manufacturing and other work stoppages, slowdowns and delays; shortages or delays in production or shipment of products or raw materials; delays or reduced purchases from customers and consumers; and other factors that cause increases in costs or delay in revenues. Inflation, such as what consumers in the U.S. and other economies are experiencing, can cause significant increases in the costs of other products which are required by consumers, such as gasoline, home heating fuels, or groceries, may reduce household spending on the discretionary products and entertainment we offer. Weakened economic conditions, higher interest rates, lowered employment levels or recessions may also significantly reduce consumer purchases of our products and spending on entertainment. Economic conditions may also be negatively impacted by terrorist attacks, wars and other conflicts, such as the war in Ukraine, natural disasters, increases in critical commodity prices or labor costs, or the prospect of such events. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could significantly harm our revenues and profitability.

Our success and profitability not only depend on consumer demand for our products, but also on our ability to produce and sell those products at costs which allow for us to make a profit. Rising fuel and raw material prices, due to inflation or otherwise, for paperboard and other components such as resin used in plastics or electronic components, increased transportation and shipping costs, and increased labor costs in the markets in which our products are manufactured all may increase the costs we incur to produce and transport our products, which in turn may reduce our margins, reduce our profitability and harm our business.

Changes in U.S., global or regional economic conditions could harm our business and financial performance.

Our financial performance is impacted by the level of discretionary consumer spending in the markets in which we operate. Reductions in stimulus payments provided to consumers, high inflation and rising interest rates on credit cards could impact discretionary spending. Recessions, credit crises and other economic downturns, or disruptions in credit and financial markets in the U.S. and in other markets in which we operate can result in lower levels of economic activity, lower employment levels, less consumer disposable income, and lower consumer confidence. Similarly, reductions in the value of key assets held by consumers, such as their homes or stock market investments, can lower consumer confidence and consumer spending power. Any of these factors can reduce the amount which consumers spend on the purchase of our products and entertainment. This in turn can reduce our revenues and harm our financial performance and profitability.

Our quarterly and annual operating results may fluctuate due to seasonality in our business.

Sales of our music, video movies, video games and other entertainment products are seasonal, with an increase of retail sales occurring during the period from September through December for the holiday season. This seasonality for our consumer products business has increased over time, as retailers become more and more efficient in their control of inventory levels through quick response or just in time inventory management techniques, including the use of automated inventory replenishment programs. Further, ecommerce continues to grow significantly and accounts for a higher portion of the ultimate sales of our products to consumers. Ecommerce retailers tend to hold less inventory and take inventory closer to the time of sale to consumers than traditional retailers. As a result, customers are timing their orders so that they are being filled by suppliers, such as us, closer to the time of purchase by consumers. While these techniques reduce a retailer’s investment in inventory, they increase pressure on suppliers like us to fill orders promptly and thereby shift a significant portion of inventory risk and carrying costs to the supplier. This can also result in our losing significant revenues and earnings if our supply chain is unable to supply product to our customers when they want it.

The level of inventory carried by retailers may also reduce or delay retail sales resulting in lower revenues for us. If we or our customers determine that one of our products is more popular at retail than was originally anticipated, we may not have sufficient time to procure and ship enough additional products to fully meet consumer demand. Additionally, the logistics of supplying more product within shorter time periods increases the risk that we will fail to achieve tight and compressed shipping schedules, which also may reduce our sales and harm our financial performance. These risks have been exacerbated in 2021 and 2022 and continuing into 2023 due to the global supply chain challenges we have faced due to logistics, including labor, trucking and container shortages, port congestion and other shipping disruptions.

Our entertainment business is also subject to seasonal variations based on the timing of music, television, film, gaming content releases. Release dates are determined by several factors, including the timing of holiday periods, geographical release dates and competition in the market, and more recently, the timing of release dates has been affected by the pandemic.

This seasonal pattern of our business requires significant use of working capital, mainly to purchase inventory during the months prior to the holiday season, and requires accurate forecasting of demand for products during the holiday season in order to avoid losing potential sales of popular products or producing excess inventory of products that are less popular with consumers. Our failure to accurately predict and respond to consumer demand, resulting in under producing popular items and/or overproducing less popular items, would reduce our total sales and harm our results of operations.

As a result of the seasonal nature of our business, we would be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a natural disaster, a terrorist attack, economic shock or pandemic that harms the retail environment or consumer buying patterns during our key selling season, or by events such as strikes or port delays or other supply chain challenges that interfere with the shipment of goods, particularly from the Far East, during the critical months leading up to the holiday shopping season.

If we incurred any significant impairment charges, our net earnings would be reduced.

Declines in the profitability of acquired brands or our decision to reduce our focus or exit these brands may impact our ability to recover the carrying value of the related assets and could result in an impairment charge. Similarly, declines in our profitability may impact the fair value of our reporting units, which could result in a write-down of our goodwill and consequently harm our net earnings.

Changes in foreign currency exchange rates can significantly impact our reported financial performance.

Our small global operations mean we transact business in many different jurisdictions with many different currencies. As a result, if the exchange rate between the U.S. dollar and a local currency for an international market in which we have significant sales or operations changes, our financial results as reported in U.S. dollars, may be meaningfully impacted even if our business in the local currency is not significantly affected. Similarly, our expenses can be significantly impacted, in U.S. dollar terms, by exchange rates, meaning the profitability of our business in U.S. dollar terms can be negatively impacted by exchange rate movements which we do not control. Depreciation in key currencies may have a significant negative impact on our revenues and earnings as they are reported in U.S. dollars.

Our indebtedness may limit our availability of cash, cause us to divert cash to fund debt service payments or make it more difficult to take certain other actions.

We operate the business with an asset-based line of credit to fund working capital to support our Accounts Receivables and our Inventory purchases.

➢	make it more difficult and/or costly for us to pay or refinance our debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;
➢	require a substantial portion of our available cash to be used for debt service payments, thereby reducing the availability of our cash to fund working capital, capital expenditures, development projects, acquisitions or other strategic opportunities, dividend payments, share repurchases and other general corporate purposes;
➢	make it more difficult for us to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes and result in higher interest expense, which could be further increased in case of current or future borrowings subject to variable rates of interest;
➢	require that materially adverse terms, conditions, or covenants be placed on us under our debt instruments, which could include, for example, limitations on additional borrowings or limitations on our ability to create liens, pay dividends, repurchase our common stock or make investments, any of which could hinder our access to capital markets or our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive industry conditions; and
➢	jeopardize our ability to pay our indebtedness if our business experienced a severe downturn.

If we were unable to obtain or service our other external financings, or if the restrictions imposed by such financing were too burdensome, our business would be harmed.

Due to the seasonal nature of our business, in order to meet our working capital needs, particularly those in the second and third quarters of each year, we rely on a revolving credit agreement which provides for a $225,000,000 committed revolving asset-based loan Credit Facility. The Credit Facility contains certain restrictive covenants setting forth leverage and coverage requirements, and certain other limitations typical of an investment grade facility. These restrictive covenants may limit our future actions as well as our financial, operating, and strategic flexibility. Additionally, as disclosed in our consolidated financial statements as of and for the year ended June 30, 2022, the Company received a waiver from the lender for non-compliance with certain non-financial covenants as of June 30, 2022, July 31, 2022, and August 31, 2022. The Company is in negotiations with its lender to obtain a waiver for non-compliance with the Fixed Charge Coverage Ratio during the second quarter ended December 31, 2022. This current event of default related to the non-compliance with our debt covenants or non-compliance in the future could result in us being unable to utilize borrowings under the Credit Facility and other bank lines, a circumstance which potentially could occur when operating shortfalls would require supplementary borrowings to enable us to continue to fund our operations. Alliance recently failed to meet the covenant requirements of the Credit Facility, being notified on February 8, 2023 that a fixed charge coverage ratio has been recently breached, with the letter indicating that is subject to a deferred action by the lender.

Not only may our individual financial performance impact our ability to access sources of external financing, but significant disruptions to credit markets in general may also harm our ability to obtain financing. In times of severe economic downturn and/or distress in the credit markets, it is possible that one or more sources of external financing may be unable or unwilling to provide funding to us. In such a situation, it may be that we would be unable to access funding under our existing credit facilities, and it might not be possible to find alternative sources of funding.

We also may choose to finance our capital needs, from time to time, through the issuance of debt securities. Our ability to issue such securities on satisfactory terms, if at all, will depend on the state of our business and financial condition, any ratings issued by major credit rating agencies, market interest rates, and the overall condition of the financial and credit markets at the time of the offering. The condition of the credit markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Variations in these factors could make it difficult for us to sell debt securities or require us to offer higher interest rates in order to sell new debt securities. The failure to receive financing on desirable terms, or at all, could damage our ability to support our future operations or capital needs or engage in other business activities.

If we are unable to generate sufficient available cash flow to service our outstanding debt, we would need to refinance our outstanding debt or face default. We cannot guarantee that we would be able to refinance debt on favorable terms, or at all.

We face additional tax liabilities and collection obligations. Changes in, or differing interpretations of, income tax laws and rules, and changes in our geographic operating results, may impact our effective tax rate.

We are subject to a variety of taxes and tax collection obligations in the U.S. (federal and state) and numerous foreign jurisdictions. We may recognize additional tax expense and be subject to additional tax liabilities, including other liabilities for tax collection obligations due to changes in laws, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework, competition, and other laws and accounting rules in various jurisdictions. Such changes could come about as a result of economic, political, and other conditions. An increasing number of jurisdictions are considering or have adopted laws or administrative practices that impose new tax measures, including revenue-based taxes, targeting online commerce and the remote selling of goods and services. These include new obligations to collect sales, consumption, value added, or other taxes on online marketplaces and remote sellers, or other requirements that may result in liability for third party obligations. For example, non-U.S. jurisdictions have proposed or enacted taxes on online marketplace service revenues. Proliferation of these or similar unilateral tax measures may continue unless broader international tax reform is implemented. Our results of operations and cash flows could be adversely affected by additional taxes imposed on us prospectively or retroactively or additional taxes or penalties resulting from the failure to comply with any collection obligations or failure to provide information about our customers, suppliers, and other third parties for tax reporting purposes to various government agencies. In some cases, we also may not have sufficient notice to enable us to build systems and adopt processes to properly comply with new reporting or collection obligations by the effective date.

We are subject to income taxes in the United States and in United Kingdom tax jurisdictions. We also conduct business activities between our operating units, and we are subject to transfer pricing rules in the United Kingdom in which we operate. There is some degree of uncertainty and subjectivity in complying with transfer pricing rules. Our effective tax rate could be impacted by changes in, or the interpretation of, tax laws, such as those being considered by the current United States administration and other jurisdictions in which we do business, or by changes in the amount of revenue and earnings we derive, or are determined to derive by tax authorities, from jurisdictions with differing tax rates.

In addition, we have been and may be subject to tax examinations by federal, state, and international jurisdictions, and these examinations can result in significant tax findings if the tax authorities interpret the application of laws and rules differently than we do or disagree with the intercompany rates we are applying. We assess the likelihood of outcomes resulting from tax uncertainties. While we believe our estimates are reasonable, the ultimate outcome of these uncertain tax benefits, or results of possible current or future tax examinations, may differ from our estimates and may have a significant adverse impact on our business and operating results.

We are subject to various government regulations, violation of which could subject us to sanctions or otherwise harm our business. In addition, we could be the subject of future product liability suits or merchandise recalls, which could harm our business.

We are subject to significant government regulations, including, in the U.S., under The Consumer Products Safety Act, The Federal Hazardous Substances Act, and The Flammable Fabrics Act, as well as under product safety and consumer protection statutes in our international markets. In addition, certain of our products are subject to regulation by the Food and Drug Administration or similar international authorities. Advertising to children is subject to regulation by the Federal Trade Commission, the Federal Communications Commission, and a host of other agencies globally, and the collection of information from children under the age of 13 is subject to the provisions of the Children’s Online Privacy Protection Act and other privacy laws around the world. The collection of personally identifiable information from anyone, including adults, is under increasing regulation in many markets, such as the General Data Protection Regulation adopted by the European Union, and data protection laws in the United States and in a number of other counties. While we take all the steps, we believe are necessary to comply with these acts and regulations, we cannot assure you that we will be in compliance and, if we fail to comply with these requirements or other regulations enacted in the future, we could be subject to fines, liabilities or sanctions which could have a significant negative impact on our business, financial condition and results of operations. We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. While costs associated with product recalls have generally not been material to our business, the costs associated with future product recalls individually or in the aggregate in any given fiscal year could be significant. In addition, any product recall, regardless of direct costs of the recall, may harm the reputation of our products and have a negative impact on our future revenues and results of operations.

As a multinational corporation, we are subject to a host of governmental regulations throughout the world, including antitrust, employment, customs and tax requirements, anti-boycott regulations, environmental regulations, and the Foreign Corrupt Practices Act. Complying with these regulations imposes costs on us which can reduce our profitability and our failure to successfully comply with any such legal requirements could subject us to monetary liabilities and other sanctions that could further harm our business and financial condition.

We may face increased costs in achieving our sustainability goals and any failure to achieve our goals could result in reputational damage.

We view sustainability challenges as opportunities to innovate and continuously improve our product design and operational efficiencies. We also believe the long-term viability and health of our own operations and our supply chain, and the significant potential for environmental improvements, are critical to our business success. We have set key goals and objectives in this area as described in our business section of this prospectus.

We devote significant resources and expenditures to help achieve these goals. It is possible that we will incur significant expense in trying to achieve these goals with no assurance that we will be successful. Additionally, our reputation could be damaged if we fail to achieve our sustainability goals, or if we or others in our industry do not act, or are perceived not to act, responsibly with respect to the production and packaging of our products.

Our entertainment business involves risks of liability claims for media content, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operation and financial condition.

We are involved in litigation, arbitration or regulatory matters where the outcome is uncertain and which could entail significant expense.

As a larger multinational corporation, we are subject to regulatory investigations, risks related to internal controls, litigation and arbitration disputes, including potential liability from personal injury or property damage claims by the users of products that have been or may be developed by us, claims by third parties that our products infringe upon or misuse such third parties’ property or rights, or claims by former employees for employment related matters. Because the outcome of litigation, arbitration and regulatory investigations is inherently difficult to predict, it is possible that the outcome of any of these matters could entail significant cost for us and harm our business. The fact that we operate in a significant number of international markets also increases the risk that we may face legal and regulatory exposures as we attempt to comply with a large number of varying legal and regulatory requirements. Any successful claim against us could significantly harm our business, financial condition and results of operations.

In particular, on March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Adara Acquisition Corp., Adara Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. At this time, we are unable to estimate potential losses, if any, related to the lawsuit.

Alliance has identified a material weakness in our internal control over financial reporting related to accounting for the classification of the outstanding balance of its revolving credit facility and may identify additional material weaknesses in the future. If we fail to remediate the material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results and may adversely affect investor confidence and business operations.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We identified a material weakness in our internal control over financial reporting related to accounting for the classification of the outstanding balance of the Credit Facility, Net as of June 30, 2022 and December 31, 2022 in the consolidated financial statements included elsewhere in this registration statement. In addition, as further described in Note 17 to the Company’s condensed consolidated financial statements, the Company determined that it incorrectly classified the revolving credit facility, net, as a non-current liability instead of as a current liability on its condensed consolidated financial statements for the three months ended September 30, 2022. The Company determined that such financial statements were materially misstated and should be restated. As disclosed in Note 9 to the Company’s condensed consolidated financial statements, during the second quarter ended December 31, 2022, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement. The company is in negotiations with its lender to obtain a waiver for non-compliance with this covenant. The Company has obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. We cannot provide any assurance that our lender will provide us with a waiver for the current event of default related to the non-compliance with the Fixed Charge Coverage Ratio, or for any future instances of non-compliance. The failure to maintain compliance with covenant requirements if not waived by our lender causes the outstanding borrowings to be in default and payable on demand which would have a material adverse effect on us and our ability to continue as a going concern.

Our management has concluded that this material weakness in our internal control over financial reporting is due to the fact that Alliance is a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented to address the accounting and financial reporting requirements related to certain non-routine transactions, such as the accounting implications resulting from covenant violations.

Our management is in the process of developing a remediation plan and is taking steps to remediate the material weakness. The material weakness will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and our management has concluded, through testing, that these controls are effective. Our management will continue to monitor the effectiveness of our remediation plan and will make the changes it determines to be appropriate. Although we intend to complete this remediation process as quickly as practicable, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating the material weakness.

Furthermore, we cannot assure that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in our internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses. Further, additional weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the listing requirements of the Nasdaq Capital Market following this offering, investors may lose confidence in the accuracy and completeness of our financial reporting, our stock price may decline as a result and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Prior to the Business Combination, Adara had accounted for its outstanding Warrants as a warrant liability and following the Business Combination, Alliance is required to determine the value warrant liability for the Private Warrants quarterly, which could have a material impact on Alliance’s financial position and operating results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants.

As a result, included on Adara’s balance sheet as of December 31, 2022, contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within the Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Following the Business Combination, although Alliance has determined that the Public Warrants will be treated as equity, Alliance is required to continue to recognize the changes in the fair value of the Private Warrants from the prior period, if any, in its operating results for the current period, which could have a material impact on Alliance’s financial position and operating results.

We will incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition, and results of operations.

As a public company, we will face increased legal, accounting, administrative and other costs, and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require Alliance to carry out activities Alliance has not done previously. For example, Alliance will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), Alliance could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Alliance’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with Alliance’s status as a public company may make it more difficult to attract and retain qualified persons to serve on Alliance’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities. These increased costs will require Alliance to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Alliance’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact its business.

Alliance is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, upon Alliance no longer qualifying as a “non-accelerated filer” Alliance will be required to provide ‘s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Alliance as a privately held company. We may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements applicable to us after the Business Combination. If Alliance is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Since Alliance currently qualifies as an “non-accelerated filer” and “smaller reporting company” within the meaning of the Securities Act, it could make Alliance’s securities less attractive to investors and may make it more difficult to compare Alliance’s performance to the performance of other public companies.

Alliance qualifies as an “non-accelerated filer” and a “smaller reporting company” as defined in Rule 405 promulgated under the Securities Act and Rule 12b-2 promulgated under the Exchange Act. As such, Alliance will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

Moreover, smaller reporting companies may choose to present only the two most recent fiscal years of audited financial statements in their Annual Reports on Form 10-K. Since Alliance’s public float exceeded $75 million as of December 31, 2022, and it has revenues greater than $100 million, Alliance will be an accelerated filer as of June 30, 2023, but will continue to qualify as a smaller reporting company until its public float as of the end of its second fiscal quarter exceeds $250 million, regardless of the level of its revenues.

Investors may find the Class A common stock less attractive because Alliance will rely on these exemptions, which may result in a less active trading market for our Class A common stock and its price may be more volatile.

Alliance’s management has limited experience in operating a public company.

Alliance’s executive officers have limited experience in the management of a publicly traded company. Alliance’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Alliance. Alliance may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for Alliance to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Alliance will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Alliance.

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Alliance will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Warrants shall be deemed to have notice of and to have consented to the forum provisions in the warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Alliance may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Alliance may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to a Warrant holder, thereby making the Warrants worthless.

Alliance has the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which Alliance gives proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable, Alliance may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification. Alliance will use its best efforts to register or qualify such shares of Class A common stock under the blue-sky laws of the state of residence in those states in which the Warrants were offered in the IPO. Redemption of the outstanding warrants could force holders (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell Warrants at the then-current market price when the holder might otherwise wish to hold Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. None of the Private Warrants will be redeemable by Alliance so long as they are held by the Sponsor or its permitted transferees.

If Warrant holders exercise Public Warrants on a “cashless basis,” they will receive fewer shares of Alliance common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants is not effective by April 11, 2023, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Alliance shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available; if that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. Third, if Alliance calls the Public Warrants for redemption, Alliance’s management will have the option to require all holders that wish to exercise Warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

Risks Related to Investing in Our Class A Common Stock

Concentration of ownership among Alliance’s executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of April 11, 2023, the executive officers and directors and their affiliates collectively beneficially owned, directly, or indirectly, excluding the Contingent Consideration Shares, approximately 97.0% of the outstanding Class A common stock.

As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of our Certificate of Incorporation and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in Alliance’s stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

An active trading market may not develop for our securities, and you may not be able to sell your Class A common stock at or above the offering price per share.

Prior to this offering for our Class A common stock, our Class A common stock was quoted on the OTC Pink Open Market. We have applied to list our Class A common stock on the Nasdaq Capital Market. However, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our Class A common stock or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of Class A common stock at the time you wish to sell them, at a price that is attractive to you, or at all.

The trading market for our Class A common stock in the future could be subject to wide fluctuations in response to several factors, including, but not limited to:

➢	actual or anticipated variations in our results of operations;
➢	our ability or inability to generate revenues or profit;
➢	the number of shares in our public float; and
➢	increased competition.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Class A common stock. Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our Class A common stock. The offering price per share has been determined through negotiation between us and representatives of the underwriter and may not be indicative of the market prices that prevail after this offering. You may not be able to sell your Class A common stock at or above the offering price per share.

We might not be able to obtain or maintain the listing of our Class A common stock on the Nasdaq Capital Market.

We have applied to list our Class A common stock on the Nasdaq Capital Market. However, there can be no assurance that we will be able to obtain or maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our Class A common stock might cease to trade on the Nasdaq Capital Market, and may move to the OTCQB or OTC Pink Open Market operated by OTC Markets Group, Inc. These quotation services are generally considered to be less efficient, and to provide less liquidity, than the Nasdaq Capital Market.

Our management has broad discretion in the use of proceeds from our offering and our use may not produce a positive rate of return.

We intend to use all of the net proceeds of this offering for working capital and general capital purposes, including payment of outstanding accounts payable. Our management has broad discretion over the specific use of the net proceeds we received in our offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we received in our offering effectively, our business, results of operations, and financial condition could be harmed.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your investment.

The initial public offering price is substantially higher than the net tangible book value per share of our securities. Investors purchasing shares of Class A common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares in this offering will incur immediate dilution of $          per share, based on the initial public offering price of $          per share.

If securities or industry analysts do not publish or cease publishing research or reports about Alliance, its business, or its market, or if they change their recommendations regarding Alliance’s securities adversely, the price and trading volume of Alliance’s securities could decline.

The trading market for Alliance’s securities will be influenced by the research and reports that industry or securities analysts may publish about Alliance, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Alliance. If no securities or industry analysts commence coverage of Alliance, Alliance’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Alliance change their recommendation regarding Alliance’s shares of common stock adversely, or provide more favorable relative recommendations about its competitors, the price of Alliance’s shares of common stock would likely decline. If any analyst who may cover Alliance were to cease coverage of Alliance or fail to regularly publish reports on it, Alliance could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Because we have no current plans to pay cash dividends on Alliance’s common stock for the foreseeable future, you may not receive any return on investment unless you sell Alliance’s common stock for a price greater than that which you paid for it.

Alliance may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of Alliance’s board of directors and will depend on, among other things, Alliance’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that Alliance’s board of directors may deem relevant. In addition, Alliance’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Class A common stock unless you sell your shares of common stock for a price greater than that which you paid for it.

Alliance may issue additional shares of Class A common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Class A common stock.

As of the date of this prospectus, Alliance has Warrants outstanding to purchase an aggregate of 9,920,000 shares of common stock. Pursuant to Alliance’s 2023 Omnibus Equity Incentive Plan, Alliance may issue an aggregate of up to 600,000 shares of Class A common stock, which amount may be subject to increase from time to time. For additional information about this plan, please read the discussion under the heading “Alliance’s Executive Compensation — Employee Benefit Plans.” Alliance may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

➢	existing stockholders’ proportionate ownership interest in Alliance will decrease;
➢	the amount of cash available per share, including for payment of dividends in the future, may decrease;

➢	the relative voting strength of each previously outstanding common stock may be diminished; and
➢	the market price of the Class A common stock may decline.

Anti-takeover provisions in the Certificate of Incorporation and under Delaware law could make an acquisition of Alliance, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove Alliance’s then current management.

The Certificate of Incorporation contains provisions that may delay or prevent an acquisition of Alliance or a change in its management. These provisions may make it more difficult for stockholders to replace or remove members of its board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by its stockholders to replace or remove its current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Class A common stock. Among other things, these provisions include:

➢	the limitation of the liability of, and the indemnification of, its directors and officers;
➢	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders;
➢	a prohibition on actions by its stockholders by written consent; and
➢	the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because Alliance is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with Alliance for a period of three years after the date of the transaction in which the person acquired 15% or more of Alliance’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with Alliance, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for Alliance’s common stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of Securities  —  Certain Anti-Takeover Provisions of Delaware Law and the Existing Certificate of Incorporation and Bylaws.”

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of Alliance, actions against our directors, officers, other employees or stockholders for breach of a fiduciary duty owed by any officer, director or other employee of Alliance or Alliance’s shareholders, any action asserting a claim against Alliance, its directors, officers or other employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or By-laws and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm Alliance’s business, operating results and financial condition.

The Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, The Certificate of Incorporation provides that, unless Alliance consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is, however, t uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our Class A common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure are able to purchase additional Class A common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

We may issue additional shares of Class A common stock or preferred shares under the 2023 Plan, which would dilute the interest of our stockholders.

Pursuant to the Certificate of Incorporation, Alliance’s authorized capital stock shall consist of 490,000,000 shares of Class A common stock, 60,000,000 shares of Alliance Class E common stock and 1,000,000 shares of preferred stock. We may issue a substantial number of additional shares of common stock or shares of preferred stock under the 2023 Plan. The issuance of additional common stock or preferred shares:

➢	may significantly dilute the equity interest of holders of Class A common stock;
➢	may subordinate the rights of holders of shares of common stock if one or more classes of preferred stock are created, and such shares of preferred stock are issued, with rights senior to those afforded to Class A common stock;
➢	could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
➢	may adversely affect prevailing market prices for the Class A common stock and/or Warrants.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock in this offering will be approximately $         million (or approximately $      million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $     per share, the last reported sale price of our common stock on the OTC Pink Open Market on          , 2023, and after deducting underwriting discounts and commissions and offering expenses payable by us.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes including to pay outstanding accounts payable.

A $1.00 increase or decrease in the assumed public offering price of $        per share would increase or decrease the net proceeds from this offering by approximately $       million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of        in the number of shares of common stock offered by us would increase or decrease our net proceeds by approximately $         million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. Our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Class A common stock and Public Warrants are currently quoted on the OTC Pink Open Market under the symbols “AENT” and “AENTW,” respectively. Prior to the consummation of the Business Combination, our Common Stock and Public Warrants were listed on the NYSE American under the symbols “ADRA” and “ADRA.WS,” respectively. Prior to the Closing, there was no established public trading market for Legacy Alliance common stock. As of April 11, 2023, we had 49,167,170 shares of Class A common stock issued and outstanding held of record by 39 holders, and warrants to purchase an aggregate of 9,920,000 shares of Class A common stock outstanding held of record by 39 holders.

Dividends

We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment, and we have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that we may deem relevant. We do not anticipate declaring any cash dividends to holders of the Class A common stock in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

Description of Registrant’s Securities

A description of our capital stock is in the section entitled “Description of Securities.”

CAPITALIZATION

The following table shows Alliance’s cash and cash equivalents and capitalization as of December 31, 2022:

➢	on an actual basis;
➢	on a pro forma basis to give effect to the Business Combination
➢	on a pro forma as adjusted basis giving effect to this offering and the application of the net proceeds therefrom (assuming no exercise of the over-allotment option).

You should read the data set forth in the table below in conjunction with “Use of Proceeds,” appearing elsewhere in this prospectus, as well as our unaudited financial statements of Legacy Alliance for the six months ended December 31, 2022 and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this prospectus.

	December 31, 2022
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$1,374	$1,116	$
Indebtedness:
Revolving Credit Facility, net	$176,615	176,615
Debt, non-current	8,252	8,252
Total Indebtedness	184,867	184,867
Stockholders’ Equity:
Common stock 1,000 shares authorized, 900 shares issued and outstanding (actual), 0 shares issued and outstanding (pro-forma and pro forma adjusted)	—
Class A common stock, $0.0001 par value, 490,000,000 shares (pro forma and pro forma adjusted) authorized; 49,167,170 (pro forma) and (as adjusted) issued and outstanding shares		6
Class E common stock, $0.0001 par value, 60,000,000 shares (pro forma and pro forma adjusted) authorized; 60,000,000 shares (pro forma and pro forma adjusted) issued and outstanding
Paid-in capital	46,592	88,235
Treasury stock 57 shares carried at cost	(2,674)	—
Accumulated other comprehensive loss	(66)	(66)
Retained earnings	48,643	—
Total Stockholders’ Equity	92,495	88,175
Total Capitalization	$277,362	$273,042	$

The total above excludes:

➢	9,920,000 shares of Class A Common Stock reserved for issuance upon exercise of the Warrants at an exercise price of $11.50 per share
➢	up to 60,000,000 shares of Class A Common Stock issuable upon conversion of the Contingent Consideration Shares of the Triggering Events are satisfied
➢	shares of Class A Common Stock available for issuance under the 2023 Plan; and
➢	shares of Class A common stock reserved for issuance upon exercise of Representative Warrants to be issued to the representative of the underwriters upon the consummation of this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our pro forma net tangible book value (deficit) as of December 31, 2022 was $(24.7) million, or $(0.50) per share. Pro forma net tangible book value per share is our total tangible assets less our total liabilities and dividing the difference by the number of common stock deemed to be outstanding, after giving effect to the Business Combination (the “Pro Forma Adjustments”).

After giving further effect to our (i) issuance and sale of         shares of our Class A common stock in this offering, based upon the assumed initial public offering price of $       per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us totaling approximately $         million of net proceeds; our pro forma as adjusted net tangible book value as of December 31, 2022, would have been $         million, or $        per share of Class A common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $         per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $           per share to new investors purchasing shares of Class A common stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of Class A common stock. The following table illustrates this dilution:

Public offering price per share of Class A common stock		$
Pro forma net tangible book value per share as of December 31, 2022 before this offering	(0.50)
Increase in pro forma as adjusted net tangible book value per share attributable to investors in this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution per share to new Class A common stock investors in this offering		$

If the underwriters exercise their option to purchase additional shares of our Class A common stock in full, the pro forma as adjusted net tangible book value after the offering would be $         per share, the increase in pro forma as adjusted net tangible book value per share to existing stockholders would be $          per share and the dilution in pro forma as adjusted net tangible book value to new investors would be $        per share.

Except as otherwise indicated, the discussion and the tables above assumes no exercise of the underwriters’ option to purchase additional shares of our common stock and excludes:

➢	9,920,000 shares of Class A common stock reserved for issuance upon exercise of the Warrants at an exercise price of $11.50 per share; and
➢	up to 60,000,000 shares of Class A common stock issuable upon conversion of the Contingent Consideration Shares of the Triggering Events are satisfied
➢	shares of Class A common stock available for issuance under the 2023 Plan; and
➢	shares of Class A common stock reserved for issuance upon issuance of Representative Warrants to be issued to the representative of the underwriters upon the consummation of this offering.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Adara and Alliance adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business”, which is herein referred to as Article 11.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022, combines the historical balance sheet of Adara and the historical consolidated balance sheet of Alliance on a pro forma basis as if the Business Combination had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of Adara and Alliance on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:

➢	the accompanying notes to the unaudited pro forma condensed combined financial statements;
➢	the historical audited financial statements of Adara as of and for the year ended December 31, 2022, and the related notes, which are included in this Registration Statement;
➢	the historical unaudited condensed consolidated financial statements of Alliance as of December 31, 2022, and for the year then ended and the related notes, which are not included or incorporated by reference in this Registration Statement;
➢	other information relating to Adara and Alliance contained in this Registration Statement.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following, which reflects actual redemptions by Adara’s Public Shareholders:

	Shares	%
Adara Class A common stockholders (Public Shareholders)	167,170	0.3
Adara Class A common stockholders (Sponsor)	1,500,000	3.1
Former Alliance stockholders(1)	47,500,000	96.6
Shares outstanding	49,167,170	100%
1)	This presentation does not account for 60,000,000 shares that are subject to certain performance vesting terms.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only, and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the post-merger company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022
(Amounts in thousands, except shares and per share amounts)

	Historical				Pro Forma
	US GAAP		Transaction		Condensed
	Adara	Alliance	Adjustments	Notes	Combined
Assets
Current Assets	$18	$1,374	$1,720	1c	$1,116
Cash			(1,996)	1f

Accounts Receivables – Net		170,851			170,851
Inventory		175,322			175,322
Other Current Assets	3	9,431	(2,864)	1f	6,570
Related Party Receivable		0			0
Total Current Assets	21	356,978	(3,140)		353,859
Property & Equipment – Net		10,732			10,732
Operating Lease Right-Of-Use Assets		6,612			6,612
Intangible Assets		25,768			25,768
Goodwill		87,151			87,151
Marketable securities held in Trust Account	117,809	—	(116,089)	1b	—
			(1,720)	1c
Other Assets		305			305
Deferred Tax Asset		8,680			8,680
Total Assets	$117,830	$496,226	$(120,949)		$493,107

	Historical				Pro Forma
	US GAAP		Transaction		Condensed
	Adara	Alliance	Adjustments	Notes	Combined
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable		$193,801			$193,801
Accrued Expenses	1,643	12,418	(1,500)	1f	12,561
Revolving Credit Facility		176,615			176,615
Promissory Note	502				502
Current Portion of Seller Note		—			—
Current Portion of Obligations Under Capital Lease		—			—
Current Portion of Operating Lease Obligations		3,456			3,456
Income Tax Payable	264	0			264
Total Current Liabilities	2,409	386,290	(1,500)		387,199
Long-Term Liabilities
Deferred Tax Liability		5,271			5,271
Debt – Non-Current		8,252			8,252
Long-Term Portion of Operating Lease Obligations		3,918			3,918
Warrant Liabilities	694	—	(402)	1h	292
Total Long-Term Liabilities	694	17,441	(402)		17,733
Total Liabilities	$3,103	$403,731	$(1,902)		$404,932

	Historical				Pro Forma
	US GAAP		Transaction		Condensed
	Adara	Alliance	Adjustments	Notes	Combined
Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 11,500,000 shares at $10.16 per share redemption value	117,141		(116,089)	1b	—
			(1,052)	1b
Stockholders’ Equity
Common stock 1,000 (actual) 900 shared issued and outstanding
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding	—		—	1d	—
Class A New			—	1d	6
			1	1b
			5	1e
Paid-In Capital		46,592	(2,414)	1a	88,235
			1,051	1b
			(5)	1e
			(3,000)	1f
			(2,674)	1e
			(360)	1f	—
			48,643	1g
			402	1h
Treasury stock, 57 shares carried at cost		(2,674)	2,674	1e	—
Retained Earnings	(2,414)	48,643	2,414	1a	—
			(48,643)	1g
Comprehensive Income		(66)			(66)
Total Stockholders’ Equity	(2,414)	92,495	(1,906)		88,175
Total Liabilities and Stockholders’ Equity	$117,830	$496,226	$(120,949)		$493,107

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

YEAR ENDED DECEMBER 31, 2022
(Amounts in thousands, except shares and per share amounts)

	Historical				Pro Forma
	US GAAP		Transaction		Condensed
	Adara	Alliance	Adjustments	Notes	Combined
Net Sales		$1,269,593			$1,269,593
Cost of Sales		1,154,600			1,154,600
Gross Margin		114,993	—		114,993
Operating Expenses:
Fulfillment Services		66,283			66,283
Technology		12,897			12,897
Sales & Marketing		30,579			30,579
General & Administrative	$2,608	$14,801	$(120)	2a	17,289
Depreciation & Amortization	—	7,052			7,052
Transaction Costs		1,038	360	2c	1,398
IC DISC		6,477			6,477
Gain on sale of PPE	—	(3)			(3)
Total Operating Expenses	2,608	139,124	240		141,972
Operating Income (Loss)	(2,608)	(24,131)	(240)		(26,979)

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

YEAR ENDED DECEMBER 31, 2022
(Amounts in thousands, except per share amounts)

	Historical				Pro Forma
	US GAAP		Transaction		Condensed
	Adara	Alliance	Adjustments	Notes	Combined
Non Operating Income (Expenses):
Interest		(8,218)			(8,218)
Interest earned on marketable securities held in Trust Account	1,649		(1,649)	2b	—
Change in fair value of warrants liabilities	4,167		(2,417)	2e	1,750
Total Non-Operating Income (Expenses)	5,816	(8,218)	(4,066)		(6,468)
Income before Income Taxes	3,208	(32,349)	(4,306)		(33,447)
Provision for Income Taxes	(264)	8,417	453	2d	8,606
Net Loss	$2,944	$(23,932)	$(3,853)		$(24,841)
Supplemental Data
Weighted average shares outstanding:
Basic shares outstanding	14,375	1			49,167
Diluted shares outstanding	14,375	1			49,167
Basic and Diluted earnings (Loss) per share:
Basic earnings (Loss) per share	$0.20	$(26,591)			$(0.51)
Diluted earnings (Loss) per share	$0.20	$(26,591)			$(0.51)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Adara is treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Alliance issuing stock for the net assets of Adara, accompanied by a recapitalization. The net assets of Adara are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022, gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, gives pro forma effect to the Business Combination, as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022, has been prepared using, and should read in conjunction with, the following:

➢	Adara’s audited balance sheet as of December 31, 2022, and the related notes, included in this Registration Statement
➢	Alliance’s unaudited condensed consolidated balance sheet as of December 31, 2022, and the related notes, included in this Registration Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, has been prepared using, and should be read in conjunction with, the following:

➢	Adara’s audited statement of operations for the year ended December 31, 2022, and the related notes, included in this Registration Statement
➢	Alliance’s audited consolidated statement of operations for the year ended June 30, 2022, and the related notes, included in this Registration Statement, adjusted for the unaudited condensed consolidated statements of operations for the six months ended December 31, 2022, and 2021, included in this Registration Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Adara and Alliance.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited proforma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11, which requires the presentation of adjustments for the accounting for the transaction and provides management with the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. Management has elected to only present transaction accounting adjustments and other pro forma adjustments, in the following unaudited pro forma condensed combined financial information. There were no intercompany transactions between Adara and Alliance that would require adjustment to these pro forma financial statements for any of the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

1.	The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022, are as follows:
a.	Reflects the elimination of Adara’s historical accumulated deficit upon consummation of the Business Combination.
b.	Reflects actual redemptions where public stockholders holding 11,332,830 shares of the Adara Class A common stock exercised their right to redeem such shares in February 2023. The redemption price in these pro forma financial statements is approximately $10.24 in order to show the actual proceeds that remain in the Trust Account after redemption. However, the actual redemption price was approximately $10.28 which reflects additional earnings in the Trust Account between December 31, 2022 and February 8, 2023.
c.	Reflects the reclassification of investments held in the Trust Account to cash and cash equivalents that resulted from the consummation of the Business Combination.
d.	Reflects the conversion of all outstanding shares of Adara Class B common stock to Adara Class A common stock and the forfeiture of 1,375,000 Class B shares pursuant to the Business Combination.
e.	Reflects the cancelation and conversion of each then-outstanding share of Alliance common stock and Treasury stock into the number of shares of Adara Class A common stock to be received.
f.	Reflects the payment of estimated transaction costs of approximately $5,160,000 ($3,000,000 for Alliance and $2,160,000 for Adara). Costs include legal, financial advisory and other professional fees related to the Business Combination. In connection with the reverse recapitalization treatment, Alliance’s transaction costs are recorded as reductions to additional paid-in capital. Adara’s expected net transaction costs, including $60,000 for amounts paid to the underwriter related to retaining Public Shareholder funds in the merged entity, are recorded through the statement of operations and treated as an increase to accumulated deficit that is reclassified to additional paid-in capital upon consummation of the merger.

g.	Reflects recording the fair value of the 60,000,000 shares of Class E stock (20,000,000 Tranche 1, 20,000,000 Tranche 2 and 20,000,000 Tranche 3) that is subject to performance vesting (treated as an equity award). The value was estimated using a Monte Carlo valuation model and was recorded as an increase in APIC and decrease in retained earnings as it is treated like a dividend. Retained earnings was only reduced to -0-, and not for the entire estimated value of approximately $313 million. Management acknowledges that US GAAP does not specifically address the accounting for dividends that exceed retained earnings, and that there is diversity in practice. Therefore, management has elected an accounting policy to not reduce retained earnings below $0, and to reduce APIC by the excess amount. Assumptions used to estimate fair value are as follows:

	Tranche 1	Tranche 2	Tranche 3
Common stock value	$10.18	$10.18	$10.18
Exercise price	$0.00	$0.00	$0.00
Contractual stock price threshold	$20.00	$30.00	$50.00
One-touch barrier	$22.13	$33.26	$55.39
Expiration date	12/31/2027	12/31/2029	12/31/2032
Expected item	5.00	7.00	10.00
Risk-free rate	3.95%	3.92%	3.84%
Dividend	0.00%	0.00%	0.00%
Volatility	37.9%	37.9%	37.9%
Value of an up-and-in barrier option	$6.02	$5.10	$4.52
Fair value per share	$6.02	$5.10	$4.52

h.To reflect the reclassification of the Public warrants to permanent equity.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

2.	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, are as follows:
a.	Reflects the elimination of Adara’s administrative services fee paid to certain related parties of Adara that ended upon consummation of the Business Combination and therefore would not have been incurred if the Business Combination was consummated on January 1, 2022.
b.	Reflects the elimination of interest and dividends on investments held in the Trust Account, which includes interest income and dividends earned related to the investments held in the Trust Account of Adara that would not have been earned if the Business Combination was consummated on January 1, 2022.
c.	Reflects approximately $2,160,000 of non-recurring Adara transaction costs related to the Business Combination to be incurred through the close of the transaction. Approximately $360,000 of these transaction costs are not reflected in Adara’s historical financial statements and are adjusted for in the proforma statement of operations and will be expensed as incurred. Approximately $60,000 of the costs relate to fees that are paid to Adara’s underwriter, calculated as 3.5% of the funds in the Trust Account which were not redeemed by Adara Class A Common Stockholders.
d.	Reflects the income tax effect related to the pro forma adjustments, at an estimated effective tax rate of 24%.
e.	Reflects the reversal of the change in fair value of the Public warrants which were reclassified to permanent equity.

Income per Share

Represents the net income per share calculated using the historical basic and diluted weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred as of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares to be issued and outstanding upon the consummation of the Business Combination have been outstanding for the entire periods presented.

Basic and diluted net loss per share attributable to the holders of Adara common stock are as follows:

For the year ended December 31, 2022
Pro forma net loss attributable to common stockholders	$(24,841,000)
Pro forma weighted average shares calculation, basic and diluted:
Adara Class A common stockholders (Public Shareholders)	167,170
Adara Class B common stockholders (Sponsor)	1,500,000
Former Alliance stockholders	47,500,000
Pro forma weighted average shares outstanding – basic and diluted(1)	49,167,170
Net loss per share – basic and diluted(1)	$(0.51)
1)	Weighted average shares outstanding are the same for basic and diluted earnings per share because all 9,920,000 warrants are considered antidilutive. Also excludes the 60,000,000 contingent shares that are subject to performance conditions after the merger because they are not considered outstanding for the earnings per share calculations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The objective for the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is to provide information the Company’s management team believes is necessary to achieve an understanding of its financial condition and the results of business operations with particular emphasis on the Company’s future and should be read in conjunction with the Company’s audited consolidated financial statements, and footnotes.

This analysis contains forward-looking statements concerning the Company’s performance expectations and estimates. Other than statements with historical context, commentary should be considered forward-looking and carries with it risks and uncertainties. See “Statement Regarding Forward-Looking Statements” and Part I, Item 1A. Risk Factors, of this Form S-1 for a discussion of other uncertainties, risks and assumptions associated with these statements.

Alliance is a leading global wholesaler, direct-to-consumer (“DTC”) distributor and e-commerce provider for the entertainment industry. Alliance serves as the gateway between well-known international branded manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others, and leading retailer customers in the United States and internationally, including Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl's, Target and Shopify, among others. The Company distributes its physical media, entertainment products, hardware, and accessories through an established multi-channel strategy. The Company currently sells its products that it is allowed to export in more than 100 countries around the world.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 425,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys, and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

Acquisition

Alliance has a proven history of successfully acquiring and integrating competitors and complementary businesses. The company will continue to evaluate opportunities to identify targets that meet strategic and economic criteria.

On September 30, 2020, Alliance purchased the stock of COKeM International, a video games distribution company. The merged entity expanded and diversified AEC’s portfolio of products, increased revenues, and enabled scale and fixed cost leverage. Following the transaction, Alliance continues to manage as a single operating segment.

On July 1, 2022, Alliance purchased the assets and liabilities of Think3Fold, Inc, a collectibles distribution company. This acquisition resulted in increased shelf space at our largest customer and expanded our product offerings.

On February 10, 2023, Alliance, Adara and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara Following the consummation of the Merger on the closing of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation).

While the legal acquirer in the Business Combination Agreement was Adara, for financial accounting and reporting purposes under U.S. GAAP, Legacy Alliance was the accounting acquirer and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by Adara for Legacy Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Alliance in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Alliance became the historical consolidated financial statements of the combined company, and Adara’s assets, liabilities and results of operations were consolidated with Legacy Alliance beginning on the acquisition date. Operations prior to the Business Combination was presented as those of Legacy Alliance in future reports. The net assets of

Novus were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

Upon consummation of the Business Combination, the most significant change in Legacy Alliance’s future reported financial position and results of operations was an increase in paid in capital of $41.6 million and a decrease in retained earnings of $48.6 million as compared to Legacy Alliance’s consolidated balance sheet at December 31, 2022. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Our future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

Impact of Covid-19

Early in calendar year 2020, management quickly responded to the Covid-19 pandemic by implementing policies and procedures to monitor and protect employees with daily temperature checks, protective breathing equipment, and deep facility cleaning. These protocols have continued to keep our employees safe and allowed us to maintain uninterrupted operations. Non-operating personnel continue to have the option to work remotely depending upon applicable local guidelines and employee preference. The Company monitors Center for Disease Control and Prevention, state, and local guidelines in each jurisdiction to ensure compliance and employee safety.

We maintained uninterrupted operations during the pandemic; however, macroeconomic conditions and supply chain disruptions resulted in downstream shocks. The most pronounced consequences were the exorbitant international shipping costs for arcades and the incremental Marketing Development Funds in the form of customer rebates. The disruptions in the transportation industry resulted in higher landed costs and a $8.2 million write down was recorded for units sold and an $7.1 million write down for units on-hand. In addition, customer rebates of approximately $12.2 million were incurred to spur demand for arcades. Finally, $3.1 million of incremental storage costs was realized to warehouse excess arcade inventory.

While there is risk of another Covid variant and a subsequent increase in positive cases and employee exposure, Covid-19 also presents risk to our supply chain. However, we have reduced our supply chain exposure by changing the inventory mix to less non-domestic products. The management team is actively monitoring internal and external factors and assessing the potential impact on its financial performance, liquidity, operations, and workforce; however, the full extent of the risk is uncertain.

Key Performance Indicators

Management monitors and analyzes key performance indicators to evaluate financial performance, including:

Net Revenue: To derive Net Revenue, the Company reduces total gross sales by customer returns, returns reserve, and allowances including discounts.

Cost of Revenues (excluding depreciation and amortization): Our cost of revenues reflects the total costs incurred to market and distribute products to customers. Changes in cost are impacted primarily by sales volume, product mix, product obsolescence, freight costs, and market development funds (“MDF”).

Operating Expenses: Our Operating Expenses are the direct and indirect costs associated with the distribution and fulfillment of products and services. They include both Distribution and Fulfillment and

Selling, General and Administrative Expenses: The Distribution and Fulfillment Expenses are the payroll and operating expenses associated with the receipt, warehousing, and distribution of product. The Selling, General and Administrative Expenses are payroll and operating costs for Information Technology, Sales & Marketing, and General & Administrative functions. In addition, we include Depreciation and Amortization expenses and Transaction Costs, if applicable.

Balance Sheet Indicators: The Company views cash, product inventory, accounts payable, and working capital as key indicators of its financial position.

Alliance Entertainment Holding Corporation

Results of Operations Three Months Ended December 31, 2022, Compared to Three Months Ended

December 31, 2021

	Three	Three
	Months	Months
	Ended	Ended
	December 31,	December 31,
($ in thousands except shares)	2022	2021
Net Revenues	$445,162	$538,445
Cost of Revenues (excluding depreciation and amortization)	424,265	465,407
Operating Expenses
Distribution and Fulfillment Expense	20,365	19,947
Selling, General and Administrative Expense	15,044	15,831
Depreciation and Amortization	1,529	2,064
Transaction Costs	367	34
IC DISC Commissions	1,444	2,767
(Gain) Loss on Disposal of Fixed Assets	(3)	—
Total Operating Expenses	38,746	40,643
Operating (Loss) Income	(17,849)	32,395
Other Expenses
Interest Expense, Net	3,544	1,008
Total Other Expenses	3,544	1,008
(Loss) Income Before Income Tax (Benefit) Expense	(21,393)	31,387
Income Tax (Benefit) Expense	(5,878)	7,533
Net (Loss) Income	(15,515)	23,854
Net (Loss) Income per Share – Basic and Diluted	$(17.24)	$26.50
Shares Used in Computing Net (Loss) Income per Share	900	900

Net Revenue:   Year-over-year, total Net Revenues decreased from $538 million to $445 million (-$93 million or -17%) for the three months ended December 31, 2022. Along with other Retailers and Distributors in the United States, we are not immune to the macroeconomic headwinds caused by increased inflation and interest rates. Our business to business (“B2B”) customer base, which are primarily retailers, are reacting relatively conservatively with their inventory positions due to economic uncertainty and those retailers have their own inventory supply chain challenges. Our direct to consumer (“DTC”) channels are facing constant competition and it’s important for our merchants to keep investing while keeping a tight rein on inventories. Our B2B wholesale customer base revenue was down 19% over prior year due to their relatively rigorous inventory management. For the three months ended December 31, 2022, our DTC omni-channel sales decreased 7% though our Direct2You division outperformed with sales up 22% year over year.

Year-over-year, for the three months ended December 31, 2022, gaming products revenue, consistent with the overall decline, decreased 20% to $207 million, and vinyl sales decreased 2% to $101 million. Combined, for the three months ended December 31, 2022, gaming and vinyl revenue totaled $308 million and 69% of our revenue mix compared to $360 million and 67% of total revenue in the prior year. While we captured an increase in the average selling price in Gaming, it was not enough to offset the negative impact of decreased volume. The average selling price of Vinyl was down marginally and partially offset by increased volume. Consumer Products, including revenue from our July 1, 2022 acquisition of Think3Fold, increased from $18 million to $28 million ($10 million, 56%) versus prior year. We benefited from an increase in both the average selling price and volume. As the popularity of collectibles grows, an increasing number of musicians, celebrities, sport organizations, and content providers are expanding their portfolio of merchandise as a way to connect with their audiences. Music Compact Disc’s (CD’s) experienced a 3% decline in average price and the decline in volume resulted in a 30% year-over-year revenue decline. We expect this trend for CDs to continue due to the popularity and growth of on-line streaming services. Similarly, physical movie sales declined 29% year over year as the average price increase was not enough to offset the reduction of volume.

Cost of Revenues:   Total cost of revenues, excluding depreciation and amortization, decreased from $465 million to $424 million ($41 million or 9%) year over year primarily due to the direct relation of product costs to sales volume. Gross Margin dollars declined as a result of lower sales and a lower overall product margin of 5% compared to 14% prior year. The gross margin decline of 9% points for the three months ended December 31, 2022, over the same period prior year, was primarily due to an inventory adjustment to address the exorbitant landed cost experienced during supply chain disruptions related to Covid and reduced supplier marketing development funds (MDF). The Company recorded an inventory write-down of $7.1 million to reduce its gaming arcades to their estimated net realizable value. The postponement of some theatrical releases delayed MDF in the form of Price Protection. Price Protection is the mechanism used by vendors to stimulate sales when demand slows to reduce the return of product. Also, since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming product typically requires the distributor to bear the risk of slow-moving inventory which may increase the cost of goods sold as a percentage of sales. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases. In addition, higher freight costs negatively impacted the cost of sales due to general rate hikes and incremental fuel surcharges.

Operating Expenses:   Total Operating Expenses as a percentage of net revenue increased year-over-year from 7.5% to 8.7%. Total Distribution and Fulfillment Expense, as a percentage of net revenue, increased from 3.7% to 4.6% for the three months ended December 31, 2022, versus the same period prior year. Fulfillment payroll was $12.6 million for the three months ended December 31, 2022, and $15.0 million for the same period of the prior year. Despite low unemployment rates, the average cost per labor hour is down 5% versus prior year as we increased our throughput rate and reduced our use of overtime. To address the scarcity of labor resources, we are investing in additional warehouse automation in fiscal year 2023 and will continue to use temporary labor forces to manage changes in demand. We believe that for the foreseeable future, there will continue to be upward pressure on labor costs and availability. The primary factor for the increased Fulfillment expenses is storage fees, which amounted to $1.6 million for the three months ended December 31, 2022. This is a temporary expense and will decline as the incremental inventory for this interim space is sold. Total Selling, Administrative, and General costs declined by $0.8 million or 5% versus the same period last year. In addition, for the three months ended December 31, 2022, vs same period prior year, consolidated Depreciation and Amortization expense decreased from $2.1 million to $1.5 million (-$0.5 million or -25%) due to fully depreciated assets and the declining balance method of intangible asset amortization. Transaction Costs for the three months ended December 31, 2022, were $0.4 million due to Think3Fold acquisition related costs. Year over year, the IC DISC Commissions decreased from $2.7 million to $1.4 million due to reduced eligible sales. The owners of the IC-DISC forgave the commission expense for the six-month period ended December 31, 2022, which was recorded as a capital contribution by our shareholders.

Interest Expense:   For the quarter ended December 31, 2022, Interest Expense increased from $1.0 million to $3.5 million ($2.5 million) versus the prior year. The primary driver for the increase was a higher average revolver balance of $184 million and an increase of 3.2% points of effective interest rate to 5.6%.

Income Tax:   For the three months ended December 31, 2022, an income tax benefit of $5.9 million was recorded compared to an expense of $7.5 million for the same period in the prior year. Alliance reported a pretax loss of $21.4 million and pretax net income of $31.4 million for the three months ended December 31, 2022, and 2021, respectively. The annual effective tax rate (“ETR”) for the three months ended December 31, 2022 was 27%.

Non-GAAP Financial Measures:   For the three months ended December 31, 2022, we had non-GAAP Adjusted EBITDA of approximately $(14.5) million compared with Adjusted EBITDA of approximately $37.3 million prior year. Adjusted EBITDA for the three months ended December 31, 2022, includes excessive internal transportation costs of $15.2 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $3.1 million and additional reserves for consumer products inventory of $3.7 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non-recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

Alliance Entertainment Holding Corporation
Results of Operations Three Months Ended December 31, 2022, Compared to
Three Months Ended December 31, 2021

($ in thousands)	Three Months Ended December 2022	Three Months Ended December 2021
Net Income (Loss)	$(15,515)	$23,854
Add back:
Interest Expense	3,544	1,008
Income Tax Expense (Benefit)	(5,878)	7,533
Depreciation and Amortization	1,529	2,064
EBITDA	(16,320)	34,459
Adjustments
IC-DISC	1,444	2,767
Mergers & Acquisition Fees	367	34
Gain\loss on Disposal of PPE	(3)	—
Adjusted EBITDA	$(14,512)	$37,260

Adjusted EBITDA for the three months ended December 31, 2022, includes the following costs:

Excessive International Transportation Costs (Units Sold)	$8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	3,078
Consumer Products Inventory Reserve	3,700
Total	$34,275

Alliance Entertainment Holding Corporation

Results of Operations Six Months Ended December 31, 2022, Compared to Six Months Ended

December 31, 2021

	Six Months	Six Months
	Ended	Ended
	December 31	December 31
($ in thousands except shares)	2022	2021
Net Revenues	$683,862	$831,646
Cost of Revenues (excluding depreciation and amortization)	637,495	717,889
Operating Expenses
Distribution and Fulfillment Expense	35,230	33,207
Selling, General and Administrative Expense	29,777	29,610
Depreciation and Amortization	3,166	4,373
Transaction Costs	1,007	(282)
IC DISC Commissions	2,833	6,263
(Gain) Loss on Disposal of Fixed Assets	(3)	—
Total Operating Expenses	72,010	73,171
Operating (Loss) Income	(25,643)	40,586
Other Expenses
Interest Expense, Net	5,898	1,736
Total Other Expenses	5,898	1,736
(Loss) Income Before Income Tax (Benefit) Expense	(31,541)	38,850
Income Tax (Benefit) Expense	(8,516)	9,324
Net (Loss) Income	(23,025)	29,526
Net (Loss) Income per Share – Basic and Diluted	$(25.58)	$32.81
Shares Used in Computing Net (Loss) Income per Share	900	900

Net Revenue:   Year-over-year, total Net Revenues decreased from $832 million to $684 million (-$148 million or -18%) for the six months ended December 31, 2022. Along with other Retailers and Distributors in the United States, we are not immune to the macroeconomic headwinds caused by increased inflation and interest rates. Our business to business (“B2B”) customer base, which are primarily retailers, are reacting relatively conservatively with their inventory positions due to economic uncertainty and those retailers have their own inventory supply chain challenges. Our direct to consumer (“DTC”) channels are facing constant competition and it’s important for our merchants to keep investing while keeping a tight rein on inventories. Our B2B wholesale customer base revenue was down 19% over prior year due to their relatively rigorous inventory management. For the six months ended December 31, 2022, our DTC omni-channel sales decreased 6% though our Direct2You division outperformed with sales up 13% year over year.

Year over year, for the six months ended December 31, 2022, gaming products revenue decreased 20% to $278 million, and vinyl sales decreased 4% to $167 million. Combined, for the six months ended December 31, 2022, gaming and vinyl revenue totaled $445 million and 65% of our revenue mix compared to $520 million and 63% of total revenue in the prior year. Consumer Products, including revenue from our July 1, 2022, acquisition of Think3Fold, increased from $31 million to $46 million ($15 million, 48%) versus prior year. While we captured an increase in the average selling price in Gaming products ($52.35 vs $43.66), it was not enough to offset the negative impact of decreased volume. The average selling price and volume of Vinyl remained relatively flat. The average selling price increase for consumer product categories increased from $10.97 to $12.55 for the six months ended December 31, 2022, compared to 2021 and volume increased, in part, due to the acquisition of Think3Fold. As the popularity of collectibles grows, an increasing number of musicians, celebrities, sport organizations, and content providers are expanding their portfolio of merchandise to connect with their audiences. Consumer demand for these home entertainment products grows as the popularity of collectibles expands. Music Compact Disc’s (CD’s) maintained their average price; however, the decline in volume resulted in a 26% revenue decline year over year. We expect this trend for CDs to continue due to the popularity and growth of on-line streaming services. Similarly, physical movie sales declined 31% year over year as the average price increase was not enough to offset the reduction of volume.

Cost of Revenues:   Total cost of revenues, excluding depreciation and amortization, decreased from $718 million to $637 million ($81 million or 11%) year-over-year primarily due to the direct relation of product costs to sales volume. Gross Margin dollars declined as a result of lower sales and lower overall product margin of 7% compared to 14% prior year. The gross margin decline of 7% points for the six months ended December 31, 2022, over the same period prior year, was primarily due to an inventory adjustment to address the exorbitant landed cost experienced during supply chain disruptions related to Covid and reduced supplier marketing development funds (MDF). The Company recorded an inventory write-down of $7.1 million to reduce its gaming arcades to their estimated net realizable value. The postponement of some theatrical releases delayed MDF in the form of Price Protection. Price Protection is the mechanism used by vendors to stimulate sales when demand slows to reduce the return of product. Also, since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming product typically requires the distributor to bear the risk of slow- moving inventory which may increase the cost of goods sold as a percentage of sales. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases. In addition, freight costs have increased due to general rate hikes and incremental fuel surcharges.

Operating Expenses:   Total Operating Expenses as a percentage of net revenue increased year-over-year from 8.8% to 10.5%, with the biggest contributor coming from Distribution and Fulfillment expenses. Total Distribution and Fulfillment Expense, as a percentage of net revenue, increased from 4.0% to 5.2% for the six months ended December 31, 2022, versus the same period prior year. Fulfillment payroll was $22.4 million for the six months ended December 31, 2022, and $24.7 million for the same period of the prior year. The average cost per labor hour is down slightly versus prior year. To address the scarcity of labor resources, we are investing in additional warehouse automation in fiscal year 2023 and will continue to use temporary labor forces to manage changes in demand. We believe that for the foreseeable future, there will continue to be upward pressure on labor costs. The primary factor for the increased Fulfillment costs is storage fees, which amounted to $3 million for the six months ended December 31, 2022. This is a temporary expense and will decline quickly as the incremental inventory for this interim space is sold. Total Selling, Administrative, and General costs remained flat versus the same period last year. In addition, for the six months ended December 31, 2022, vs same period prior year, consolidated Depreciation and Amortization expense decreased from $4.4 million to $3.2 million ($1.2 million or -28%) due to fully depreciated assets and the declining balance method of intangible asset amortization. Transaction Costs for the six months ended December 31, 2022, were $1.0 million due to Think3Fold acquisition related costs. Prior year, a favorable $315 thousand was recorded because of the early pay discount on the Seller Note related to the COKeM acquisition. The IC DISC Commissions decreased from $6.3 million to $2.8 million due to decreased eligible sales, and a revised estimation process resulting in a $1.1 million change in the commission for the Year Ended June 30, 2021 expense, which was recorded in the six months ended December 31, 2021. The owners of the IC-DISC elected to forgive the commissions earned for the twelve months ended December 31, 2022. The forgiveness of $6.6 million was recorded as a deemed capital contribution by the Company Stockholders. This expense and commission will be eliminated effective January 1, 2023.

Interest Expense:   For the six months ended December 31, 2022, Interest Expense increased from $1.7 million to $5.9 million ($4.2 million) versus the prior year. The primary driver for the increase was a higher average revolver balance of $176 million and a 2.4% points higher effective interest rate to 3.8%.

Income Tax:   For the six months ended December 31, 2022, an income tax benefit of $8.5 million was recorded compared to an expense of $9.3 million for the same period in the prior year. Alliance reported a pretax loss of $31.5 million and pretax net income of $38.9 million for the six months ended December 31, 2022, and 2021, respectively. The annual effective tax rate (“ETR”) for the six months ended December 31, 2022 was 27%.

Non-GAAP Financial Measures:   For the six months ended December 31, 2022, we had a non-GAAP Adjusted EBITDA of approximately $(18.6) million compared with Adjusted EBITDA of approximately $50.9 million prior year. Adjusted EBITDA for the six months ended December 31, 2022, includes excessive internal transportation costs of $15.2 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $3.1 million and additional reserves for consumer products inventory of $3.7 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non-recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

Alliance Entertainment Holding Corporation

Results of Operations Six Months Ended December 31, 2022, Compared to

Six Months Ended December 31, 2021

($in thousands)	Six Months Ended December 2022	Six Months Ended December 2021
Net Income (Loss)	$(23,025)	$29,526
Add back:
Interest Expense	5,898	1,736
Income Tax Expense (Benefit)	(8,516)	9,324
Depreciation and Amortization	3,166	4,373
EBITDA	(22,477)	44,959
Adjustments
IC-DISC	2,833	6,263
Mergers & Acquisition Fees	1,007	(282)
Gain\loss on Disposal of PPE	(3)	—
Adjusted EBITDA	$(18,640)	$50,940

Adjusted EBITDA for the six months ended December 31, 2022, includes the following costs:

Excessive International Transportation Costs (Units Sold)	$8,241
Excessive International Transportation Costs (On Hand)	7,100
Markdown for Arcades Sold	12,156
Incremental Storage Fees Arcades	3,078
Consumer Products Inventory Reserve	3,700
Total	$34,275

Alliance Entertainment Holding Corporation

Consolidated Statements of Operations and Comprehensive

Income

Fiscal Year Ended June 30, 2022 Compared to

Fiscal Year Ended June 30, 2021

	Year Ended	Year Ended
($ in thousands, except shares)	June 30, 2022	June 30, 2021
Net Revenues	$1,417,377	$1,323,567
Cost of Revenues (excluding depreciation and amortization)	1,234,995	1,140,885
Operating Expenses
Distribution and Fulfillment Expense	64,260	56,885
Selling, General and Administrative Expense	58,110	57,250
Depreciation and Amortization	8,259	11,651
Transaction Costs	(251)	3,509
IC DISC Commissions	9,907	5,394
Loss on Disposal of Property and Equipment	—	87
Total Operating Expenses	140,285	134,775
Operating Income	42,098	47,907
Other Expenses
Interest Expense, Net	4,056	2,938
Total Other Expenses	4,056	2,938
Income Before Provision for Income Tax Expense	38,042	44,969
Income Tax Expense	9,423	10,791
Net Income	28,619	34,178
Other Comprehensive Income
Foreign Currency Translation	7	15
Total Comprehensive Income	$28,626	$34,193
Net Income per Share – Basic and Diluted	$31.80	$37.98
Shares Used in Computing Net Income per Share	900	900
Distributions of Paid in Capital per Share	$—	$7.57

The accompanying notes are an integral part of these consolidated financial statements

Net Revenue:   Year over year, total Net Revenues increased from $1,324 million to $1,417 million ($93 million or 7%) for the year ended June 30, 2022. Our continued upward revenue trajectory is the result of our execution of channel expansion and product diversification. Our capability to serve business-to business (“B2B”) and direct-to-consumer (“DTC”) channels and our investment in the distribution of gaming products and vinyl records provide us the platform to grow organically.

Our investment in the distribution of vinyl records and gaming continues to accelerate revenue growth. Year over year, for the year ended June 30, 2022, gaming products revenue increased 12% to $558 million and vinyl sales 14% to $329 million. Combined, in the fiscal year ended June 30, 2022, gaming and vinyl revenue totaled $887 million and 63% of our revenue mix compared to $786 million and 59% of total revenue in the prior year. Both price and volume had a positive impact in Gaming, Vinyl and Consumer Products.

The average price increase for these categories ranged from 6 to 10% as consumer demand for these home entertainment product categories continue to show strength. Music Compact Disc’s (CD’s) also maintained their pricing strength; however, the decline in volume offset most of the gains resulting in a net 2% growth year over year. We expect this trend for CDs to continue due to the popularity and growth of on-line streaming services. Alternatively, sales revenue for physical movies declined 8% year over year as the increase in volume was not enough to offset the reduction of the average selling price. Physical movie sales showed price erosion because of delayed big “tent-pole” theatrical releases due to Covid 19 which impacted release dates for distribution of new major films during the fiscal year. We expect a significant year over year improvement by the fourth quarter of the calendar year due to new releases.

Cost of Revenues:   Total cost of revenues, excluding depreciation and amortization, increased from $1,141 million to $1,235 million ($94 million or 8%) year over year primarily due to the product costs to support the increase in sales volume. Gross Margin dollars remained relatively flat year over year. However, the aggregate percentage of gross margin decreased from 13.8% to 12.9% primarily due to reduced supplier marketing development funds (MDF) as a percentage of total sales which resulted from a higher mix in gaming products. Since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming product typically requires the distributor to bear the risk of slow-moving inventory which may increase the cost of goods sold as a percentage of sales. MDF is used in indirect sales channels to stimulate sales. The dollar amount and business terms are typically determined through negotiations with suppliers based on several variables including product return rights, sales channel, business objectives, and sell-through rates. The MDF is recognized as a decrease in the cost of sales as the related inventory is sold. Therefore, when less MDF is received, it results in a smaller reduction of cost of sales as that inventory is sold. For the year ended June 30, 2022, supplier funded MDF decreased by approximately $11 million or 1% of sales compared to the year ended June 30, 2021. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases.

Operating Expenses:   Total Operating Expenses increased year over year but declined as a percentage of net revenue from 10.2% to 9.9% as we realize efficiencies from the acquisition of COKeM. Total Distribution and Fulfillment Expense, as a percentage of net revenue, increased from 4.3% to 4.5% in the year ended June 30, 2022 versus the same period prior year. Difficulty in the ability to attract and retain warehouse labor resulted in approximately a 15% increase in the average cost per labor hour during the year ended June 30, 2022 versus the same period prior year, which increased labor costs by approximately $5.6 million. To combat the pressure on the availability and increased costs of warehouse labor, we adopted performance incentives tied to productivity and attendance which increased compensation costs. To address the scarcity of labor resources, we are investing in additional warehouse automation in fiscal year 2023 and will continue to use temporary labor forces to manage changes in demand. We believe that for the foreseeable future, there will continue to be upward pressure on labor costs. As we realize economies of scale and leverage fixed cost, Total Selling, Administrative, and General costs declined as a percentage of net revenue from 4.3% to 4.1%. In addition, year over year consolidated Depreciation and Amortization expense decreased from $11.7 million to $8.3 million (-$3.4 million or -29%) due to fully depreciated assets and declining balance method of intangible asset amortization. Transaction Costs in year ended June 30, 2022 were a favorable $251 thousand because of the early pay discount on the Seller Note related to the COKeM acquisition. For the year ended June 30, 2021, a $3.5 million COKeM acquisition transaction cost was recorded, while the Company did not do an acquisition in FY22. The IC DISC Commissions increased from $5.4 million to $9.9 million due to increased eligible sales and our continuous refinement of the estimation process. The revised estimate resulted in a $1.1 million change in the commission for the year ended June 30, 2021 expense, which was recorded at year end June 30, 2022.

Interest Expense:   For the year ended June 30, 2022, Interest Expense increased from $2.9 million to $4.1 million ($1.2 million or 38%) versus the prior year. The primary driver for the increase was a higher average revolver balance and partial offset with a more favorable effective interest rate.

Income Tax (Benefit) Expense:   Provision for income taxes, effective tax rate and statutory federal income tax rate for the years ended June 30, 2022 and June 30, 2021 were as follows ($ in thousands)

	June 30, 2022	June 30, 2021
Provision for Income Taxes	$9,423	$10,791
Effective Tax Rate	25%	24%
Statutory Federal Income Tax Rate	21%	21%

The Company’s effective tax rates for the years ended June 30, 2022, and June 30, 2021 were higher than the statutory federal income tax rate primarily due to state income taxes.

Net Income:   Net Income for the year ended June 30, 2022, was $28.5 million compared to $34.2 million (-$5.7 million or -17%) in the prior year as detailed in the notes above.

Fiscal Year Ended June 30, 2021 Compared to Fiscal Year Ended June 30, 2020

Alliance Entertainment Holding Corporation

Consolidated Statements of Operations and Comprehensive Income

	Year Ended	Year Ended
($ in thousands, except shares)	June 30, 2021	June 30, 2020
Net Revenues	$1,323,567	$775,596
Cost of Revenues (excluding depreciation and amortization)	1,140,885	656,485
Operating Expenses
Distribution and Fulfillment Expense	56,885	35,877
Selling, General and Administrative Expense	57,250	50,007
Depreciation and Amortization	11,651	15,784
Transaction Costs	3,509	—
IC DISC Commissions	5,394	8,182
Loss on Disposal of Property and Equipment	87	—
Total Operating Expenses	134,775	109,850
Operating Income	47,907	9,261
Other Expenses
Interest Expense, Net	2,938	3,524
Total Other Expenses	2,938	3,524
Income Before Provision for Income Tax Expense	44,969	5,737
Income Tax Expense	10,791	376
Net Income	34,178	5,361
Other Comprehensive Income
Foreign Currency Translation	15	(318)
Total Comprehensive Income	$34,193	$5,043
Net Income per Share – Basic and Diluted	$37.98	$5.96
Shares Used in Computing Net Income per Share	900	900
Distributions of Paid in Capital per Share	$7.57	$—

The accompanying notes are an integral part of these consolidated financial statements

Net Revenue:   Year over year, total Net Revenues increased from $776 million to $1,324 million ($548 million or +71%). Our growth was the result of our execution of channel expansion, product diversification, and the acquisition of COKeM International.

Our unique capability to ship directly to consumers during Covid-related retail closures enabled us to grow our direct-to-consumer (DTC) business as well as our wholesale business lines. Excluding COKeM, DTC increased by 11% and the core wholesale business product lines by 22%. Including the nine months of revenue contribution from the COKeM acquisition, DTC sales increased by 56% and wholesale by 70%.

In FY21, vinyl and gaming revenue totaled $786 million and 59% of our revenue mix compared to prior year of $267 million and 34% of total revenue mix. Our investment in the distribution of vinyl LPs paid off as a shift in consumer demand increased sales by 82% to $288 million. The average selling price of vinyl was down 4% year over year; however, the revenue impact from the 89% increase in volume firmly established our position as the leading distributor of vinyl music. In addition, the acquisition and integration of COKeM International solidified our position in the gaming market and augmented sales with inorganic growth as gaming revenue increased from $109 million to $498 million ($389 million, 358%). The average selling price of gaming products decreased significantly due to the lack of availability of relatively high-priced gaming consoles and mix into the new product lines as a result of the acquisition. While no new material customers were acquired with the acquisition, the diversified product line positioned us to increase customer wallet share and added to our network of premium suppliers.

Our long-established product lines of movies, CD’s, and consumer products showed mixed results. CD sales declined from $165 to $148 million (-$16 million, 10%). The predominate change in revenue was a result of reduced volume due to a change in consumer preference trend during the last three years from CDs to on- line streaming. Physical movie format revenues increased 3% to $288 million, however, average selling prices eroded as, like music, consumer preference shifted to on-line and on-demand platforms. Consumer product revenues increased from $18 million to $41 million ($23 million, 132%) as we expanded our mix to include more collectables.

Cost of Revenues:   Total cost of revenues, excluding depreciation and amortization, increased from $656 million to $1,141 million ($485 million or 74%) year over year primarily because of the physical product purchases to support a 71% increase in sales. And while Gross Margin dollars increased by $64 million or 53% year over year, gross margins decreased from 15.4% to 13.8% primarily due to the revenue mix shift into gaming products which had lower product margins. The acquisition of COKeM increased the revenue for gaming from $109 million to $498 million, or 14% to 38% of total revenue, compared to prior year. As a result, supplier marketing development funds (MDF), as a percentage of net revenue, decreased year over year. Since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming product typically requires the distributor to bear the risk of slow turning products resulting in less availability of marketing development funds, which may increase the costs of goods sold as a percentage of revenue. MDF is used in indirect sales channels to stimulate sales. The dollar amount and business terms are typically determined through negotiations with suppliers based on several variables including product return rights, sales channel, business objectives, and sell-through rates. The MDF is recognized as a decrease in the cost of sales as the related inventory is sold. Therefore, when less MDF is received, it results in a smaller reduction of cost of sales as that inventory is sold. For the year ended June 30, 2021, supplier funded MDF decreased by approximately $5 million or 0.4% of sales compared to the year ended June 30, 2020. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases.

Operating Expenses:   Total operating expenses increased on an absolute basis due to the acquisition of COKeM but declined as a percentage of net revenue from 14.2% to 10.2% year over year as we realized fixed cost leverage and economies of scale of the combined entities. Distribution and Fulfillment Expenses, as a percentage of net revenues, decreased from 4.6% to 4.3%. While improved, difficulty in attracting and retaining warehouse labor during the COVID 19 pandemic resulted in approximately an 18% increase in the average cost per labor hour which increased labor costs by approximately $4.4 million. With the use of temporary labor forces, we flex our capacity to manage changes in demand especially during the holiday season.

SG&A, as a percentage of net revenues, decreased from 6.4% to 4.3% as we realize the benefits of standardized business processes and eliminated duplicative functions. In addition, year-over-year, depreciation and amortization expense decreased from $15.8 million to $11.7 million (-$4.1 million or -26%) due to fully depreciated assets and declining balance method of intangible asset amortization. Transaction costs, from our acquisition of COKeM International, were $3.5 million versus $0 prior year. We do not expect similar costs to reoccur unless another material acquisition is considered.

Interest Expense:   In the fiscal year ended June 30, 2021, interest expense decreased from $3.5 million to $2.9 million (-$0.6 million or -17%) versus the prior year. The primary driver for the decrease was a lower average revolver balance combined with more favorable effective interest rates.

Income Tax (Benefit) Expense:   Provision for income taxes, effective tax rate and statutory federal income tax rate for June 30, 2021 and 2020 were as follows ($ in thousands):

	June 30, 2021	June 30, 2020
Provision for Income Taxes	$10,791	$376
Effective Tax Rate	24%	7%
Statutory Federal Income Tax Rate	21%	21%

The Company’s effective tax rate for June 30, 2021, was higher than the statutory federal income tax rate due primarily to state income taxes. The Company’s effective tax rate for June 30, 2021, was higher compared to June 30, 2020, due primarily to one-time refunds due to net operating loss carrybacks at higher tax rates recognized in the year ended June 30, 2020.

The CARES Act was signed into law on March 27, 2020. Relevant key changes to corporate taxation included revisions to net operating loss (NOL) rules. Under the CARES Act, NOLs arising in tax years beginning after December 31, 2017, and ending before January 1, 2021, may be carried back for five years. The Company applied for Carryback Refund Claims in the U.S. in the second quarter of 2020, reflecting a refund request of $2.5 million related to the decrease in income taxes paid for 2015, 2016 and 2018. Tax refunds of $2.5 million were received in 2021 including interest income of $127,000. Generally, the IRS does not pay interest on carryback claims for refunds within 45 days of filing the refund claim. As the Company’s refunds were received after the 45-day period, additional interest was attached to the tax refund. This interest was recorded as interest income by the Company.

Net Income:   Net income for the year ended June 30, 2021, was $34.2 million compared to $5.4 million (an increase of $28.8 million or 537%) in the prior year. As discussed above, these gains were largely realized due to the acquisition of COKeM which allowed us to enhance our revenue structure and realize operational efficiencies and fixed cost leverage.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity:   As of December 31, 2022 we had cash and cash equivalents and borrowing capacity under the revolving credit facility of $1.4 million and of $48.3 million, respectively. Our primary sources of liquidity are existing cash and cash equivalents, cash provided by operating activities, and borrowings under our credit facilities. On September 29, 2020, the credit line with Bank of America was extended three years and increased from $125 million to $175 million. On June 30, 2022, the credit line with Bank of America was amended for the current period which ends September 29, 2023, and increased from $175 million to $225 million.

	December 31		June 30
(in millions)	2022	2021	2022	2021	2020
Revolver Balance	$177	$118	$136	$54	$46
Availability	48	49	48	95	40

Our principal source of liquidity is our borrowing capacity under the revolving credit facility with Bank of America and cash generated from operations. Management is in active discussions with lenders to renew the revolver and expect to have it in place prior to the expiration of the current term which expires on September 29, 2023. Since we do not have a revised long-term revolver in place, along with the Company’s losses from operations and negative cash generated from operations, there is a substantial doubt as to the Company’s ability to continue as a going concern for one year from the issuance of the December 31, 2022 financial statements. The unaudited condensed consolidated financial statements included herein have been prepared assuming that we will continue as a going concern and do not include mitigation efforts that might result from the outcome of this uncertainty. Mitigation efforts include cost reduction, process efficiencies, and execution of growth and diversification strategies. If we are unable to get an extension of our revolver and implement our mitigation efforts, we may need to alter our operations including ceasing some functions.

As disclosed in Note 9 to the Company’s condensed consolidated financial statements, during the second quarter ended December 31, 2022, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement. Because of this event of default, the lenders are under no obligation to fund any loan, arrange for the issuance of any letter of credit, or grant any other accommodation to or for the benefit of the Company. The company is in negotiations with its lender to obtain a waiver for non-compliance. The Company also obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. We

cannot provide any assurance that our lender will provide us with a waiver for the current event of default related to the non-compliance with the Fixed Charge Coverage Ratio, or for any future instances of non-compliance. The failure to maintain compliance with covenant requirements if not waived by our lender causes the outstanding borrowings to be in default and payable on demand which would have a material adverse effect on us and our ability to continue as a going concern.

Cash Flow:   The following table summarizes our net cash provided by or used on operating activities, investing activities and financing activities for the periods indicated and should be read in conjunction with our consolidated financial statements for the six months ended December 31, 2022 and 2021 and fiscal years ended June 30, 2022, 2021, and 2020.

	Six Months Ended
	December 31		Year Ended June 30
(in thousands)	2022	2021	2022	2021	2020
Net Income (Loss)	$(23,025)	$29,527	$28,619	$34,178	$5,362
Net Cash (Used In) Provided By Operating Activities	(40,660)	(65,605)	(83,554)	74,716	27,390
Investing Activities	1	—	(50)	(66,059)	(5,263)
Financing Activities	40,564	63,371	81,038	(5,977)	(23,353)

For the six months ended December 31, 2022, on a net loss of $23.0 million, the Company’s cash used in operating activities was $40.7 million versus $65.6 million (-$24.9 million) for the six months ended December 31, 2021. The primary drivers, year over year, was a $52.6 million decline in Net Income combined with a $79.3 million decline in Inventory vs. an increase of $74.0 million prior year. Less inventory was required to support sales for the six months ended December 31, 2022 due to the relatively high inventory position on June 30, 2022 because of the supply chain disruptions that occurred in the prior year. As a result, Accounts Payable increased $29.0 million vs. a decrease of $42.3 million prior year because of liabilities related to the Think3Fold acquisition and less pre-paid purchases which were required to support the gaming inventory prior year. In addition, Cash flows from operating activities increased by $9.1 million due to a favorable tax position related to net losses versus an unfavorable position of $0.3 million prior year. The cashflow from investing was marginal due to the combined net working capital structure of the acquisition transaction attributed to Cash Paid for Business Acquisition. Net cash from financing activities declined $40.6 million for the six months ended December 31, 2022 versus an increase of $63.4 million for the same period prior year. The primary reason for the decline was reduced borrowing necessary to maintain desired inventory levels. For the six months ended December 31, 2022, our revolver increased to prepay for arcade gaming products and other inventory.

For the year ended June 30, 2022, on net income of $28.5 million, the Company’s cash used in operating activities was $83.6 million versus $74.7 million provided by operating activities in the year ended June 30, 2021. The predominate difference year over year was a significant increase in inventory and significant decrease in accounts payable this year versus prior year. The most significant impact on cash flow for the year ended June 30, 2022 was the increase in inventory from $141.7 million to $249.4 million or $107.8 million. The higher inventory was primarily the result of our pre-holiday investments in gaming arcades. We made pre-holiday Purchase Order (PO) commitments valued at more than $134 million in the 1st quarter of calendar year 2021; however, the product was not paid for, shipped or received until after June 30, 2021. These direct import manufactured products from China have long lead-times and were delayed in transit due to supply chain issues during Covid-related cargo disruptions across the Pacific. The impact was twofold. First, cargo containers transit times increased from an average of 4 weeks to 12 weeks resulting in missed sales opportunities. And second, shipping container costs increased from approximately $4 thousand to up to $26 thousand per container. Combined, the delays caused us to miss the prime holiday selling season, and increased freight costs resulted in price increases which likely slowed sales, both of which caused an increase in inventories. Approximately $89 million was not received in time for fiscal 2022 peak season bulk shipment. The Pacific cargo supply chain issues, which impacted all industries, have subsequently been resolved, costs have normalized, and we have adequate inventory to fulfill anticipated holiday sales. In addition, accounts payable decreased by $16.1 million in 2022 versus an increase of $18 million in 2021 because the higher inventory position was primarily prepaid gaming products which did not allow us to use accounts payable to support the purchases. Cash used in investing activities was $50 thousand in 2022 compared to $66,059 thousand in 2021. The difference is primarily related to the acquisition of COKeM in 2021 and no acquisitions in 2022. Net cash used in financing activities was $82.2 million primarily driven by the increase in our revolver to prepay for arcade gaming products and other increased inventory positions.

For the fiscal year ended June 30, 2022, we performed the net realizable value test to estimate the cost to hold, sell and transport the inventory. Management concluded based on the test that no write down or reserve for excess or obsolete inventory was required. Our additional holding cost for the excess inventory was estimated at $1.8 million dollars for warehousing, storage, and management of the inventory. There was no liquidation of inventory in the year ended June 30, 2022.

For the year ended June 30, 2021, on Net Income of $34.2 million, the Company generated net cash from operating activities of $74.7 million. The most significant impact on cash flow during fiscal year 2021 was the increase in Net Income generated from the acquisition of COKeM International on September 30, 2020. In addition, accounts payable increased by $18.7 million as we strategically invested in inventory as we integrated the COKeM acquisition and expanded our gaming product portfolio. Cash flows used in investing activities was $65.1 million primarily due to the acquisition of COKeM International. The working capital required to execute the stock purchase was $74.0 million and partial offset by a $8.5 million seller note. Net cash used in financing activities was $6.0 million and despite the acquisition of COKeM, the loan balance only increased by $9.4 million year over year.

In fiscal year 2020, on net income of $5.4 million, the Company generated net cash from operating activities of $27.4 million. The most significant impact on cash flow during fiscal year 2020 was a $28.9 million decrease in our inventory position and an increase in sales partially generated by the acquisition of Mill Creek Entertainment. In addition, accounts payable decreased by $38.8 million as we optimized our inventory positions and managed supply chain issues due to the Company’s conservative approach navigating Covid-19 related uncertainties because of the Covid-19 pandemic. Cash flows used in investing activities was $5.3 million primarily driven by the acquisition of Mill Creek and investment in warehouse equipment. Cash used in financing activities was $23.4 million. Despite the acquisition of Mill Creek, the outstanding loan balance on the revolver decreased by $26.1 million year over year.

Critical Accounting Policies and Estimates

The consolidated financial statements and disclosures have been prepared in accordance with generally accepted accounting principles (GAAP) which requires that management apply accounting policies, estimates, and assumptions that impact the results of operations and the reported amounts of assets and liabilities in the financial statements. Management uses estimates and judgments based on historical experience and other variables believed to be reasonable at the time. Actual results may differ from these estimates under a separate set of assumptions or conditions. Note 1 of the Notes to the Consolidated Financial Statements

includes a summary of the significant accounting policies and methods used by the Company in the preparation of its consolidated financial statements. Management believes that of the Company’s significant accounting policies and estimates, the following involve a higher degree of judgment or complexity:

Inventory and Returns Reserve: Product inventory is recorded at the lower of cost or net realizable value.

The valuation of inventory requires significant judgment and estimates, including evaluating the need for any adjustments to net realizable value related to excess or obsolete inventory to ensure that the inventory is reported at the lower of cost or net realizable value. For all product categories, the Company records any adjustments to net realizable value, if appropriate, based on historical sales, current inventory levels, anticipated customer demand, and general market conditions.

At December 31, 2022 the Company performed a net realizable value analysis to determine if a reserve or write-down was necessary for excess or obsolete inventory. The two most critical assumptions in the analysis were the estimated monthly sales and the average sales price. In the analysis of the average sales price, we considered our master pricing list or alternative approximations of net realizable value including: (a) Estimates based on fluctuations of market price or cost of manufacturing similar items, (b) Invoices for new purchases made after the year-end from the original supplier of the inventory item, if sales prices are not available (replacement cost), and/or (c) Advertised prices on product brochures, also considering possible discounts, costs to complete and sell, and salability. Based on our analysis, management believed that inventory valuations for gaming arcades were too high as of December 31, 2022. As a result, $7.1 million write-down to estimated net realizable value was recorded in cost of goods sold. Prolonged macroeconomic instability in the United States including interest rates, inflation, or supply chain disruption could materially impact our assumptions for net realizable value.

Goodwill and Definite-Lived Intangible Assets, Net: The Company tests its goodwill for impairment only upon the occurrence of an event or circumstances that may indicate the fair value of the entity is less than it’s carrying amount. The Company will test goodwill for impairment at the entity level.

When a triggering event occurs, the Company has an option to first perform a qualitative assessment to determine whether it is more likely than not (i.e., 50% likely) that the fair value of the entity is less than it’s carrying amount. If the Company elects to use the qualitative option, it must decide whether it is more than 50% likely that the fair value of the entity is less than its carrying amount. If so, the one-step impairment test is required. However, if management concludes that fair value exceeds the carrying amount, further testing is unnecessary. Goodwill impairment is calculated as the amount by which the carrying amount of the entity including goodwill exceeds its fair value.

Intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from ten to fifteen years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to fifteen years.

Impairment of Long-Lived Assets: Recoverability of long-lived assets, including property and equipment, goodwill and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the years ended June 30, 2022, 2021, or 2020 or the six months ended December 31, 2022.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed: The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities.

Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included the consolidated statements of operations and comprehensive income.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and interest rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. We do not hold financial instruments for trading purposes.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and trade receivables. The Company believes it is not exposed to any significant credit risk on cash as the Company’s primary cash is bank deposit accounts with high quality financial institutions and, although at times may exceed federally insured limits, is swept to our outstanding loan balance daily. The Company has not experienced any losses in these accounts. To minimize trade receivable risk, credit evaluation of customers is routinely conducted, and ongoing risk assessments performed. In addition, reserves for potential losses for uncollectible accounts are monitored and results are within management’s expectations.

Interest Rate Risk:   Our interest rate risk is primarily related to our outstanding bank revolver. On December 31, 2022, we had our outstanding revolver balance subject to our Credit Facility with Bank of America and therefore exposed to market interest rate risk associated with the interest terms under that facility. We do not currently engage in hedging transactions to manage our exposure to interest rate risk.

Interest rates are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The nature and timing of any changes in such policies or general economic conditions and the effect they may have on the Company are unpredictable. The Company’s indebtedness may also have other important impacts on the Company, including that the Company will be required to utilize cash flow to service the debt, indebtedness may make the Company more vulnerable to economic downturns, and the Company’s indebtedness subjects the Company to covenants, which may place restrictions on its operations and activities, including its ability to pay dividends and take certain other actions.

As of December 31, 2022, the Company had approximately $176.7 million revolver balance under the Credit Facility with Bank of America. Interest on such borrowings accrued at a weighted average rate of 4.76% for the six months ended December 31, 2022. Based on the average outstanding balance for the period, a hypothetical 100 basis point overall increase in the daily interest rates that we pay would increase the Company’s interest expense by approximately $0.4 million per quarter.

Inflation Risk:   Inflation typically affects us by increasing our cost of finished products purchased from studios and manufacturers, freight & shipping costs, and payroll. The short-term impact of inflation on the results of the company’s operations is largely dependent on whether we can pass through incremental cost to our customers, which is subject to market conditions. During fiscal year 2021, we began to experience inflationary pressure on freight and labor. Disruptions in the transportation industry resulted in higher landed costs of $15.3 million, which was recorded as an inventory write down for the six months ended December 31, 2022. Subsequently, cargo container shipping costs have returned to pre-covid levels. More recently, consistent with other retailers and distributors, higher interest rates and energy costs began to affect economic conditions in the United States. Inflation risk may deter consumer spending if economic conditions worsen, and our results of operations could be adversely affected if the high inflation continues for an extended period. We continue to monitor interest rates and believe they will have some impact on operations until they stabilize. Combined, general business conditions and inflationary factors may impact sales, gross profits, and gross margins; however, we do not expect inflation to have a material impact on our ability to execute our long-term strategy.

Change In Registrant’s Certifying Accountant

On February 8, 2023, WithumSmith+Brown PC (“Withum”), Adara’s independent registered public accounting firm prior to the Business Combination, was dismissed as Adara’s independent registered public accounting firm, which dismissal will become effective following the completion of Adara’s audit of the year-ended December 31, 2022, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company, Adara.

Withum’s report on Adara’s balance sheets as of December 31, 2022, 2021 and 2020, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2022 and 2021 and for the period from August 5, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the uncertainty surrounding Adara’s ability to continue as a going concern.

During the period from August 5, 2020 (inception) through the years ended December 31, 2021 and 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than as described immediately below.

On April 12, 2021, the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”), the “Statement.” In the Statement, the SEC indicates its view that certain terms of the warrants issued in connection with a SPAC Initial Public Offering (“Public Warrants”) and private placement warrants typically issued by a SPAC (“Private Warrants”) call for such warrants to be accounted for as liabilities and not as equity. The Company had recorded such warrants as equity. In light of the SEC’s Statement Adara re-evaluated the guidance surrounding the Public and Private Warrants and determined that both Warrants should be recorded as a liability. This determination (liability vs. equity) caused the Company to restate previously issued financial statements that showed the warrants as equity. Further in December 2021 Adara determined that the Class A common stock contains a redemption feature that management has no control over and therefore all Class A shares should be recorded as temporary equity. This change caused the restatement of previously issued financial statements to effect this change. As a result of these restatements, management concluded that the Company did not maintain effective internal control over financial reporting as of February 11, 2021, March 31, 2021, June 30, 2021 September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, due to a material weakness in the Company’s internal control over financial reporting related to a lack of an effectively designed control over financial reporting related to the Company’s accounting for complex financial instruments. The need to restate financial statements in these instances constitutes a material weakness in internal control.

In response to the previously identified material weakness, Adara designed and implemented remediation measures to address the material weakness identified and enhanced its internal control over financial reporting. Adara has enhanced its financial reporting processes to better identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to its financial statements, including providing enhanced access to accounting literature, research materials and documents and increased communication among Adara’s personnel and third-party professionals with whom management consults regarding complex accounting applications.

BUSINESS

Alliance is a leading global wholesaler, direct-to-consumer (“DTC”) distributor and e-commerce provider for the entertainment industry. Alliance serves as the gateway between well-known international branded manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others, and leading retailer customers in the United States and internationally, including Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl's, Target and Shopify, among others. The Company distributes its physical media, entertainment products, hardware, and accessories through an established multi-channel strategy. The Company currently sells its products that it is allowed to export in more than 100 countries around the world.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 425,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

For the six months ended December 31, 2022, and 2021, Alliance’s consolidated revenue was $684 million and $832 million, respectively. Consolidated net (loss) income was ($23.0 million) and $29.5 million respectively, and consolidated Adjusted EBITDA was $(18.6) million and $50.9 million respectively. Adjusted EBITDA for the six months ended December 31, 2022, includes excessive internal transportation costs of $15.2 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $3.1 million and additional reserves for consumer products inventory of $3.7 million.

For the years ended June 30, 2021 and 2022, Alliance’s consolidated revenue was $1.324 billion and $1.417 billion, respectively, consolidated net income was $34.2 million and $28.5 million, respectively, and consolidated Adjusted EBITDA was $68.5 million and $60.0 million, respectively.

Alliance was founded in 1990 (previously named CD Listening Bar, Inc.). Through a series of acquisitions and organic growth, Alliance has expanded and strengthened its global footprint and product breadth, and greatly increased its service capabilities. Since its inception, Alliance has made nine accretive business acquisitions, including Phantom Sound and Vision, MSI Music, Infinity Resources, Alliance, ANConnect, Mecca Electronics, Distribution Solutions, Mill Creek, and COKeM. Management believes that Alliance’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems and experienced leadership team.

Management believes Alliance’s existing Service, Selection, and Technology offering has well-positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers and manufacturers vastly increased reliance on our DTC fulfillment and distribution partners. For calendar years 2021 and 2022, approximately 22% of unit volume was DTC. Alliance’s goal has always been to provide all the meta-data of content and images, service, selection, and purchasing to Omni-Channel retailers to expand their selection to compete with the leading on-line retailer. With over 1,200 employees worldwide, Alliance has over 4,000 unique customers and over 35,000 “Ship-To” locations.

Alliance believes the three pillars of its business; Service, Selection, and Technology create a powerful competitive advantage that will protect the Company’s market leadership and propel its future growth into the evolving physical entertainment product segments.

The Business Combination

On February 10, 2023, Alliance, Adara and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara. Following the consummation of the Merger on the closing of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation).

Pursuant to the Business Combination Agreement, Adara issued (i) 47,500,000 shares of Class A common stock of Adara to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

Alliance’s Business

With more than thirty years of distribution experience, Alliance serves customers of every size, providing a suite of services to resellers and retailers worldwide. We believe that our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships and streamline the overall purchasing experience. Alliance believes that it is a single source for all customer entertainment product needs. As a solutions-based operation, Alliance seeks to drives sales for their suppliers with broad product selection and cost-efficient processing.

Alliance’s distribution business is built around three areas, where our marketplace value is created: Service, Selection and Technology.

Service

Alliance provides efficient, Omni-Channel expansion solutions for retailers, including:

➢	E-Commerce and DTC

Alliance provides leading product and e-commerce distribution and inventory solutions. Alliance provides a full, enterprise-level infrastructure and drop ships orders directly to consumers on behalf of its customers. The entire ordering, confirmation and invoicing process is automated. The functionality allows customers to focus on sales while Alliance performs all stocking, warehousing, and shipping functions. For Calendar year 2022, Alliance delivered approximately 14 million DTC units.

➢	Vendor Managed Inventory

Alliance is a leader in vendor managed inventory (VMI) solutions providing solutions tailored to customers to support their inventory needs. These value-add services provide a highly technical, critical business function for our partners using traiting of locations and min/max system of supply.

Selection

Alliance consolidates and distributes a vast portfolio of entertainment products with over 425,000 SKUs in stock, while its proprietary database powers retailers’ online music and gaming offerings.

Subsidiary Brands — We operate under the following subsidiaries which focus on the following product brand areas:

➢	COKeM — Alliance acquired COKeM International Ltd. in September 2020. COKeM is one of the leading and innovative distribution service companies in the video game and accessory industries. COKeM continues to expand its capabilities, providing full-service distribution, fulfillment and 3PL services for a wide array of industries and across many product categories. Alliance acquired Mecca Electronics in 2018 and, in 2021, Mecca Electronics was merged into COKeM.
➢	Direct2You — division consists of Alliances owned retail brands using the dba’s of ImportCDs, Deep Discount, Collectors Choice Music, Collectors Choice, Vinyl, Blow It Out of Here, Wow, Pop Market, Collectors Choice Video, and Movies Unlimited. These brands were purchased from Infinity Resources in 2010.
➢	Alliance — was a competitor to CD Listening Bar when CD Listening Bar acquired Alliance in 2013. Alliance primarily serviced B&N and Best Buy, and hundreds of independent retailers. This reverse merger by which CD Listening Bar merged into Alliance made Alliance the largest music and video distributor in the world.
➢	Mill Creek Entertainment — is the home entertainment industry’s leading independent studio for Blu-ray, DVD, and digital distribution. With direct sales pipelines to all primary retail and online partners, Mill Creek Entertainment licenses, produces, markets, and distributes a dynamic array of film and television content to over 30,000 retail stores and thousands of websites reaching millions of customers across North America. Mill Creek Entertainment’s expansive library includes Oscar®-

winning theatrical feature films, Emmy®-winning classic and contemporary TV series, original documentary productions and pop-culture favorites that enlighten, educate, and entertain.
➢	NCircle Entertainment — Founded in 2006, NCircle Entertainment is one of the largest independent distributors of quality children and family entertainment content. NCircle is committed to providing quality children’s entertainment that builds a solid foundation of early learning skills upon which future educational success can be built. NCircle’s award winning brands engage your child in the learning process, using the interdisciplinary STEM approach, teaching reading readiness, science concepts, problem solving tactics, social skills and environmental awareness, while entertaining them with song, dance and laughter. NCircle’s library includes many of the most loved and best-selling children’s brands including Gigantosarus, The Cat in the Hat Knows a Lot About That!, Llama, The Octonauts, Sonic Boom, The Snowman and many more.
➢	Amped Distribution — is a division of Alliance that consists of approximately 118 small music labels where Amped is the exclusive supplier of physical media to all retailers in the United States.
➢	Distribution Solutions — is the largest aggregator and distributor of independent film labels in North America. Alliance acquired Distribution Solutions in 2018 and has approximately 95 small movie studios that are exclusively distributed through Distribution Solutions.
➢	Product Categories — Alliance’s core media and entertainment product areas are:
➢	Gaming Products: For the fiscal year ended June 30, 2022, gaming represented 39% of Alliance revenues on a consolidated basis. Leading products distributed are: Nintendo, Microsoft, Arcade1Up, and all third party video game publishers. For the six months ended December 31, 2022, gaming represented approximately 41% of Alliance revenues on a consolidated basis.
➢	Vinyl Records: Vinyl records have experienced a growth of 45% compounded annual growth rate, or CAGR, for each of the last eight years. For the fiscal year ended June 30, 2022, vinyl represented 23% of all Company revenues on a consolidated basis. For the six months ended December 31, 2022, vinyl represented approximately 24% of Alliance revenues on a consolidated basis.
➢	Digital Video Discs and Blu-Ray: DVD sales for the fiscal year ended June 30, 2022 have been increasing and represent 19% of Alliance’s consolidated revenue. For the six months ended December 31, 2022, digital video discs and blu-ray represented approximately 17% of Alliance revenues on a consolidated basis.
➢	Compact Discs: CDs for the fiscal year ended June 30, 2022 represent 11% of Alliance’s consolidated revenue. For the six months ended December 31, 2022, CDs represented approximately 10% of Alliance revenues on a consolidated basis.
➢	Consumer Products and Collectibles: Alliance has experienced steady growth in collectible and consumer products, representing 4% of the Company consolidated revenue for the fiscal year ended June 30, 2022. For the six months ended December 31, 2022, gaming represented approximately 7% of Alliance revenues on a consolidated basis.

Technology:

Alliance’s technology platforms combine customer-friendly applications and efficient operating systems with access to the Company’s global content inventory across all current market segments. These platforms offer the Alliance marketplace stakeholders feature-rich tools and services for all aspects of consumer engagement, transaction processing and business development.

We continue to invest in enhancements to our automated handling equipment capable of reducing shipping times, streamlining order processing, and improving overall warehouse. In 2021, Alliance initiated installation of a state-of-the art AutoStore Automated Storage & Retrieval System (ASRS) for its Shepherdsville warehouse. This system has improved Alliance’s warehouse operations, allowing the Company to achieve increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings.

The Company’s platforms enable stakeholders to search and purchase personalized product selections efficiently. Through a modern and intuitive user interface, customers access to Alliance’s global inventory as well as integrated marketing tools, conversational commerce, Fintech solutions, self-service purchasing and 24/7 support. Current features of Alliance’s customer engaging technology features include seamless connectivity across desk-top, notebook and mobile devices.

Alliance’s newer platforms also incorporate tools and services that increase revenue and profitability when compared to legacy distribution systems. In addition to robust search, selection and purchase transaction tools and service support, the Company’s platforms currently incorporate a Fintech platform with an extensive selection of payment options. Further, Alliance’s technology offers a multi-channel marketing platform supporting retailer marketplace participants growth and business development with fully integrated product marketing and CRM tools. Management believes the end result is a more comprehensive, engaging and cost-effective transaction process designed to make all stakeholders more productive and competitive.

Industry Background

The industries in which the Company participates are:

➢	Packaged Goods consisting of physical media and entertainment content;
➢	Gaming Consoles and Accessories; and
➢	Toys and Collectibles.

The background components within the physical media and entertainment industry are as follows:

Vinyl Records

The Company expects vinyl sales to increase over the next five years. Industry wide, vinyl sales surpassed CD sales. Revenue in the industry from vinyl grew to $1.0 billion in 2021 and accounts for 63% of physical entertainment sales dollars. The market is expected to grow by $563.97 million from 2021 to 2025. The expected CAGR is 8.41% during the same period.

The largest market in terms of record sales is the United States followed by the United Kingdom, France, Japan, and Germany.

Alliance believes that the growth in vinyl is being driven by millennial consumers. It is economically priced, more accessible and has better audio quality, according to some experts.

Gaming Products

The gaming industry shows strong growth over the next few years from 2021 to 2026. The gaming industry was valued at $173.7 billion in 2021 and is expected to reach $314.4 billion by 2026. The CAGR is 9.64% over the forecast period from 2021 to 2026. Contributing factors include more people staying home than before and emerging technologies in gaming such as cloud, AR, VR and AI.

The global user base for AR and VR gaming is estimated to increase to 216 million users by 2025.

Consumer Products and Collectibles

The market for consumer products/collectibles shows steady growth over the next few years. The collectibles market is expected to grow by $1.24 billion during the period of 2021 to 2025. The CAGR is over 4% for the forecast period. Toys and collectibles (Funko, Mattel, Hasbro, Lego, Playmobil, action figures) capitalize on the social trend of facilitating creative play while reducing screen time.

Compact Discs

Vinyl continues to surpass CD sales. CD Revenues in the US in 2021 were $584 million. Sales in the United States have dropped from 122.9 million shipments in 2015 to only 31.6 million shipments in 2021. Alliance historically over-indexes the industry compared to CD revenues in the United States due to its Amped division adding more exclusive labels to distribute.

DVD and Blu-Ray

Disc versions of video game consoles allow those users access to play the disc version of movies. Broadband speeds are not always ideal for high quality streaming even in developed countries. This problem is worse in developing countries. However, factors such as access to digital copies of films, and on-demand streaming services have caused DVD sales to decline.

Shipments are expected to decrease from 46.6 million in 2019 to 16.1 million in 2025. Forecast for unit shipments shows an overall decline of 16.2% CAGR from 2019 – 2025.

DVD’s biggest competitor, the online streaming services market is expected to grow by $191.72 billion during 2021 – 2025 with a CAGR of 18%.

Alliance historically over-indexes the industry compared to DVD and BluRay revenues in the United States because of Distribution Solution’s division adding more exclusive studio products to distribute.

Market Opportunity

The Company has identified two primary market areas where it currently conducts business and plans to grow its business:

Content Media

➢	The global content media market is expected to grow from $289.13 billion in 2021 to $308.97 billion in 2022 at a CAGR of 6.9%. The film and music market growth are mainly due to the companies rearranging their operations and recovering from the COVID-19 impact, which had earlier led to restrictive containment measures involving social distancing, remote working, and the closure of commercial activities that resulted in operational challenges. The market is expected to reach $392.34 billion in 2025 at a CAGR of 6%.
➢	Despite the rise of digital distribution models, 64% of console consumers still prefer to buy their games on disc.
➢	The global animation collectibles market is poised to grow by $1.24 billion during 2021 – 2025, progressing at a CAGR of over 4% during the same period.

Fulfillment

➢	The global e-commerce fulfillment services market size was valued at $77.57 billion in 2021 and is expected to grow at a compound annual growth rate (CAGR) of 10% from 2021 to 2028 ($168.72 billion).
➢	Consumer electronics is expected to emerge as the fastest-growing segment registering a CAGR of over 12% from 2021 to 2028.
➢	The market is anticipated to witness substantial growth during the period due to the proliferation of the e-commerce industry, especially in emerging markets leading to an unprecedented rise in the number of online buyers. This trend implies North America will not grow as quickly as other global segments.
➢	It is anticipated that fulfilment in North America will continue to be funneled into established brands (for example, Amazon, Walmart, Best Buy and Target).
➢	The global third-party logistics market was valued at $1,032 billion in 2021 and is forecasted to reach $1,656.7 billion by the year 2027. The market is anticipated to register a CAGR of 8.2% over the same period.
➢	Retailers and manufacturers are increasing their focus on core competencies to sustain the intense competition in their respective markets. Due to this, they are outsourcing their other supporting activities to third party vendors.

Our Competitive Strengths

Alliance is one of the largest physical media and entertainment product distributors in the world and is a leader in fulfillment and e-commerce distribution solutions. Its existing product and service offering has positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers and manufacturers vastly increased reliance on their DTC fulfillment and distribution partners.

We believe that our key strengths position us to deliver on our strategy to profitably grow and optimize our core physical media and entertainment product distributors fulfillment and e-commerce distribution solutions while expanding and investing in higher margin advanced technology solutions and high value services.

The Company believes the following strengths are key to its ability to grow and maintain its position as a market leader:

➢	Proven Management Experience and Equity Rollover. With over 30 years of operations and experience, Alliance management has extensive knowledge and is rolling over all of their equity in the Business Combination in preparation to lead the Company towards future growth.
➢	Significant barriers to entry and market leadership. Alliance is a leader in fulfillment and e-commerce distribution with over 425,000 SKUs in stock. The Company’s market leadership is further protected by a three-pronged moat of services, selection, and technology. The Company’s platforms create efficiencies, which benefit its partners in the physical media and entertainment marketplace. As a result, both suppliers and retailer customers rely on the Company’s platforms to fuel transaction volume.
➢	Organic Growth Opportunities. Through the expansion of partnerships with vendors and customers as well as investment in existing facilities, Alliance expects to continue to grow revenue and expand margins.
➢	Proven track record of building scale through significant acquisitions. Since inception, Alliance has successfully acquired and integrated nine businesses that have greatly expanded our vendors and customers we are supporting. This M&A activity has built scale and added capabilities to the Company’s platforms. Further, Alliance has demonstrated an ability to integrate those companies into its existing platforms to fundamentally improve the acquired businesses. Alliance management believes there remain significant consolidation opportunities to drive future growth through the acquisition of complementary businesses and competitors.
➢	Modern technology distribution platform and interface. The Company’s technology platform increases the efficiency of transactions, provides great mobile accessibility, and incorporates modern marketing and Fintech tools.

Strategy for Future Growth

Alliance will continue to capitalize on its services, selection, and scalable distribution network technology, to propel its future growth both organically and through acquisitions. With a public listing, we will have access to additional capital to finance future growth. Our strategy will include:

➢	Execute Acquisition Strategy. Alliance has a proven track record of successfully acquiring and integrating competitors and complementary businesses. With additional capital, Alliance will be able to execute on its acquisition strategy more effectively.
➢	Increase Market Share. Expanding its existing product and service offerings and executing its acquisition strategy will drive Alliance’s efforts toward increasing market share. The Company has historically built scale and added capabilities through acquisitions. It has demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve the acquired businesses. Alliance expects to continue pursuing strategic opportunities that strengthen its platforms, expand the breadth and depth of its content, and enhance its distribution infrastructure. Alliance will continue to actively monitor and evaluate these and future opportunities in its acquisition pipeline in both the near and mid-term.
➢	Enhance DTC Relationships and Capabilities. Alliance’s DTC services are in greater demand as consumer preferences shift and stress retailers’ e-commerce and DTC capabilities. Enhancing DTC relationships will grow existing revenue lines and improving capabilities will generate a more attractive overall service offering.

➢	Expand into New Consumer Products. Leveraging existing relationships, Alliance can expand into new consumer product segments, growing its product offering and providing more to its existing customer base while attracting new customers in the process.
➢	Continue Technological Advancement. Alliance will further invest in automating facilities and upgrading proprietary software.

Suppliers

Alliance distributes and markets over 600,000 products worldwide from approximately 400 of the industry’s premier physical media entertainment products suppliers. Typically, it maintains over 425,000 SKUs of unique items in its on-hand inventory.

For the six months ended December 31, 2022, there were 23 suppliers in the top 80% of Alliance’s purchase expenditures and five suppliers representing approximately 48%. For the fiscal year ended June 30, 2022, there were 26 suppliers in the top 80% of Alliance’s product purchases by expenditures. The top five suppliers as a group represented 53% of its purchase expenditures. No single supplier comprised more than 15% of Alliance’s total purchases for the year ended June 30, 2022.

Alliance has written supply agreements with many of its suppliers and these agreements usually provide for nonexclusive distribution rights and often include territorial restrictions that limit the countries, and in some cases certain channels, in which it may distribute the products. Some of Alliance’s agreements with suppliers may contain limitations of liability with respect to our suppliers’ obligations and warranties. Historically, warranty expense has not been material.

The agreements also are generally short-term, subject to annual renewal, and in some cases contain provisions permitting termination by either party without cause upon relatively short notice. Certain supply agreements either require (at our option) or allow for the repurchase of inventory upon termination of the agreement. In cases in which suppliers are not obligated to accept inventory returns upon termination, some suppliers will nevertheless elect to repurchase the inventory while other suppliers will assist with either liquidation or resale of the inventory.

Customers

Alliance has over 4,000 customers shipping to over 35,000 storefronts and service over 2,000 independent music and video retailers.

It conducts business with most of the leading retailers of entertainment products and services around the world. Alliance serves a customer base that is divided into categories including retailers, direct marketers, Internet-based resellers, independent dealers, product category specialists and other distributors. Management believes that many of its customers are heavily dependent on Alliance as a partner with the necessary systems, capital, inventory availability, and distribution and facilities in place to provide fulfillment and other services. Alliance tries to reduce our exposure to the impact of business fluctuations by maintaining a balance in the customer categories we serve.

In most cases Alliance conducts business with our customers under our general terms and conditions, without minimum purchase requirements. It also has resale contracts with some of its reseller customers that are terminable at will after a reasonable notice period and have no minimum purchase requirements. Alliance typically ships products on the same day it receives and accepts customers’ purchase orders. Unless otherwise requested, substantially all of Alliance’s products are delivered by common freight carriers. Backlog is usually not material to its business because orders are generally filled shortly after acceptance.

Alliance has specific agreements in place with certain suppliers and resellers in which it provides supply chain management services such as order management, technical support, call center services, forward and reverse logistics management, and procurement management services. These agreements generally may be terminated by either party without cause following reasonable notice.

For the year ended June 30, 2022, Alliance’s top five customers represented approximately 47% of its consolidated revenue. Alliance’s top customer represented 19% of its consolidated net sales.

None of the Company’s customer contracts exceed a one-year term, with most contracts having auto-renewal clauses.

Our Business is Affected by Seasonality

Alliance experiences some seasonal fluctuation in demand in our business. For instance, Alliance typically sees lower demand, particularly in Europe, in the summer months. The Company also normally sees an increase in demand in the September-to-December period, driven primarily by pre-holiday impacts on stocking levels in the retail channel for its North American business.

How We Manage Our Inventory

Alliance strives to maintain sufficient quantities of product inventories to achieve optimum order fill rates. Alliance’s business, like that of other distributors, is subject to the risk that the value of our inventory will be impacted adversely by suppliers’ price reductions or by technological changes affecting the usefulness or desirability of the products comprising the inventory. It is the policy of many suppliers to offer distributors limited protection from the loss in value of inventory due to technological change or a supplier’s price reductions. When protection is offered, the distributor may be restricted to a designated period of time in which products may be returned for credit or exchanged for other products or during which price protection credits may be claimed. Alliance continually takes various actions, including monitoring inventory levels and controlling the timing of purchases, to maximize its protection under supplier programs and reduce inventory risk. However, no assurance can be given that current protective terms and conditions will continue or that they will adequately protect Alliance against declines in inventory value, or that they will not be revised in such a manner as to adversely impact Alliance’s ability to obtain price protection. Alliance is subject to the risk that inventory values may decline, and supplier agreements may not adequately cover the decline in values. Alliance manages these risks through pricing and continual monitoring of existing inventory levels relative to customer demand, reflecting its forecasts of future demand and market conditions. On an ongoing basis, Alliance reduces inventory values for excess and obsolescence to assist in the liquidation of impacted inventories. Music CD’s and Video Movies are 100% returnable back to Alliance’s suppliers. Products that have exclusive distributions for Amped and Distribution Solutions are not owned by Alliance and are treated as consignment as for ownership and title.

Inventory levels may vary from period to period, due, in part, to differences in actual demand from that forecasted when orders were placed, the addition of new suppliers or new product lines with current suppliers, expansion into new product areas and strategic purchases of inventory. In addition, payment terms with inventory suppliers may vary from time to time and could result in fewer inventories being financed by suppliers and a greater amount of inventory being financed by our own capital. Our payment patterns can be influenced by incentives, such as early pay discounts offered by suppliers.

Sales and Marketing

Alliance’s product management and marketing groups help create demand for Alliance’s suppliers’ products and services, enable the launch of new products, and facilitate customer contact. Our marketing programs are tailored to meet specific supplier and customer needs. These needs are met through a wide offering of services by our in-house marketing organization, including advertising, market research, online marketing, retail programs, sales promotions, training, and solutions marketing. In addition, Alliance creates and utilizes specialized channel marketing communities to deliver focused resources and business building support to solution providers.

For its DTC division, the Company deploys performance marketing strategies through digital and offline channels to drive additional traffic and transactions from high-intent prospective customers. To increase the efficiency of its performance marketing initiatives, the Company utilizes a Customer Relationship management platform, which provides further opportunities to personalize marketing campaigns and target advertising to specific market segments. Alliance complements its brand and performance marketing with nurture initiatives through email and outbound communications to ensure the Company retains high-value customers, increases brand loyalty, and drives recurring transactions.

The Company’s marketing strategy includes brand performance, and viral marketing. Brand marketing, which may also include the Company’s presence on social media platforms, increases awareness among potential customers, helping them understand the benefits of using Alliance’s platforms.

In addition to brand, and performance marketing, Alliance engages in traditional public relations and communications activities, such as trade show participation, to strengthen its brand and enable it to be less reliant on performance marketing, reducing the Company’s customer acquisition costs. The Company’s communications team works across press and policy channels to share timely and important news about the Company. They also oversee the execution of a consumer, product, corporate, and policy communications plan that supports Alliance’s brand strategy.

Properties

Alliance is headquartered in Plantation, Florida and has no long-term lease commitments.

The Company leases several distribution center facilities:

➢	Shepherdsville, Kentucky — A 672,087 square foot facility (including 30,000 square feet of cold storage) leased for $4.48 per square foot through November 30, 2024. Alliance has the right to extend for two additional terms of five years each at fair market rent.
➢	Shakopee, Minnesota — A 162,753 square foot facility leased for $4.43 per square foot with 2% annual escalations through May 31, 2024.
➢	Shakopee, Minnesota — A 29,668 square foot facility leased for $5.53 per square foot through September 30, 2025.

The Company also maintains marketing and sales offices in nine cities throughout the United States.

Alliance believes its facilities are adequate and suitable for current business needs and expects to continue to reduce reliance on fixed office space in the future.

Competition

Alliance faces competition from a variety of competitors, including some of our own suppliers that sell directly to certain segments of the market, wholesale distributors, retailers, and internet-based businesses.

We are a leading company in the sale and marketing of physical media entertainment products, including vinyl, gaming, DVDs, CD’s and consumer products and toys offerings, and operate in the competitive e-commerce business environment. We compete with several smaller physical media companies in our product categories, as well as with many larger e-commerce companies in the United States and internationally.

In addition, we compete with entertainment companies that digitally download and stream their products. Competition is based primarily on meeting consumer product preferences and on the quality and play value of our physical media products and experiences. To a lesser extent, competition is also based on product pricing.

Many of the major entertainment and gaming companies are part of large, diversified companies with a variety of other operations. Some of these competitors have substantially greater marketing and financial resources than we do and may be able to compete aggressively on pricing in order to increase entertainment revenues and streaming placement. In addition, the resources of the major entertainment producers may give them an advantage in acquiring other businesses or assets, including media content, that we might also be interested in acquiring. The competition we face may cause us to lose market share, achieve lower prices for our products or pay more for third party content, any of which could harm our business.

The changing trends in consumer preferences with respect to entertainment and barriers to entry as well as the emergence of new technologies and different mediums for viewing content, such as the growing number of streaming platform options, continually creates new opportunities for existing competitors and start-ups to develop products and offerings that compete with our entertainment and e-commerce offerings. In the future, the Company may face increased competition through the emergence of new competitors or business models. Some of Alliance’s competitors may have access to significant financial resources, greater name recognition and well-established client bases in their target customer segments, differentiated business models, technology and other capabilities, or a differentiated geographic coverage, which may make it more difficult for Alliance to attract new customers.

Intellectual Property

Alliance’s intellectual property is an important component of its business. The Company relies on a combination of domain names, trademarks, copyright, know-how and trade secrets, as well as contractual provisions and restrictions, to protect its intellectual property. As of December 31, 2022, Alliance has no active patents or patent applications, but intends to pursue patent protection to the extent it believes it would be beneficial and cost effective.

As of December 31, 2022, the Company owned 32 U.S. registered or pending trademarks and registered or pending trademarks in two other jurisdictions. Alliance also owns over 300 domain names including www.deepdiscount.com, www.aent.com, www.cokem.com, www.importcds.com, www.ds.aent.com, and www.ampeddistribution.com.

The Company relies on trade secrets and confidential information to develop and maintain its competitive advantage. Alliance seeks to protect its trade secrets and confidential information through a variety of methods, including confidentiality agreements with employees, third parties, and others who may have access to the Company’s proprietary information. Alliance also requires key employees to sign invention assignment agreements with respect to inventions arising from their employment and restrict unauthorized access to the Company’s proprietary technology. In addition, Alliance has developed proprietary, AI-driven software that is protected through a combination of copyright and trade secrets.

Notwithstanding the Company’s efforts to protect its intellectual property, there can be no assurance the measures taken will be effective or that its intellectual property will provide any competitive advantage. Alliance can provide no assurance that any patents will be issued from its pending applications or any future applications or that any issued patents will adequately protect its proprietary technology. The Company’s intellectual property rights may be invalidated, circumvented, or challenged. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, as a result, Alliance may be unable to protect its intellectual property and other proprietary rights in certain jurisdictions. In addition, while the Company has confidence in the measures it takes to protect and preserve its trade secrets, it cannot guarantee these measures will not be circumvented, or that all applicable parties have executed confidentiality or invention assignment agreements. In addition, such agreements can be breached, and may not have adequate remedies should any such breach occur. Accordingly, Alliance’s trade secrets may otherwise become known or be independently discovered by competitors.

Human Capital Resources

As of December 31, 2022, Alliance had approximately 786 employees on its payroll and approximately 410 workers hired through staffing agencies throughout the U.S. and internationally.

As of June 30, 2022, Alliance had approximately 797 employees on its payroll and approximately 332 workers hired through staffing agencies throughout the U.S. and internationally.

None of Alliance’s employees are subject to a collective bargaining agreement and Alliance believes it has a good relationship with its employees.

Employees & Demographics. With respect to global demographics, approximately 47% of the Company’s payroll employees are female and 53% are male.

Talent & Turnover. With a focus on talent acquisition, the leadership team seeks out the most qualified candidates for open roles and endeavors to keep them at Alliance. Alliance has a robust program for seeking out those candidates, which ranges from sourcing through talent applications, reviewing direct applicants and using internal referrals to fill roles. Additionally, Alliance strives to promote internally when possible.

Alliance’s program resulted in an annualized turnover rate of 14.6% for the fiscal year ended June 30, 2022.

Compensation Practice & Pay Equality. As Alliance evolves and expands operations, Human Resources, in partnership with the leadership team, will continue to evaluate the existing workforce to ensure that best practices are maintained across the entire team without risk of inequality. Pay structures for hourly employees are reviewed annually and for all other employees, compensation is benchmarked according to the position when a vacancy becomes available. This ensures best practices in a competitive market and, as part of that review, compensation will be realigned where appropriate for existing employees and new hires.

Health, Safety & Welfare. Alliance acted quickly to respond to safety protocols as a result of the COVID-19 pandemic to protect the health and safety of its team members. To support team members, Alliance provided temporary pay increases to certain employees, offered remote work where possible, purchased additional sanitation supplies and increased personal protective materials provided to staff.

Legal Proceedings

Alliance is currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, the Company may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect Alliance’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters.

In particular, on March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Adara Acquisition Corp., Adara Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. At this time, we are unable to estimate potential losses, if any, related to the lawsuit.

Regulatory Compliance

The Company’s overall business approach and strategy includes rigorous attention to regulatory compliance, as its operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions. Alliance’s business is subject to a wide array of laws, regulations, and standards in each domestic and foreign jurisdiction where we operate. Alliance has a buying office in the UK and operates under the name Fulfillment Express. Fulfillment Express sources music from the UK music suppliers that is then transferred (exported from the United Kingdom) to Kentucky where that music product is prepared to sell in the US market. Fulfillment Express makes no sales of any kind, it only is a buying office.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect the Company’s business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as Alliance, which often makes their application to its business uncertain. For additional information regarding the laws and regulations that affect the Company’s business, see the section titled “Risk Factors” in this prospectus.

Privacy and Data Protection Regulation

In processing purchase transactions and information about customers, the Company receives and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and the UK Data Protection Act.

Alliance incorporates a variety of technical and organizational security measures and other procedures and protocols to protect data within the Company’s platforms and business services, including personally identifiable data pertaining to guests and employees, and Alliance is engaged in an ongoing process of evaluating and considering additional steps to maintain compliance with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and the UK Data Protection Act.

Employment Laws

The Company is also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulation

Alliance’s business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising, and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the Company expands into additional markets, it will be subject to additional laws and regulations.

MANAGEMENT

The table below lists our directors and executive officers, together with each person’s age as of the date of this prospectus and any other position that such person holds.

Name	Age	Position
Bruce Ogilvie	65	Executive Chairman of the Board and AEC Director
Jeffrey Walker	55	Chief Executive Officer and AEC Director
John Kutch	57	Chief Financial Officer
Paul Eibeler	67	Chairman of COKeM subsidiary and Director
Thomas Finke	59	Independent Director
W. Tom Donaldson III	46	Independent Director
Terilea J. Wielenga	64	Independent Director
Chris Nagelson	55	Independent Director

Bruce Ogilvie. Bruce Ogilvie has been Alliance’s Executive Chairman since 2023 and has been Executive Chairman of Legacy Alliance since 2013. Prior to assuming his current role, in 1996 Bruce was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Bruce’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Bruce bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance. Mr. Ogilvie has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Bruce led Abbey Road’s growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Bruce was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road.

Jeffrey Walker. Jeffrey Walker has been Alliance’s Chief Executive Officer since February 2023 and was Legacy Alliance’s Chief Executive Officer since 2013. Mr. Walker has also been a director of Alliance since February 2023 and a director of Legacy Alliance since 2013. In 1990, Jeff co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Jeff started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Bruce and Jeff continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Alliance in 2013. In 2015, Jeff was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from University of California — Irvine.

John Kutch. John Kutch has been Alliance’s Chief Financial Officer since February 2018. Mr. Kutch was a director of Legacy Alliance from February 2018 until February 2023. From October 2014 to March 2017, John was Vice President of Finance — US Operations for Metalsa, a metals supplier to the automotive manufacturing industry. For the ten years prior, he was employed by Amazon as a Senior Manager — Senior Regional Controller. John received a bachelor’s degree from Washington State University majoring in Management Information Systems, and a Master of Business Administration from Carnegie Mellon University — Tepper School of Business.

Paul Eibeler. Paul Eibeler is the chairman of COKeM International Ltd., which became a wholly owned subsidiary of Alliance in September 2020, and has been a director of Alliance since February 2023. Since 2008, Mr. Eibeler has led COKeM’s efforts to establish itself as the leading full-service, value-added distributor of video games and accessories. In July 2000 Mr. Eibeler joined Take-Two Interactive as president and director. From 2005 to 2007, he was the chief executive officer of Take Two Interactive, a video game holding company based in New York, NY. At Take-Two Interactive, Paul oversaw its growth from $250 million to over $1.5 billion, with titles such as Grand Theft Auto, Midnight Club, Bioshock, NBA 2K, MLB 2K, Max Payne, Carnival Games and Civilization. Paul received a Bachelor of Arts degree from Loyola University Maryland, Paul completed a four year term on the Loyola Board, where he served as a member of the Board of Trustees.

Thomas M. Finke. Thomas Finke has been a director of Alliance since the closing of the Business Combination in February 2023 and was Chairman of Adara from its inception in August 2020, and CEO of Adara since June 2022, in each case, until the consummation of the Business Combination, in each case until the Business Combination. Mr. Finke has served as a director of Invesco Ltd. (NYSE: IVZ), a global investment management firm, since December 1, 2020. From September 2016 to November 2020, Mr. Finke was the

Chairman and Chief Executive Officer of Barings LLC, a global financial services firm and a subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual Life”). From December 2008 until September 2016, he was the Chairman and CEO of Babson Capital Management LLC (“Babson Capital”), also a subsidiary of MassMutual Life. In 2016, Mr. Finke led the merger of Babson Capital, Barings Asset Management Limited, and two other MassMutual Life subsidiaries to create Barings LLC. From December 2008 to May 2011, Mr. Finke also served as the Executive Vice President and Chief Investment Officer for the MassMutual Life. He was appointed President of Babson Capital in August 2007. Prior to joining Babson Capital, Mr. Finke was a Managing Director and Co-Founder of First Union Institutional Management LLC (“IDM”), an asset manager and subsidiary of First Union Corporation, from September 1998 until June 2002. He was appointed President of IDM in March of 2001. Mr. Finke served on the boards of Barings Business Development Corp. (NYSE: BBDC), a business development company that primarily makes debt investments in middle market companies, since August 2018; Barings Global Short Duration High Yield Fund (NYSE: BGH), a closed end fund that primarily invests in US and European high yield bonds, since October 2012; and Barings Capital Funds Trust since May 2013, until his retirement from Barings LLC in 2020.

Mr. Finke received a Master of Business Administration degree from Duke University’s Fuqua School of Business and holds a bachelor’s degree from the University of Virginia’s McIntire School of Commerce. Mr. Finke is a Trustee of Davidson College, member of the Fuqua School of Business Board of Visitors, Chairman of the Board of Charlotte Center City Partners, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte.

We believe Mr. Finke is qualified to serve as a member of Alliance’s board of directors based on his experience as chief executive officer, his role on several public and private boards of directors as well as his experience in investing in finance companies.

Terilea J. Wielenga. Teri Wielenga has served as a director of Alliance since February 2023. Teri is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. Since June 2017, she has led global tax policy and strategy for Gilead Sciences (Nasdaq: GILD), a multinational biopharmaceutical company with $25 billion in annual revenue. She currently serves as board director, secretary, treasurer for The Gilead Foundation, and also currently serves as audit committee chair for the Arc Research Institute. Between 2001 and 2015 Teri managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN), a multinational biopharmaceutical and medical aesthetics company with $7 billion in annual revenue, prior to the $70 billion acquisition of Allergan by Actavis in 2015. She also previously served as board director, chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

In addition to her work as a senior finance executive with public companies, Teri has advised a variety of pharmaceutical start-ups, pre-IPO ventures, and privately held companies.

Teri is recognized as a global tax specialist and has taught advanced accounting and business taxation for MBA programs at Chapman University and Loyola Marymount University. She is a Certified Public Accountant. She earned her M.S. in Taxation from Golden Gate University in San Francisco and her B.A. in Business Economics from the University of California, Santa Barbara.

We believe Ms. Wielenga is qualified to serve as a member of Alliance’s board of directors based on her experience as a senior global finance executive and, her governance experience with public, private, and non-profit boards of directors.

Chris Nagelson. Chris Nagelson has served as a director of Alliance since February 2023. From February 2005 until August 2022, Mr. Nagelson was the Vice President, DMM for Walmart, Inc. in

Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Chris also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Chris was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.

Mr. Nagelson received a Bachelor of Arts degree from the University of Arkansas, where he majored in advertising and public relations.

We believe Mr. Nagelson is qualified to serve as a member of Alliance’s board of directors based on his extensive experience as a senior executive at a global merchandise and sales corporation.

W. Tom Donaldson III. Tom Donaldson has served as a director of Alliance since the Business Combination and as a director of Adara from its inception in August 2022 until the Business Combination in August 2020. Mr. Donaldson founded and has been the Managing Partner of Blystone & Donaldson since October 2018, a Charlotte, NC-based investment firm that focuses on middle-market companies. From January 2016 to December 2018, Mr. Donaldson served as an executive at Investors Management Corporation where he focused on investment decisions, managing risk and developing relationships with companies of interest. From around September 2013 to December 2015, he served as a Partner of Morehead Capital Management, LLC before it was merged into Investors Management Corporation in January 2016. From around June 2003 to August 2013, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political Science from North Carolina State University. We believe Mr. Donaldson is qualified to serve on our board of directors based on his breath and depth of experience in varied investment, financing and legal roles.

We believe Mr. Donaldson is qualified to serve as a member of Alliance’s board of directors based on his experience as managing investment firms, his role on public and private boards of directors as well as his experience in investing in operating companies.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the Nasdaq listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each of the audit committee, the compensation committee and the nominating committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemptions under Rules 5605(c)(2)(B), 5605(d)(2)(B) and 5605(e)(3) of the Nasdaq listing rules.

Audit Committee

Ms. Wielenga and Messrs. Donaldson and Finke serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, the audit committee must have at least three members, all of whom must be independent, except that the audit committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(c)(2)(B) of the Nasdaq listing rules. Each member of the audit committee meets the independent director standard under the Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Donaldson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

➢	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;
➢	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

➢	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
➢	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
➢	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;
➢	review adequacy and effectiveness of internal control policies and procedures, including establishing special audit procedures in response to any material control deficiencies;
➢	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction address any conflicts of interest;
➢	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;
➢	periodically review risk management policies;
➢	review, approve and monitor code of ethics for senior officers.

Compensation Committee

Messrs. Donaldson, Finke and Nagelson. Serve as members of our compensation committee. Mr. Donaldson chairs our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, the compensation committee must have at least two members, all of whom must be independent, except that the compensation committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq listing rules.

We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Office’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
➢	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;
➢	reviewing on an annual basis our executive compensation policies and plans;
➢	implementing and administering our incentive compensation equity-based remuneration plans;
➢	assisting management in complying with our proxy statement and annual report disclosure requirements;
➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
➢	if required, producing a report on executive compensation to be included in our annual proxy statement; and
➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

➢	The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC and any national securities exchange on which the Company is listed.

Nominating Committee

Messrs. Finke, Donaldson and Chris Nagelson serve as members of the nominating committee. Mr. Finke serves as chair of the nominating committee. Under the Nasdaq listing standards, all of the directors on the nominating committee must be independent, except that the nominating committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(e)(3) of the Nasdaq listing rules.

The Nominating Committee Charter, which details the purpose and responsibilities of the nominating committee, includes:

➢	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;
➢	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
➢	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
➢	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to Closing our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus forms a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

For the year ended December 31, 2022, Alliance’s named executive officers were Bruce Ogilvie, Executive Chairman, Jeffrey Walker, Chief Executive Officer, John Kutch, Chief Finance Officer, Paul Eibeler, Board Chairman, COKeM, and Bruce Means, President Distribution Solutions.

At Alliance Entertainment, executive compensation is a combination of base salary and performance based bonus. Performance-based compensation for our chairman, CEO and other named executive officers (NEOs) are based on the company’s EBITDA growth year over year. For the periods ended December 31, 2022 and 2021, our executives received total compensation of $2.7 million, $2.9 million respectively.

We believe that our compensation program has been effective in driving long-term value creation for our shareholders. Our executives are rewarded for delivering strong financial results over the long term, and our compensation program is closely tied to the company’s overall performance.

This section provides an overview of Alliance’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

2022 and 2021 Summary Compensation Table

The following table shows information regarding the compensation of Alliance’s named executive officers for services performed during the years ended December 31, 2022 and 2021.

				All Other	Total
Name and Position	Year	Salary	Bonus	Compensation	Compensation
Bruce Ogilvie	2022	$800,000	—	$15,831	$815,831
Executive Chairman	2021	$800,000	—	$78,535	$878,535
Jeffrey Walker	2022	$800,000	—	$37,002	$837,002
Chief Executive Officer	2021	$800,000	—	$77,243	$877,243
John Kutch	2022	$275,000	$34,575	$10,415	$319,990
Chief Financial Officer	2021	$275,000	$68,750	$11,855	$355,605
Paul Eibler	2022	$292,000	$21,900	$13,671	$327,571
Board Chairman, COKeM	2021	$292,000	$29,200	$14,572	$335,772
Ben Means	2022	$335,000	$25,125	$13,670	$373,795
President, Distribution Solutions	2021	$335,000	$50,250	$14,571	$399,820

There were no outstanding equity awards at December 31, 2022.

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

On February 10, 2023, Bruce Ogilvie, Alliance’s Chairman, and Jeffrey Walker, Alliance’s Chief Executive Officer, entered into employment agreements for initial three-year terms, which will automatically renew thereafter for successive one-year terms. Following the Business Combination, the two Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of his base salary as follows:

		Target Bonus
Name	Base Salary ($)	Percentage(%)
Bruce Ogilvie	800,000	100
Jeffrey Walker	800,000	100

Equity Incentive Plan Awards

In addition to the salaries and bonus targets set forth above, each of the two Named Executive Officers is eligible to participate in and receive awards under the 2023 Plan.

Benefits

Each of the two Named Executive Officers also has the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to the Named Executive Officer, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites. Each also receives $2,000 per month for an automobile lease and be entitled to first class air travel where available.

Termination; Severance Benefits

Pursuant to their employment agreements, in the event of a termination of such Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits therefrom. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by the Board.

In the event that a Named Executive Officer’s employment is terminated either without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to payment of an amount (i) equal to the executive’s base salary immediately prior to the termination date (or, if for “good reason” was attributable to the Company’s failure to pay the minimum amount of Base Salary provided herein, such minimum amount) for the period of time from the day after the Termination Date through the last day of the employment term or for a period of twelve (12) months, whichever is greater (the “Severance Period”); (ii) in addition to payment of any unpaid bonuses from a prior fiscal year, a pro-rata portion of the bonus based on the amount of days executive worked for the fiscal year in which the termination occurs, and (iii) payment for such Named Executive Officer’s insurance premiums incurred for participation in COBRA coverage pursuant group health plan through the earliest to occur of (A) the last day of the Severance Period, (B) the date the executive ceases to be eligible for COBRA or (C) such time as Executive is eligible for group health insurance benefits from another employer.

Provision of the severance benefits is conditioned on (i) the Named Executive Officer’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement that survive termination of executive’s employment with the Company, and (ii) the Named Executive Officer’s signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to Executive by the Company on or about the termination date. The Named Executive Officer must so execute the separation agreement within 60 days following the termination date.

None of the named the executive officers would have entitled to any payments or benefits upon termination of employment if we terminated their employment without cause or the executive terminated his employment with good reason, in either case, within 12 months following a “change of control” of our Company that (by assumption) occurred on December 31, 2022:

There were no outstanding equity awards at December 31, 2022.

2023 Director Compensation

Alliance currently has no formal arrangements under which directors receive compensation for their service on Alliance’s board of directors or its committees. However, we expect to implement a compensation program for our non-employee directors.

Equity Plans

Our board of directors adopted and approved the 2023 Plan, which was subsequently adopted by Alliance’s stockholders. The 2023 Plan became effective on February 10, 2023 and is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Grant of Awards; Shares Available for Awards. The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance or any of its subsidiaries (each a “participant”) (however, solely Alliance employees or employees of Alliance subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of the d Company outstanding on the last day of the prior calendar year. Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The Plan Committee or the board of directors shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance n or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. And Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Share Awards. A restricted share award is a grant or sale of common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the board of directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. An unrestricted share award is the award of common stock which are not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards. A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the 15th day of the third calendar month next following the end of Alliance’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance goals or objectives. The Plan Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance share award and the number of shares of common stock subject to such performance share award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the 15th day of the 3rd calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the board of directors. The base value of a SAR shall not be less than the fair market value of a share on the date of grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Amendment and Termination. The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until February 10, 2033, the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date).

As of April 11, 2023, no awards have been granted under the 2023 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Adara Related Party Transactions

Initial Stockholder Shares

In August 2020, Adara issued an aggregate of 2,875,000 Initial Stockholder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.009 per share. The Initial Stockholder Shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In connection with the Business Combination the Adara Initial Stockholders forfeited 1,375,000 of these shares. Upon consummation of the Business Combination, the Sponsor distributed the Initial Stockholder Shares to its members.

Sponsor Service Agreement

From February 8, 2021 through May 2022, we paid an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support.

Adara Insider Agreements and Lock-Up Agreements

In connection with the Business Combination the Adara Initial Stockholders forfeited 1,375,000 of these shares. In addition, upon the closing of the Business Combination, the Adara Initial Stockholders and certain stockholders of Alliance will also agree, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, the 1,500,000 shares of Class A common stock held by them upon the closing of the Business Combination (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The lock-up period terminates on August 11, 2023.

Registration Rights Agreement

The holders of the Initial Stockholder Shares and Private Warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Business combination, the Adara Initial Stockholders and the Legacy Alliance stockholders entered into the Registration Rights Agreement which amended and restated the existing registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance that, no later than 30 calendar days after the closing of the Business Combination Alliance will file with the SEC (at Alliance’s sole cost and expense) the resale registration statement, and Alliance shall use commercially reasonable efforts to have the resale registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the SEC notifies Alliance that it will “review” the resale registration statement) following the closing of the Business Combination and (ii) the tenth business day after the date Alliance is notified (orally or in writing, whichever is earlier) by the SEC that the resale registration statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights Holders will be entitled to piggyback registration rights.

Private Warrants

Simultaneously with the IPO, the Sponsor purchased an aggregate of 4,120,000 Private Warrants at a price of $1.00 per Private Warrant ($4,120,000 in the aggregate) in a private placement. Each Private Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Upon consummation of the Business Combination, the Sponsor distributed the Private Warrants to its members.

Promissory Note and Affiliate Loans

Prior to the closing of the IPO, the Sponsor loaned us an aggregate of $600,000, which was used to fund a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the offering proceeds.

On June 22, 2022, each of Blystone & Donaldson, LLC, an affiliate of W. Tom Donaldson III, a director of Adara prior to the Business Combination and a director of Alliance, and Thomas Finke, Chief Executive Officer and a director of Adara, prior to the Business Combination and a director of Alliance agreed to loan us up to $250,000 to fund operating expenses, including expenses related to the Business Combination pursuant to the Promissory Notes. The Promissory Notes are deemed payable upon the earlier of the closing of the Business Combination and February 11, 2023 and are non-interest bearing. At the closing, the amounts outstanding under the promissory notes were $250,000 to Blystone & Donaldson, LLC and $221,598.83 to Mr. Finke. In addition, Adara had an additional payable of $53,710.49 owed to Blystone & Donaldson, LLC for advances of expenses paid on Adara’s behalf. Blystone & Donaldson, LLC and Mr. Donaldson agreed to convert the amounts owed to them into payables and that such amounts would be payable after certain other payables assumed by Alliance in connection with the Business Combination.

Sponsor Support Agreement

On June 22, 2022, Adara, Legacy Alliance and the Adara Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Adara Initial Stockholders agreed to vote all of their Initial Stockholder Shares and shares of Class A common stock in favor of the approval and adoption of the Business Combination and related matters subject to a stockholder vote at the stockholder meeting at which the Business Combination proposal was voted upon by the Adara stockholders.

Payment to Adara’s Chief Financial Officer

Adara paid to $50,000 to Paul Porter, its Chief Financial Officer prior to the Business Combination, for acquisition related services provided by him in 2021.

Adara Indemnification Agreements

In connection with the IPO, Adara entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. Adara also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Adara against its obligations to indemnify its officers and directors.

Alliance Related Party Transactions

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman and a principal stockholder of Alliance, and Jeff Walker, Chief executive Office, a director and a principal stockholder of Alliance, established two insurance companies; Guard Yourself Insurance Company, Ltd. and Super O Insurance Company, Ltd., replaced effective April 1, 2018, with the current new insurance companies, Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies additionally insure the general assets, liabilities and claims of Alliance through March 30, 2022, and were not renewed for future periods. The entities are known as captive insurance companies. New policies covered the period of March 31, 2021, to March 30, 2022, and incurred an annual expense of $2.4 million. Premium payments are allowed based on the Loan Agreement dated February 21, 2017. The Company is not a guarantor and does not have exposure in the event of a loss. Total captive policy expense for the years ended June 30, 2022, 2021, and 2020 was $1.6 million, $2.2 million, and $2.7 million, respectively. Total claims filed for the years ended June 30, 2022, 2021, and 2020 was $1.2 million, $1.5 million, and $1.3 million respectively. June 30, 2022, and 2021, receivables from the captive insurance companies were

$0 million (due to non-renewal) and $1.5 million, respectively, which are included in related party receivables on the consolidated balance sheets.

Interest-Charge Domestic International Sales Corporation

Alliance has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by Messrs. Ogilvie and Walker.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from Alliance for this activity. The commissions expense ($9.9 million, $5.4 million and $8.2 million, for the years ended June 30, 2022, 2021 and 2020, respectively) was determined under formulas and rules defined in the law and regulations of the US tax code. Under these regulations, the commission is deductible by Alliance and results in a specified profit to the IC-DISC. This net profit is not subject to Federal income tax. The IC-DISC distributes the profit to its stockholders, who are taxed on the income as a dividend. During the Three and six months ended December 31, 2022, and 2021 IC DISC Commissions were $1.4 million, $2.8 million and $6.3 million, respectively. However, given the recurring losses from operations and current liquidity, the shareholders will not receive a distribution and will be recorded as additional paid-in-capital. Effective January 1, 2023, the IC-DISC has been eliminated and no further expenses will be recorded.

GameFly Holdings, LLC

During the three and six months ended December 31, 2022, and 2021 Alliance incurred costs with GameFly, LLC, in the amount of $1.6 million, $2.6 million, $2.3 million and $4.8 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Redlands, California and South Gates, California distribution facilities.

During the years ended June 30, 2022, 2021 and 2020, Alliance has made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $7.1 million, $5.3 million, and $2.5 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts that GameFly paid for New Release, movies, video games, and video game consoles are at fair market value. GameFly does fulfillment services of fast selling new releases by providing 3PL services at market rates. The agreement between Alliance and GameFly can be terminated by either party at any time. GameFly is free to purchase from any competitor of Alliance.

MVP Logistics, LLC

During the three and six months ended December 31, 2022, and 2021 Alliance incurred costs with MVP Logistics, LLC, in the amount of $3.5 million, $6.7 million, $5.4 million, and $7.8 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Redlands, California and South Gates, California distribution facilities.

During the years ended June 30, 2022, and 2021, Alliance incurred costs with MVP Logistics, LLC, in the amount of $13.0 million, and $3.0 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Redlands, California and South Gates, California distribution facilities. MVP Logistics is an independent contractor, which is 33.3% owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which was acquired by Alliance in September 2020, and the remaining 66.6% by unaffiliated third parties. Alliance believes the amounts payable to MVP Logistics are at fair market value. The MVP 3PL Logistics agreement for Redlands and Southgate, California was initially for a one-year term ended March 10, 2023, with one-year automatic renewals unless cancelled by either party, and was renewed in March 2023.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

➢	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
➢	each of our named executive officers and directors; and
➢	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership percentages set forth in the table below is based on 49,167,170 shares of Class A common stock issued and outstanding as of April 11, 2023.

		Percentage of
	Number of Shares of	Outstanding
	Class A Common Stock	Class A
Name of Beneficial Owner(1)	Beneficially Owned	Common Stock
Bruce Ogilvie(2)(3)	23,750,000	48.3%
Jeffrey Walker(2)	22,852,778	46.5%
Thomas Finke(4)	875,051	1.8%
W. Tom Donaldson III(5)	2,410,062	4.7%
Paul Eibeler	—	—
Terilea J. Wielenga	—	—
Chris Nagelson	—	—
John Kutch	—	—
Directors and executive officers as a group (8 individuals)	49,887,901	97.0%
1)	Unless otherwise indicated, the business address of each of the directors and executive officers of Alliance is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.
2)	Excludes Contingent Consideration Shares.
3)	15,195,975 of such shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, and 8,554,025 of such shares are beneficially owned by the Ogilvie Legacy Trust dated September 14, 2021, which has Mr. Ogilvie’s two adult children as trustees. Mr. Ogilvie disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.
4)	Includes 637,333 shares issuable upon exercise of Private Warrants. 323,864 of the listed shares, including 250,000 shares issuable upon exercise of Private Warrants, are held directly by the Thomas M. Finke Family Trust dtd 12/14/2012, of which Mr. Finke’s spouse is the trustee and Mr. Finke’s spouse and children are the beneficiaries. Mr. Finke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
5)	Such shares are held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 1,837,335 shares issuable upon exercise of Private Warrants.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 551,000,000 shares, consisting of (i) 490,000,000 shares of Class A common stock, (ii) 60,000,000 shares of Class E common stock and (iii) 1,000,000 shares of preferred stock.

As of April 11, 2023, we have 49,167,170 shares of Class A common stock outstanding and 60,000,000 shares of Class E common stock outstanding.

Class A Common Stock; Class E Common Stock

Voting rights. Each holder of Class A common stock and Class E common stock will be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters voted upon by the stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Class E Common Stock — Escrow Agreement Limitations

Under the Contingent Consideration Escrow Agreement dated February 10, 2023, each stockholder owning shares of Class E common stock Shares will have all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). Additionally, the stockholders will have the right to vote such shares of s Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Dividend rights. Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of preferred stock.

Rights upon liquidation, dissolution or winding up. Subject to the rights of holders of the preferred stock, in the event of any liquidation, dissolution or winding up of its affairs, whether voluntary or involuntary, after payment or provision for payment of the Company’s debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Class A common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of the Class A common stock and the holders of any other class or series of capital stock ranking equally with the Class A common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Transfer Rights. Subject to applicable law and the transfer restrictions set forth in the Bylaws, shares of Class A common stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Other rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, who shall be divided into three classes, designated Class I, II and III, respectively.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of the holders of any series of preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least at least two-thirds (662∕3%) of the voting power of all of the then-outstanding shares of voting stock (as defined below) of the Company then entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the Directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing provisions, any Director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the Chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, Directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the Nasdaq listing requirements, which would apply if and so long as the Class A common stock (or units or warrants) remains listed on the Nasdaq Capital Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive Stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting thirteen months after the Company’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each Stockholder entitled to vote at such meeting, not less than ten or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all Members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s Secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of Company outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s Certificate of Incorporation or bylaws is required to approve such amendment, unless a corporation’s Certificate of Incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides:

➢	Required Vote to Amend the Certificate of Incorporation — The Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class, to amend, alter, repeal or rescind, in whole or in part, certain provisions of the Certificate of Incorporation;
➢	Required Vote to Amend the Bylaws — the Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Bylaws;

The Bylaws may also be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board).

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable law. The Company will indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Company, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any of the Company’s directors incur, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by the Company. Any claims for indemnification by the Company’s directors and officers may reduce the Company’s available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, agents or Stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s directors or their respective affiliates, other than those directors or affiliates who are the Company’s employees or if such corporate opportunity was offered to any non-employee director (including any non-employee director who serves as an officer of the Company) expressly solely in his or her capacity as a director or officer of the Company. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Company or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless the Company is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of the Company’s business or is of some practical advantage to the Company, and the Company has some interest or reasonable expectancy in such opportunity.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing March 12, 2023. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants trade. Accordingly, unless you hold a multiple of two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

The shares of Class A common stock issuable upon exercise of the warrants are not registered at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

➢	in whole and not in part;
➢	at a price of $0.01 per warrant;
➢	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and
➢	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise e price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of the Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus relating to the IPO, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.

See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Warrants (including the Class A common stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Underwriter Warrants

We issued to ThinkEquity (and/or its designees) 50,000 warrants (exercisable at $11.50 per share or an aggregate exercise price of $575,000) upon the closing of the IPO. The Underwriter Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of February 8, 2022 and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, ThinkEquity has agreed that neither it nor its designees will be permitted to exercise the Underwriter Warrants after February 8, 2026. The Underwriter Warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA. The Underwriter Warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the Underwriter Warrants. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the Underwriter Warrants. The holder of the Underwriter Warrants will not be entitled to exercise the Underwriter Warrants for cash unless a registration statement covering the securities underlying the Underwriter Warrants is effective or an exemption from registration is available.

Dividends

We have not paid any cash dividends on the Class A common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of shares of our Class A common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our Class A common stock prevailing from time to time. As described below, only a limited number of shares are currently available for sale due to contractual and legal restrictions on resale. Nonetheless, sales of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Class A common stock and could impair our future ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering, 18,328,214 shares of Class A common stock will be outstanding, assuming no exercise of outstanding options or warrants and no exercise of the underwriters’ option to purchase additional shares. Of the outstanding shares, all of the shares of Class A common stock sold in this offering (including pursuant to the underwriters’ exercise of their option to purchase additional shares) will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Of the 49,167,170 shares of our Class A common stock outstanding prior to this offering 48,102,778 shares are restricted securities, as that term is defined in Rule 144 under the Securities Act or are subject to lock-up agreements with us as described below. Following the expiration of the lock-up period, restricted securities may be sold in the public market only if registered or if their resale qualifies for exemption from registration described below under Rule 144 promulgated under the Securities Act.

Rule 144

In general, persons who have beneficially owned restricted shares of our Class A common stock for at least six months, and any affiliate of ours who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the Securities and Exchange Commission under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our Class A common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our Class A common stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

➢	1% of the number of shares of our Class A common stock then outstanding, which will equal approximately shares immediately after the closing of this offering based on the number of shares of our Class A common stock outstanding as of the date of this prospectus and assuming no exercise of the underwriters’ option to purchase additional shares of our Class A common stock; or
➢	the average weekly trading volume of our Class A common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Lock-Up Agreements

All of our directors and executive officers are subject to lock-up agreements or market standoff provisions that, subject to certain exceptions, prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of our Class A common stock, options or warrants to acquire shares of our Class A common stock or any security or instrument related to our Class A common stock, or entering into any swap, hedge or other arrangement that transfers any of the economic consequences of ownership of our Class A common stock, until the later of (i) three months from the date of this prospectus and (ii) August 10, 2023 without the prior written consent of ThinkEquity LLC.

In addition, in connection with the Business Combination, the Adara Initial Stockholders and certain stockholders of Alliance prior to the Business Combination, all of which collectively hold 48,102,778 shares of Class A common stock, agreed, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities Exchange Commission promulgated thereunder, with regards to such shares (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The lock-up period terminates son August 10, 2023.

Rule 701

Rule 701, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with some of the restrictions of Rule 144, including the holding period requirement. Most of the employees, executive officers or officers who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701.

Registration Rights

The holders of the Initial Stockholder Shares and Private Warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Business combination, the Adara Initial Stockholders and the Legacy Alliance stockholders entered into the Registration Rights Agreement which amended and restated the existing registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance that, no later than 30 calendar days after the closing of the Business Combination Alliance will file with the SEC (at Alliance’s sole cost and expense) the resale registration statement, and Alliance shall use commercially reasonable efforts to have the resale registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the SEC notifies Alliance that it will “review” the resale registration statement) following the closing of the Business Combination and (ii) the tenth business day after the date Alliance is notified (orally or in writing, whichever is earlier) by the SEC that the resale registration statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights Holders will be entitled to piggyback registration rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Common Stock who are initial purchasers of such Common Stock pursuant to this offering and hold the Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

➢	financial institutions or financial services entities;
➢	broker-dealers;
➢	governments or agencies or instrumentalities thereof;
➢	regulated investment companies;
➢	real estate investment trusts;
➢	expatriates or former long-term residents of the United States;
➢	persons that actually or constructively own five percent or more (by vote or value) of our shares;
➢	persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
➢	insurance companies;
➢	dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;
➢	persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;
➢	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
➢	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;
➢	tax-exempt entities;
➢	controlled foreign corporations; and
➢	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Common Stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:

➢	an individual who is a citizen or resident of the United States;
➢	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
➢	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
➢	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between

(i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is neither a Non-U.S. holder nor a partnership for U.S. federal income tax purposes:

➢	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
➢	a foreign corporation; or
➢	an estate or trust that is not a U.S. holder; but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Common Stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

➢	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

➢	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock.

UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Number of
Underwriter	Shares
ThinkEquity LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to [      ] additional shares of our common stock at a public offering price of $[       ] per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts, Commissions and Reimbursement

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[     ] per share. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

		Total Without	Total With
		Over-allotment	Over-allotment
	Per Share	Option	Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.5%)	$	$	$
Proceeds, before expenses, to us	$	$	$
Non-accountable expense allowance (1%)(1)	$	$	$
1)	The non-accountable expense allowance will not be payable with respect to the representative’s exercise of the over-allotment option, if any.

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the completion of the offering. The non-accountable expense allowance of 1% is not payable with respect to any shares sold upon exercise of the representative’s over-allotment option. We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including (i) all filing fees and communication expenses relating to the registration of the shares of common stock to be sold in the offering (including the securities subject to the representative’s over-allotment option) with the SEC; (ii) all filing fees and expenses associated with the review of the offering by FINRA; (iii) all fees and expenses relating to the listing of our common stock on the Nasdaq Capital Market, including any fees charges by The Depository Trust for new securities; (iv) all fees, expenses and disbursements relating to background checks of our officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (v) all fees, expenses and disbursements relating to the registration or qualification of our common stock under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as the representative may reasonably designate; (vi) all fees, expenses and disbursements relating to the registration, qualification or exemption of our securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (viii) the costs and expenses of our public relations firm; (ix) the costs of preparing, printing and delivering certificates representing our shares of common stock; (x) fees and expenses of the transfer agent for our common stock; (xi) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our common stock from us to the representative; (xii) the costs associated with post-closing advertising this offering in the national editions of the Wall Street Journal and New York Times; (xii) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide within a reasonable time after the closing in such quantities as the representative may reasonably request, in an amount not to exceed $3,000; (xiii) the fees and expenses of our accountants; (xiv) the fees and expenses of our legal counsel and other agents and representatives; (xv) the fees and expenses of the underwriter’s legal counsel not to exceed $125,000; (xvi) the $25,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for this offering; (xvii) $10,000 for data services and communications expenses; (xviii) up to $10,000 of the representative’s actual accountable “road show” expenses; and (xix) up to $5,000 of the representative’s market making and trading, and clearing firm settlement expenses for this offering.

Our total estimated expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $[         ]

Representative’s Warrants

Upon completion of this offering, we have agreed to issue to the representative the Representative’s Warrants to purchase [      ] shares of common stock ([       ] if the underwriter exercises its over-allotment option in full) (5% of the aggregate number of shares of common stock sold in this offering inclusive of the over-allotment). The representative’s warrants will be exercisable at a per share exercise price of $[      ], which is equal to 125% of the public offering price per share in this offering. The representative’s warrants are exercisable at any time and from time to time, in whole or in part, during the four year period commencing 180 days following the commencement of sales of the securities issued in this offering.

The representative’s warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the representative’s warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Class A common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Class A common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A common stock or securities convertible into or exercisable or exchangeable for Class A common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period ending on the later of (a) of three months from the date of this prospectus and (b) August 10, 2023 in the case of our officers and directors and three months after the date of this prospectus in the case of, the Company and any successor of the Company and other securityholders.

In addition, ThinkEquity and certain of its designees hold 50,000 shares of Class A common stock and 50,000 warrants and executed lock-up agreements with respect to such shares and Warrants and the shares of Class A common stock issuable upon exercise of the Warrants (i) in connection with the IPO and (ii) in connection with the Business Combination Agreement. In addition, such holders are parties to the registration rights agreement entered into in connection with the Business Combination. See “Shares Eligible for Future Sale — Lock-Up Agreements; — Registration Rights.”

Determination of Offering Price

The public offering price of the shares of our common stock that we are offering was negotiated between us and the representative based on, among other things, the trading price of our common stock prior to the offering. Other factors considered in determining the public offering price of the shares of our common stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Right of First Refusal

In connection with Adara’s initial public offering that closed on February 8, 2021, we granted ThinkEquity LLC, for a period beginning on the closing of the initial public offering and ending on the later of 24 months after the closing of that offering and 12 months after the consummation of our initial Business Combination, an irrevocable right of first refusal to act as sole and exclusive investment banker, sole and exclusive book-runner, and/or sole and exclusive placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such (eighteen) 18 month period for us, or any successor to our company or any subsidiary of our company, on terms and conditions customary to the representative. The representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

Nasdaq Capital Market Listing

We have applied to list our Class A common stock and Warrants for listing on The Nasdaq Capital Market under the symbol “AENT” and “AENTW,” respectively.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the

180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Except for services provided in connection with (i) this offering, (ii) our initial public offering that closed on February 8, 2021 in which the representative acted as sole underwriter and was paid an underwriting discount of 17% of the public offering price as well as a warrants to purchase up to 172,500 shares of our common stock and purchased 50,000 shares from the Sponsor for an aggregate purchase price of $5,000, (iii) the Business Combination that closed on February 10, 2023, the representative was paid a fee of $300,000 in connection with the delivery of a fairness opinion and $60,189 as deferred discounts and commissions in connection with the IPO and (iv) the representative acting as the exclusive financial advisor to us for any transaction involving a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination between us and Adara, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

➢	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
➢	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached;and
➢	passive market making bids must be identified as such.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

➢	to any legal entity that is a qualified investor as defined in the Prospectus Directive;
➢	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
➢	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our common stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York. The underwriters will be represented by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of Alliance Entertainment Holding Corporation as of June 30, 2022 and 2021 and for each of the three years in the period ended June 30, 2022 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and 2021 of Adara appearing in this prospectus and in the Registration Statement have been audited by WithumSmith+Brown PC, an independent registered public accounting firm, and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.aent.com. Through the Investors Relations section of our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
($ in thousands except share amount)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Revenues	$445,162	$538,445	$683,862	$831,646
Cost of Revenues (excluding depreciation and amortization)	424,265	465,407	637,495	717,889
Operating Expenses
Distribution and Fulfillment Expense	20,365	19,947	35,230	33,207
Selling, General and Administrative Expense	15,044	15,831	29,777	29,610
Depreciation and Amortization	1,529	2,064	3,166	4,373
Transaction Costs	367	34	1,007	(282)
IC DISC Commissions	1,444	2,767	2,833	6,263
Loss on Disposal of Fixed Assets	(3)	—	(3)	—
Total Operating Expenses	38,746	40,643	72,010	73,171
Operating (Loss) Income	(17,849)	32,395	(25,643)	40,586
Other Expenses
Interest Expense, Net	3,544	1,008	5,898	1,736
Total Other Expenses	3,544	1,008	5,898	1,736
(Loss) Income Before Income Tax (Benefit) Expense	(21,393)	31,387	(31,541)	38,850
Income Tax (Benefit) Expense	(5,878)	7,533	(8,516)	9,324
Net (Loss) Income	(15,515)	23,854	(23,025)	29,526
Net (Loss) Income per Share – Basic and Diluted	$(17.24)	$26.50	$(25.58)	$32.81
Shares Used in Computing Net (Loss) Income per Share	900	900	900	900

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	December 31, 2022	June 30, 2022
Assets
Current Assets
Cash and Cash Equivalents	$1,374	$1,469
Trade Receivables, Net	170,851	98,699
Related Party Receivable	—	245
Inventory, Net	175,322	249,439
Other Current Assets	9,431	9,128
Total Current Assets	356,978	358,980
Property and Equipment, Net	10,732	3,284
Operating Lease Right-Of-Use Assets	6,612	8,360
Goodwill	87,151	79,903
Intangibles, Net	25,768	18,764
Other Long-Term Assets	305	3,748
Deferred Tax Asset, Net	3,409	—
Total Assets	$490,955	$473,039
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$193,801	$198,187
Accrued Expenses	12,418	11,573
Current Portion of Operating Lease Obligations	3,456	4,453
Revolving Credit Facility, Net	176,615	135,968
Debt, Current	8,252	—
Income Taxes Payable	—	418
Total Current Liabilities	394,542	350,599
Debt, Non-Current	—	3,377
Operating Lease Obligations, Non-Current	3,918	4,864
Deferred Tax Liability	—	5,271
Total Liabilities	398,460	364,111
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Common Stock: No Par Value, Authorized 1000 shares Issued 957 Shares, Outstanding 900 Shares as of December 31, 2022, and June 30, 2022
Paid In Capital	46,592	40,000
Treasury Stock, 57 Shares Carried at Cost	(2,674)	(2,674)
Accumulated Other Comprehensive Loss	(66)	(66)
Retained Earnings	48,643	71,668
Total Stockholders’ Equity	92,495	108,928
Total Liabilities and Stockholders’ Equity	$490,955	$473,039

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED DECEMBER 31, 2022 (UNAUDITED)

				Accumulated
	Common		Cost of	Other
	Stock Shares	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Capital	Stock	Loss	Earnings	Total
Balances at June 30, 2022	900	$40,000	$(2,674)	$(66)	$71,668	$108,928
Capital Contribution	—	6,592	—	—	—	6,592
Net Loss	—	—	—	—	(23,025)	(23,025)
Balances at December 31, 2022	900	$46,592	$(2,674)	$(66)	$48,643	$92,495

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED DECEMBER 31, 2021 (UNAUDITED)

				Accumulated
	Common		Cost of	Other
	Stock Shares	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Capital	Stock	Loss	Earnings	Total
Balances at June 30, 2021	900	$40,000	$(2,674)	$(73)	$43,049	$80,302
Net Income	—	—	—	—	29,526	29,526
Balances at December 31, 2021	900	$40,000	$(2,674)	$(73)	$72,575	$109,828

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2022 (UNAUDITED)

				Accumulated
	Common		Cost of	Other
	Stock Shares	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Capital	Stock	Loss	Earnings	Total
Balances at September 30, 2022	900	$40,000	$(2,674)	$(66)	$64,158	101,418
Capital Contribution		$6,592				6,592
Net Income	—	—	—	—	(15,515)	(15,515)
Balances at December 31, 2022	900	$46,592	$(2,674)	$(66)	$48,643	$92,495

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2021 (UNAUDITED)

				Accumulated
	Common		Cost of	Other
	Stock Shares	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Capital	Stock	Loss	Earnings	Total
Balances at September 30, 2021	900	$40,000	$(2,674)	$(73)	$48,721	$85,974
Net Income	—	—	—	—	23,854	23,854
Balances at December 31, 2021	900	$40,000	$(2,674)	$(73)	$72,575	$109,828

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net (Loss) Income	$(23,025)	$29,526
Adjustments to Reconcile Net (Loss) Income to Net Cash Used In Operating Activities:
Inventory write-down	10,800	—
Depreciation of Property and Equipment	1,138	1,792
Amortization of Intangible Assets	2,028	2,581
Amortization of Deferred Financing Costs (Included in Interest)	83	—
Bad Debt Expense	330	(15)
Gain on Disposal of Fixed Assets	(3)	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	(69,193)	(66,510)
Related Party Receivable	245	521
Inventory	68,547	(74,022)
Income Taxes Payable\Receivable	(9,098)	311
Operating Lease Right-Of-Use Assets	1,748	2,075
Operating Lease Obligations	(1,943)	(2,760)
Other Assets	(5,424)	(3,895)
Accounts Payable	(28,981)	42,293
Accrued Expenses	12,088	2,497
Net Cash Used in Operating Activities	(40,660)	65,606
Cash Flows from Investing Activities:
Cash Received for Business Acquisitions, Net of Cash Acquired	1	1
Net Cash Provided by Investing Activities	1	1
Cash Flows from Financing Activities:
Payments on Seller Notes	—	(3,750)
Payments on Revolving Credit Facility	(580,484)	(727,325)
Borrowings on Revolving Credit Facility	621,048	791,446
Capital Contribution	—	3,000
Net Cash Provided by Financing Activities	40,564	63,371
Net Decrease in Cash and Cash Equivalents	(95)	(2,234)
Cash, Beginning of the Period	1,469	4,028
Cash, End of the Period	$1,374	$1,794
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$5,898	$1,736
Cash Paid for Income Taxes	$586	$8,937
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Fixed Asset Financed with Debt	$8,252	$—
Capital Contribution (Note 13)	$6,592	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1: Organization and Principal Business Activity

Alliance Entertainment Holding Corporation (the “Company” or “Alliance”) was formed on August 9, 2010. The Company provides full-service distribution of pre-recorded music, video movies, video games and related accessories, and merchandising to retailers and other independent customers primarily in the United States. It provides product and commerce solutions to “brick-and-mortar”, e-commerce retailers, and consumer direct websites, while maintaining trading relationships with manufacturers of pre-recorded music, video movies, video games and related accessories. The Company also provides third party logistics (3PL) products and services to customers.

On February 10, 2023, Alliance, Adara Acquisition Corp. (“Adara”) and a Merger Sub consummated the closing of the transactions contemplated by a Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Alliance and Adara was affected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara Following the consummation of the Merger on the closing date of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation).

On July 1, 2022 the company added Think3Fold LTD. to its portfolio. Previously on September 30, 2020, the Company added COKeM International LTD to its portfolio. Consolidated financial statements are presented for Alliance Entertainment Holding Corporation and business operations are conducted through seven subsidiaries. The Company’s corporate offices are headquartered in Sunrise, FL, with primary warehouse facilities located in Shepherdsville, KY and Shakopee, MN.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Accordingly, the accompanying unaudited condensed consolidated financial statements do not include certain information and footnotes required by GAAP for complete financial statements. However, in management’s opinion, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring accruals and adjustments) which are necessary in order to state fairly the Company’s results of operations, financial position, stockholders’ equity and cash flows as of and for the periods presented. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes, including the Summary of Significant Accounting Policies, included elsewhere in this Registration Statement for the fiscal year ended June 30, 2022. The June 30, 2022, balance sheet information contained herein was derived from the Company’s audited consolidated financial statements as of that date included elsewhere in this Registration Statement for the fiscal year ended June 30, 2022.

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and assumptions made may not prove to be correct, and actual results could differ from the estimates.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Note 1: Organization and Principal Business Activity (continued)

Pursuant to the requirements of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt about the Company’s ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Our principal source of liquidity is our borrowing capacity under the revolving credit facility (the ‘‘Revolver’’) with Bank of America, which matures less than one year from the balance sheet date, and cash generated from operations. For the six-month period ended December 31, 2022, the Company has suffered losses from operations, experienced negative cash generated from operations, has a working capital deficit, and has failed certain financial covenants of the Revolver. Management is in active discussions with lenders to renew the Revolver prior to its maturity on September 29, 2023. These conditions raise substantial doubt regarding our ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited condensed consolidated financial statements. As described in Note 17, the Revolver should have been classified as a current liability as of September 30, 2022. Since these conditions that raised substantial doubt about our ability to continue as a going concern at December 31, 2022 were also present at September 30, 2022, the Company should have disclosed there is substantial doubt about the Company’s ability to continue as a going concern in the September 30, 2022 unaudited condensed consolidated financial statements. Mitigation efforts include cost reduction, process efficiencies, and execution of growth and diversification strategies. If we are unable to get an extension of our revolver and implement our mitigation efforts, we may need to alter our operations including ceasing some functions.

Note 2: Summary of Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies from those described in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2022.

Note 3: Trade Receivables, Net

Trade Receivables, Net consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Trade Receivables	$175,861	$101,064
Less:
Allowances for Doubtful Accounts	(311)	(557)
Sales Returns Reserve, Net	(3,100)	(1,898)
Customer Rebate and Discount Reserve	(1,599)	90
Total Allowances	(5,010)	(2,366)
Trade Receivables, Net	$170,851	$98,699

Concentration of Credit Risk

Concentration of Credit Risk consists of the following at:

Revenue

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2022	December 31, 2021
Customer #1	19.3%	24.2%

Receivables Balance

($ in thousands)	December 31, 2022	June 30, 2022
Customer #1	14.2%	21.4%
Customer #2	13.6%	*
Customer #3	10.2%	14.2%
*	Less than 10%

Note 4: Inventory, Net

The Company completed an evaluation of the net realizable value of our inventory at December 31, 2022. As a result of this evaluation, the Company recorded a $7.1 million write down of our gaming inventory to reflect it at its net realizable value.

Inventory, Net (all finished goods) consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Inventory	$186,895	$255,236
Less: Reserves	(11,573)	(5,797)
Inventory, Net	$175,322	$249,439

Note 5: Other Current and Long-Term Assets

Other Current and Long-Term Assets consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Other Assets – Current
Prepaid Intellectual Property	$2,197	$2,443
Prepaid Insurance	639	431
Prepaid Acquisitions	2,865	2,243
Prepaid Freight	325	216
Prepaid Manufacturing Components	28	79
Prepaid Rent	886	—
Prepaid Maintenance	825	885
Prepaid Shipping Supplies	1,666	2,831
Total Other Assets – Current	$9,431	$9,128
Other Long-Term Assets
Deposits	$305	$3,748
Total Other Long-Term Assets	$305	$3,748

Note 6: Property and Equipment, Net

Property and Equipment, Net consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Property and Equipment
Leasehold Improvements	$1,680	$1,680
Machinery and Equipment	25,430	19,440
Furniture and Fixtures	1,749	3,530
Capitalized Software	10,508	11,451
Equipment Under Capital Leases	12,488	12,917
Computer Equipment	1,626	2,662
Construction in Progress	489	154
	53,970	51,834
Less: Accumulated Depreciation and Amortization	(43,238)	(48,550)
Total Property and Equipment, Net	10,732	$3,284

Depreciation and Amortization Expense for the three months ended December 31, 2022, and 2021, was $0.5 million and $0.8 million respectively and six months ended December 31, 2022, and 2021 was $1.1 million and $1.8 million, respectively.

Note 7: Goodwill and Intangibles, Net

($ in thousands)	December 31, 2022	June 30, 2022
Goodwill:	$79,903	$79,903
Additions to Goodwill	7,248	—
Goodwill, Net	$87,151	$79,903

Note 7: Goodwill and Intangibles, Net (continued)

Intangibles, Net consists of the following at:

($in thousands)	December 31, 2022	June 30, 2022
Intangibles:
Customer Relationships	$78,000	$78,000
Trade Name - Alliance	5,200	5,200
Covenant Not to Compete	10	10
Mecca Customer Relationships	8,023	8,023
Customer List	18,792	9,760
Total	$110,025	$100,993
Accumulated Amortization	(84,257)	(82,229)
Intangibles, Net	$25,768	$18,764

During the three months ended December 31, 2022, and 2021 the company recorded amortization expense of $1.0 million and $1.3 million, respectively and during the six months ended December 31, 2022, and 2021, amortization expense of $2.0 million and $2.6 million, respectively.

Expected amortization over the next five years and thereafter, at December 31, 2022, is as follows:

($ in thousands)	Intangible Assets
Year Ended June 30
2023	$2,781
2024	4,223
2025	3,651
2026	3,339
2027	3,289
Thereafter	8,485
Total Expected Amortization	$25,768

Note 8: Accrued Expenses

Accrued Expenses consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Marketing Funds Accruals	$2,768	$2,738
Payroll and Payroll Tax Accruals	2,802	3,904
Accruals for Other Expenses	6,848	4,931
Total Accrued Expenses	$12,418	$11,573

Note 9: Lines of Credit and Long-Term Obligation

Line of Credit

The Company executed an amendment to its Credit Facility with Bank of America on January 24, 2022, (retroactive to January 1, 2022), to transition the interest rate benchmark from Libor to a Secured Overnight Financing Rate (SOFR). The effective interest rate on the revolver using SOFR for the six months ended December 31, 2022, was 4.76% (SOFR plus a spread of 2.11%). The effective interest rate for the six months ended December 31, 2021, was 2.34% (Libor rate plus 2%). All assets (with certain capitalized lease exceptions) and interest in assets of the Company are pledged as collateral under the Credit Facility.

The Credit Facility matures on September 29, 2023, with a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America Libor rate plus 2%, up to January 1, 2022, and SOFR plus a spread of 2.11% going forward. On June 30, 2022, the Credit Facility with Bank of America was increased from $175 million to $225 million.

The Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility. The Company obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. These non-compliances resulted in events of default under the Revolving Credit Facility and accordingly, the Credit Facility was classified as a current liability as of June 30, 2022.

The Company failed to meet the Fixed Charge Coverage Ratio covenant requirement as of November 30, 2022, December 31, 2022, and January 31, 2023. The Company is in negotiations with its lender to obtain a waiver for non-compliance. We cannot provide any assurance that our lender will provide us with a waiver for the current event of default related to the non-compliance with the Fixed Charge Coverage Ratio, or any future instances of non-compliance. The Company has other debt in the amount of $8,252 that includes cross-default provisions with other debt. Accordingly, this debt is recorded as a current liability as of December 31, 2022, due to the Credit Facility being in default. The failure to maintain compliance with covenant requirements if not waived by our lender causes the outstanding borrowings to be in default and payable on demand which would have a material adverse effect on us and our ability to continue as a going concern.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Agreement. In addition, there is a commitment fee of 0.25% for unused credit line with fees for the six months ended December 31, 2022, and 2021 of $60 thousand and $95 thousand, respectively. Availability as of December 31, 2022, was $48.3 million with an outstanding revolver balance of $176.7 million. Because of the event of default, the lenders are under no obligation to fund any loan, arrange for the issuance of any letter of credit, or grant any other accommodation to or for the benefit of the Company. Availability as of June 30, 2022, was $48 million with an outstanding revolver balance of $136 million.

Revolver Balance consists of the following at:

($ in thousands)	December 31, 2022	June 30, 2022
Bank of America Revolving Credit Agreement	$176,740	$136,176
Less: Deferred Finance Costs	(125)	(208)
Revolving Credit, Net	$176,615	$135,968

Note 10: Employee Benefits

Company Health Plans

The Company sponsors the Alliance Health & Benefits Plan (AHBP) consisting of the following plans: self-insured medical (PPO and HDHP), dental (PPO and HMO), vision, life Insurance, short & long-term disability. The medical insurance is self-insured to a maximum company exposure of $200 thousand per individual occurrence, at which time a stop loss policy covers the balance of covered claims. The Company contributes various percentages to different levels of premium coverage. As of December 31, 2022, the Company fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by our plan administrator.

The Dental insurance HMO is self-insured to a maximum per individual procedure based on a published schedule which measures exposure. The PPO policy is fully insured. The Company contributes various percentages to different levels of premium coverage. As of December 31, 2022, the Company was fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by the plan administrator. The vision plan, life insurance plan, and short and long-term disability plans are fully insured, sponsored by the Company and premiums are paid by the employer and employee based on various Board approved schedules. At December 31, 2022 and June 30, 2022, the accrued estimated run out exposure totaled approximately $218 thousand and $234 thousand, respectively, for the medical and dental insurance plans. Accrued estimated runout exposure is included in accrued expenses on the consolidated balance sheets.

401(k) Plan

The Company has the Alliance Entertainment 401(k) Plan (401(k) Plan) covering all eligible employees of the Company. All employees over the age of 18 are eligible to participate in the Plan at the beginning of the month following date of hire. The Plan has automatic deferral at the beginning of the month following date of hire. Employees are automatically enrolled in the Plan with a 3% contribution; however, they have the option to increase/decrease their deferrals or opt out of the Plan at any time. The Company currently offers a match contribution of $.50 of every dollar up to 4% of contribution percentage. The Company conducts a retirement plan review on an annual basis.

Note 11: Income Taxes

The effective tax rate was 27% for the six months ended December 31,2022, compared to 26% for the same periods of 2021. State tax rates vary among states and average approximately 6.0% although some state rates are higher, and a small number of states do not impose an income tax.

For the six months ended December 31, 2022, and 2021, the difference between the Company’s effective tax rate and the federal statutory rate primarily resulted from state income taxes.

Note 12: Commitments and Contingencies

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of December 31, 2022, and June 30, 2022.

Litigation, Claims and Assessments

We are exposed to claims, litigation and/or cyber-attacks of varying degrees arising in the ordinary course of business and use various methods to resolve these matters. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. We believe the recorded reserves in our consolidated financial statements are adequate in light of the probable and estimable liabilities. We do not believe that any of these identified claims or litigation will be material to our results of operations, cash flows, or financial condition.

Note 13: Related Party Transactions

Interest-Charge Domestic International Sales Corporation (“IC-DISC”)

The Company has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by the Company Stockholders. Effective December 31, 2022, IC-DISC was discontinued as a result there will be no future accruals or commissions paid out.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $1.4 million and $2.8 million for the three months ended December 31, 2022 and 2021, and $2.8 million and $6.3 million for the six months ended December 31, 2022, and 2021 respectively. The commission is determined under formulas and rules defined in the law and regulations of the US tax code, and under these regulations, the commission is deductible by the Company and results in a specified profit to the IC-DISC. This net profit is not subject to federal income tax. The IC-DISC distributes the profit to its stockholders, who are taxed on the income as a dividend. The owners of the IC-DISC elected to forgive the commissions earned for the twelve months ended December 31, 2022. The forgiveness of $6.6 million was recorded as a deemed capital contribution by the Company Stockholders.

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman and a principal stockholder of Alliance, and Jeff Walker, Chief executive Office, a director, and a principal stockholder of Alliance, established two insurance companies; Guard Yourself Insurance Company, Ltd. and Super O Insurance Company, Ltd., replaced effective April 1, 2018, with the current new insurance companies, Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies additionally insure the general assets, liabilities and claims of Alliance through March 30, 2022, and were not renewed for future periods. Premium payments are allowed based on the Loan Agreement dated February 21, 2017. The Company is not a guarantor and does not have exposure in the event of a loss.

Total captive policy expense for the three months December 31, 2022 and 2021, were $0.0 million and $0.54 million respectively and for the six months ended December 31, 2022, and December 31, 2021, were $0.0 and $1.09 million respectively, which are included in related party receivables on the consolidated balance sheets. Captive Claims receivables for six months ended December 31, 2022, and December 31, 2021, was $0.0 and $0.9 million respectively.

Other Related Party Transactions

During the three months December 31, 2022 and 2021, and the six-month periods ended December 31, 2022, and 2021, the Company had sales to a related party company owned by the Company’s shareholders of $1.6 million, 2.6 million, $2.3 million, and $4.8 million, respectively. Also, during the same periods, the Company had costs incurred with another related party company in the amount of $3.5 million, $6.7 million, $5.4 million and $7.8 million, respectively.

Note 14: Leases

The Company leases office and warehouse, computer equipment and vehicles. Certain operating leases may contain one or more options to renew. The renewal terms can extend the lease term from one to 13 years. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the Right of Use (ROU) asset and lease liability when the exercise is reasonably certain to occur.

The depreciable lives of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus, may include variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred. Fixed payments may contain predetermined fixed rent escalations.

Operating leases are included in the following asset and liability accounts on the Company’s Balance Sheet: Operating Lease Right-of-Use Assets, Current Portion of Operating Lease Obligations, and Noncurrent Operating Lease Obligations. ROU assets and liabilities arising from finance leases are included in the following asset and liability accounts on the Company’s Consolidated Balance Sheet: Property & Equipment - Net, Current Portion of Finance Lease Obligation, and Noncurrent Finance Lease Obligations.

Components of lease expense were as follows for the three and six months ended December 31, 2022, and December 31, 2021:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Lease Cost
Finance Lease Cost:
Amortization of Right of Use Assets	51	179	102	475
Interest on lease liabilities	3	8	7	18
Operating Lease Cost	1,013	1,132	2,092	2,263
Short-Term Lease Cost	7	—	14	—
Total Lease Cost	1,074	1,319	2,215	2,756
Other Information
(Gains) and losses on sale and leaseback transactions, net
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	3	8	7	20
Operating cash flows from Capitalized Operating leases	1,105	1,213	2,264	2,392
Financing cash flows from finance leases	53	289	105	778
Net ROU remeasurement	(9)	(1,298)	(9)	(1,190)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Weighted average remaining lease term – finance leases (in Years)	1.59	1.97	1.59	1.97
Weighted average remaining lease term – Capitalized Operating leases (in Years)	1.94	2.77	1.94	2.77
Weighted average discount rate – finance leases	3.70	3.67	3.70	3.67
Weighted average discount rate – Capitalized Operating leases	4.13	4.09	4.13	4.09

Note 14: Leases (continued)

Maturities of lease liabilities are as follows as of December 31, 2022:

Operating
($ in thousands)	Leases
2023	4,123
2024	3,312
2025	110
2026	100
Total Lease Payments	7,655
Less Imputed Interest	(271)
Total	$7,374

Note 15: Earnings per Share (EPS)

Basic EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. The Company does not have any potentially dilutive securities outstanding for the three or six months ended December 31, 2022, or 2021.

Note 16: Business Acquisition

On July 1, 2022, Alliance purchased 100% of the stock of Think3Fold, a collectibles distribution company for no consideration. The merged entity expanded and diversified the Company’s portfolio of products and enabled scale and fixed cost leverage.

The results of operations of the acquired entity are included in the Consolidated Financial Statements from July 1, 2022, through December 31, 2022. The Company recognized $694 thousand of acquisition-related costs that were expensed in the current period. These costs are included in the consolidated statements of operations and comprehensive income within Transaction Costs.

Think3Fold revenue and earnings included in the Company’s consolidated statements of operations for the periods July 1, 2022, through December 31, 2022, are as follows:

	Three Months Ended	Six Months Ended
($ in thousands)	December 31, 2022	December 31, 2022
Revenue	$6,784	$10,605
Net Income	1,360	1,086

Note 16: Business Acquisition (continued)

The Think3Fold acquisition was treated for accounting purposes as a purchase of Think3Fold using the acquisition method of accounting in accordance with ASC 805, Business Combination. Under the acquisition method of accounting, the aggregate consideration was allocated to the acquired assets and assumed liabilities, in each case, based on their respective fair value as of the closing date, with the excess of the consideration transferred over the fair value of the net assets acquired (or net liabilities assumed) being allocated to intangible assets and goodwill.

The initial accounting for this business acquisition is incomplete and the following assets and liabilities were recognized on a provisional basis, since the Company is currently assessing the purchase price allocation and the fair value measurements. During the quarter ended December 31, 2022, the Company recorded a measurement period adjustment to reduce the fair value of the inventory acquired by $5.2 million, which resulted in a corresponding increase in goodwill.

Provisional Allocation of purchase price consideration ($ in thousands)
Cash Acquired	$1
Trade Receivables	3,289
Inventory	5,232
Intangibles	9,031
Other Assets	19
Accounts Payable	(24,820)
Total identifiable net assets (liabilities)	(7,248)
Goodwill	7,248
Total Consideration	$—

Goodwill is attributable primarily to the assembled workforce acquired, as well as benefits from the increased scale of the Company as a result of the Think3fold acquisition. The goodwill from this acquisition is not deductible for income tax purposes.

Note 17: Restatement of Previously Issued Financial Statements

Subsequent to the issuance of the Company’s unaudited condensed consolidated financial statements for the three months ended September 30, 2022, included in Amendment No. 4 to Form S-4 filed with the Securities Exchange Commission on November 30, 2022, the Company determined that it incorrectly classified the revolving credit facility, net, as a non-current liability instead of as a current liability. The Company determined that such financial statements were materially misstated and should be restated. The classification error had no impact on the Company’s unaudited condensed consolidated statements of operations, changes in stockholders’ equity and cash flows for the three months ended September 30, 2022.

The following table sets forth the effects of the restatement on the consolidated balance sheet at September 30, 2022:

	Previously Reported	Adjustment	As Restated
Total Assets	$516,943	$—	$516,943
Liabilities:
Revolving Credit Facility, net	$—	$183,524	$183,524
Total Current Liabilities	$219,476	$183,524	$403,000
Revolving Credit Facility, net	$183,524	$(183,524)	$—
Total Liabilities	$415,524	$—	$415,524
Total Stockholders’ Equity	$101,418	$—	$101,418

Note 18: Subsequent Events

On February 10, 2023, Alliance, Adara Acquisition Corp. (“Adara”) and a Merger Sub consummated the closing of the transactions contemplated by a Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Alliance and Adara was affected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara Following the consummation of the Merger on the closing date of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation). of Adara Following the consummation of the Merger on the closing date of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation).

Report of Independent Registered Public Accounting Firm

Board of Directors

Alliance Entertainment Holding Corporation

Sunrise, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alliance Entertainment Holding Corporation (the “Company”) as of June 30, 2022 and 2021, the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition — Principal Versus Agent Assessment

As described in Note 1 to the consolidated financial statements, the Company is typically the principal in the sale and distribution of products. Sales are recognized on a gross basis, since the Company is the primary obligor for fulfilling the promise to its customers on these arrangements, has inventory risk, and has latitude in establishing prices. The Company recognizes revenue from these sales at the point in time that control is transferred to the customer, which is typically when the product is shipped from the Company’s distribution center to the Company’s customers, which primarily consist of retailers.

We identified the determination of the Company as the principal in its distribution contracts as a critical audit matter. There was significant judgment applied by management when evaluating certain terms on their distribution contracts in order to determine whether the Company is acting as a principal or agent. Auditing these arrangements required a high degree of auditor judgement and significant audit effort to evaluate management’s analysis and the appropriateness of gross versus net presentation.

The primary procedures we performed to address this critical audit matter included:

➢	Evaluating management’s significant accounting policies related to the Company’s distribution contracts for consistency with accounting standards, as it relates to principal versus agent determination.
➢	Testing a sample of distribution contracts to evaluate the terms and the Company’s assessment of principal versus agent consideration, which included determining whether the Company is the primary obligor in the arrangement, has inventory risk and latitude in establishing pricing.
➢	Evaluating management’s related presentation and disclosures in the consolidated financial statements.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

Miami, Florida

October 17, 2022

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Consolidated Statements of Operations and Comprehensive Income

	Year Ended	Year Ended	Year Ended
($ in thousands, except shares)	June 30, 2022	June 30, 2021	June 30, 2020
Net Revenues	$1,417,377	$1,323,567	$775,596
Cost of Revenues (excluding depreciation and amortization)	1,234,995	1,140,885	656,485
Operating Expenses
Distribution and Fulfillment Expense	64,260	56,885	35,877
Selling, General and Administrative Expense	58,110	57,249	50,007
Depreciation and Amortization	8,259	11,651	15,784
Transaction Costs	(251)	3,509	—
IC DISC Commissions	9,907	5,394	8,182
Loss on Disposal of Property and Equipment	—	87	—
Total Operating Expenses	140,285	134,775	109,850
Operating Income	42,098	47,907	9,261
Other Expenses
Interest Expense, Net	4,056	2,938	3,524
Total Other Expenses	4,056	2,938	3,524
Income Before Provision for Income Tax Expense	38,042	44,969	5,737
Income Tax Expense	9,423	10,791	376
Net Income	28,619	34,178	5,361
Other Comprehensive Income
Foreign Currency Translation	7	15	(318)
Total Comprehensive Income	$28,626	34,193	5,043
Net Income per Share – Basic and Diluted	$31.80	$37.98	$5.96
Shares Used in Computing Net Income per Share	900	900	900
Distributions of Paid In Capital per Share	$—	$7.57	$—

The accompanying notes are an integral part of these consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Balance Sheets

($in thousands)	June 30, 2022	June 30, 2021
Assets
Current Assets
Cash and Cash Equivalents	$1,469	$4,028
Trade Receivables, Net	98,699	111,332
Related Party Receivable	245	1,476
Inventory, Net	249,439	141,661
Other Current Assets	9,128	7,287
Total Current Assets	358,980	265,784
Property and Equipment, Net	3,284	6,330
Operating Lease Right-Of-Use Assets	8,360	12,658
Goodwill	79,903	79,903
Intangibles, Net	18,764	23,927
Other Long-Term Assets	3,748	361
Total Assets	$473,039	$388,963
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$198,187	$214,332
Accrued Expenses	11,573	13,555
Current Portion of Financing Lease Obligations	—	811
Current Portion of Operating Lease Obligations	4,453	4,622
Seller Note, Current	—	3,000
Income Taxes Payable	418	2,286
Revolving Credit Facility, Net	135,968	—
Total Current Liabilities	350,599	238,606
Revolving Credit Facility, Net	—	53,580
Debt, Non-Current	3,377	—
Seller Note, Non-Current	—	750
Operating Lease Obligations	4,864	9,277
Deferred Tax Liability	5,271	6,448
Total Liabilities	364,111	308,661
Commitments and Contingencies (Note 11)
Stockholders’ Equity
Common Stock: No Par Value, Authorized 1,000 shares Issued 957 Shares, Outstanding 900 Shares as of June 30, 2022, and 2021
Paid In Capital	40,000	40,000
Treasury Stock, 57 Shares Carried at Cost	(2,674)	(2,674)
Accumulated Other Comprehensive Loss	(66)	(73)
Retained Earnings	71,668	43,049
Total Stockholders’ Equity	108,928	80,302
Total Liabilities and Stockholders’ Equity	$473,039	$388,963

The accompanying notes are an integral part of these consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Consolidated Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
($ in thousands)	June 30, 2022	June 30, 2021	June 30, 2020
Cash Flows from Operating Activities:
Net Income	$28,619	$34,178	$5,361
Adjustments to Reconcile Net Income to
Cash provided by (Used In) Operating Activities:
Depreciation of Property and Equipment	3,096	5,623	7,124
Amortization of Intangible Assets	5,163	5,772	8,660
Amortization of Deferred Financing Costs (Included in Interest)	165	334	358
Bad Debt Expense	496	225	155
Deferred Income Taxes	(1,177)	1,543	1,286
Loss on Disposal of Fixed Assets	—	87	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	12,138	8,053	13,684
Related Party Receivable	1,231	157	(1,633)
Inventory	(107,778)	(8,617)	35,821
Income Taxes Payable\Receivable	(1,867)	4,453	(1,187)
Operating Lease Right-Of-Use Assets	4,299	(817)	3,137
Operating Lease Obligations	(4,583)	664	(3,284)
Other Assets	(5,230)	1,980	3,228
Accounts Payable	(16,146)	18,686	(38,761)
Accrued Expenses	(1,980)	2,395	(6,560)
Net Cash Provided by (Used in) Operating Activities	(83,554)	74,718	27,391
Cash Flows from Investing Activities:
Capital Expenditures	(50)	(650)	(2,702)
Cash Paid for Business Acquisitions, Net of Cash Acquired	—	(65,409)	(2,561)
Net Cash Used in Investing Activities	(50)	(66,059)	(5,263)
Cash Flows from Financing Activities:
Payments on Seller Notes	(3,750)	(4,750)	—
Payments on Revolving Credit Facility	(1,346,442)	(1,310,333)	(724,783)
Borrowings on Revolving Credit Facility	1,428,664	1,318,518	698,670
Payments on Financing Leases	(811)	(2,101)	(2,478)
Proceeds from Debt	3,377	—	1,378
Capital Dividends	—	(6,811)	—
Capital Contribution	—	—	3,860
Deferred Financing Costs	—	(500)	—
Net Cash Provided by (Used In) Financing Activities	81,038	(5,977)	(23,353)
Net Increase (Decrease) in Cash and Cash Equivalents	(2,566)	2,682	(1,225)
Net Effect of Currency Translation on Cash and Cash Equivalents	7	15	(318)
Cash, Beginning of the Period	4,028	1,331	2,874
Cash, End of the Period	$1,469	$4,028	$1,331
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$2,878	$2,079	$3,272
Cash Paid for Income Taxes	$9,345	$6,540	$362
Supplemental Disclosure for Non-Cash Investing Activities
Property and Equipment Acquired Under Capital Leases	$—	$—	$1,378
Issuance of Seller’s Note Related to Acquisition	$—	$8,500	$—
PPP Loan Forgiveness	$—	$1,740	$—

The accompanying notes are an integral part of these consolidated financial statements

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Consolidated Statements of Changes in Stockholders’ Equity

				Accumulated
	Common		Cost of	Other
	Stock Shares	Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Capital	Stock	Income (Loss)	Earnings	Total
Balances at June 30, 2019	900	$42,951	$(2,675)	$230	$3,510	$44,016
Other Comprehensive Income
Currency Translation Adjustment	—	—	—	(318)	—	(318)
Capital Contribution	—	3,860	—	—	—	3,860
Net Income	—	—	—	—	5,361	5,361
Balances at June 30, 2020	900	$46,811	$(2,675)	$(88)	$8,871	$52,919
Other Comprehensive Income
Currency Translation Adjustment	—	—	—	15	—	15
Distributions of Paid In Capital	—	(6,811)	—	—	—	(6,811)
Purchase of Treasury Stock	—	—	1	—	—	1
Net Income	—	—	—	—	34,178	34,178
Balances at June 30, 2021	900	$40,000	$(2,674)	$(73)	$43,049	$80,302
Currency Translation Adjustment	—	—	—	7	—	7
Net Income	—	—	—	—	28,619	28,619
Balances at June 30, 2022	900	$40,000	$(2,674)	$(66)	$71,668	$108,928

The accompanying notes are an integral part of these consolidated financial statements

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Organization and Principal Business Activity

Alliance Entertainment Holding Corporation was formed on August 9, 2010. The Company provides full- service distribution of pre-recorded music, video movies, video games and related accessories, and merchandising to retailers and other independent customers primarily in the United States. It provides product and commerce solutions to “brick-and-mortar”, e-commerce retailers, and consumer direct websites, while maintaining trading relationships with manufacturers of pre-recorded music, video movies, video games and related accessories. The Company also provides third party logistics (3PL) products and services to customers.

On September 30, 2020, Alliance Entertainment Holding Corporation added COKeM International LTD to its portfolio. Consolidated financial statements are presented for Alliance Entertainment Holding Corporation and business operations are conducted through seven subsidiaries. The Company’s corporate offices are headquartered in Sunrise, FL, with primary warehouse facilities located in Shepherdsville, KY and Shakopee, MN.

On June 22, 2022, the Company entered into a Business Combination Agreement (the Adara Agreement), by and among the Company, and Adara Acquisition Corp., a Delaware corporation. Pursuant to the Adara Agreement, which is subject to shareholder approval and other closing conditions, the Company will be the surviving corporation and a wholly owned subsidiary of Adara.

Note 1:Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the consolidated financial statements:

Basis of Consolidation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of the Alliance Entertainment Holding Corporation and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition

The Company enters into contracts with its customers for the purchase of products in the ordinary course of business. A contract with commercial substance exists once the Company receives and accepts a purchase order under a sales contract. Revenue from the sale and distribution of pre-recorded music, video, games, accessories, and other related products are recognized when the performance obligations under the terms of a contract with its customer are satisfied, which occurs with the transfer of control of the product. For the majority of the Company’s products, control is transferred, and revenue is recognized when the product is shipped from the Company’s distribution center to the Company’s customers, which primarily consist of retailers. For most of the Company’s distribution contracts, the Company is considered to be the principal to these transactions and the revenue is recognized on a gross basis, since the Company is the primary obligor for fulfilling the promise to its customers on these arrangements, has inventory risk, and has latitude in establishing prices. Additionally, the Company ships some of its products to retailers on a consignment basis. The Company retains ownership of its products stored at these retailers. As the Company’s products are sold by the retailer, ownership is transferred from the Company to the retailer. At that time, the Company invoices the retailer and recognizes revenue for these consignment transactions. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based on relative standalone selling price. Shipping and handling activities are treated as a fulfillment activity rather than a promised service, and therefore, are not considered a performance obligation. Sales, use, value-added, and other excise taxes the Company collects concurrent with revenue producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense when incurred.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

The Company applies ASC 606, Revenue from Contracts with Customers, (ASC 606) utilizing the following allowable exemptions or practical expedients:

➢	Portfolio approach practical expedient relative to the estimation of variable consideration.
➢	Shipping and handling practical expedient to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities.
➢	Costs of obtaining a contract practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset is one year or less.
➢	Sales taxes practical expedient to exclude sales taxes and other similar taxes from the transaction price.
➢	Significant financing component practical expedient

Revenue is recognized at the transaction price which the Company expects to be entitled to receive. When determining the transaction price, the Company estimates variable consideration by applying the portfolio approach practical expedient under ASC 606. The primary sources of variable consideration for the Company are rebate programs, incentive programs and product returns. The rebate and incentives are recorded as a reduction to revenue at the time of the initial sale or when offered. The Company estimates variable consideration related to products sold under its rebate and incentive programs using the expected value method, which is based on sales terms with customers, historical experience, inventory levels, volume purchases, and known changes in relevant trends in the future. There are no material instances where variable consideration is constrained and not recorded at the initial time of sale.

Substantially all of the Company’s sales are domestic and are made to customers under agreements permitting certain limited rights of return based upon the prior months’ sales and vendor return rights. Except for video games and vinyl sales, which are not returnable, generally it is the Company’s policy not to accept product returns that cannot be returned to the Company’s vendors. Revenue from product sales is recognized net of estimated returns. Sales in the pre-recorded music and video movies industry generally give certain customers the right to return products. In addition, the Company’s suppliers generally permit the Company to return products that are in the supplier’s current product listing, except for video games and vinyl.

Based on historical returns, review of current catalog list and the change of mass merchant’s floor space and store locations carrying the Company’s products, management provides for estimated net returns at the time of sale and other specific reserves when appropriate. This is typically done using a twelve-month average return rate by product.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are most significantly affected by the overall economic health of the consumer product industry in the United States.

Cash and Cash Equivalents

Cash equivalents include all investments with original maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Trade Receivables, Net

The Company grants credit to customers on credit terms in the ordinary course of business. Credit is extended based on an evaluation of a customer’s financial condition and collateral is generally not required.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Trade receivables are carried at original invoice amount less estimates made for allowances for uncollectible accounts based on a periodic review of all outstanding amounts. Management determines these allowances by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history. Trade receivables are written off against the allowance when they are deemed uncollectible. Recoveries of trade receivables previously written off are recorded as a credit to the allowance for uncollectible accounts when received.

Inventory and Inventory Reserves

Inventory is stated at the lower of cost or net realizable value, using the weighted average cost method. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Excess or obsolete inventory reserves are established when inventory is estimated to not be sellable or returnable to suppliers based on product demand and product life cycle.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset. Costs of major additions and improvements are capitalized while repair and maintenance costs are charged to expense as incurred. When items are disposed of, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in the consolidated statements of operations.

Depreciation and Amortization

Depreciation is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives using the straight-line method. The estimated useful lives are as follows:

Asset Class	Useful Life
Leasehold Improvements	5 – 10 years
Machinery and Equipment	3 – 7 years
Furniture and Fixtures	5 – 7 years
Capitalized Software	1 – 3 years
Equipment Under Capital Leases	5 years
Computer Equipment	2 – 5 years

Leasehold improvements and equipment under capitalized leases are amortized over the shorter of the useful life of the asset or the life of the lease. Depreciation and amortization expense was approximately $3.1 million, $5.6 million, and $7.1 million for the years ended June 30, 2022, 2021, and 2020, respectively.

Goodwill and Definite-Lived Intangible Assets, Net

Goodwill is assessed using either a qualitative assessment or quantitative approach to determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. The qualitative assessment evaluates factors including macroeconomic conditions, industry-specific and company-specific considerations, legal and regulatory environments, and historical performance. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than it carrying value, a quantitative assessment is performed. Otherwise, no further assessment is required. The quantitative approach compares the estimated fair value of the reporting units to it carrying amount, including goodwill. Impairment is indicated if the estimated fair value of the reporting unit is less than the carrying amount of the reporting unit, and an impairment charge is recognized for the differential.

The Company completes its annual goodwill impairment test as of June 30 each year. For the years ended June 30, 2022, 2021 and 2020, the Company did not record any impairment.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from 10 to 15 years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to fifteen years.

Impairment of Long-Lived Assets

Recoverability of long-lived assets, including property and equipment and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the years ended June 30, 2022, 2021 and 2020.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management’s estimates of doubtful accounts, sales returns, rebates, defective products, and inventory recoverability. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Fair Value of Financial Instruments

The Company complies with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles and expands disclosure requirements about fair value measurements. Under ASC 820, there are three categories for the classification and measurement of assets and liabilities carried at fair value:

Level 1: Valuation based on quoted market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples include publicly traded equity securities and publicly traded mutual funds that are actively traded on a major exchange or over-the- counter market.

Level 2: Valuation based on quoted market prices of investments that are not actively traded or for which certain significant inputs are not observable, either directly or indirectly. Examples include municipal bonds, where fair value is estimated using recently executed transactions, bid asked prices and pricing models that factor in, where applicable, interest rates, bond spreads and volatility.

Level 3: Valuation based on inputs that are unobservable and reflect management’s best estimate of what market participants would use as fair value. Examples include limited partnerships and private equity investments.

Cash, trade accounts receivable, accounts payable, accrued expenses and other current liabilities estimated fair values approximate carrying amounts as of June 30, 2022 and 2021, based on the short-term nature and maturity of these instruments.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

The estimated fair value of debt and the credit facility is based on Level 2 inputs, which consist of interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. As of June 30, 2022, 2021 and 2020 the estimated fair value of the Company’s short and long-term debt approximates it carrying value due to market interest rates charged on such debt or their short-term maturities.

The estimated fair value of the tangible and intangible assets acquired, and the liabilities assumed in connection with the acquisition of COKeM were measured using Level 2 and Level 3 inputs.

Advertising Costs

Advertising costs, which consist primarily of mailers, catalogs, online marketing and other promotions, are expensed in the period in which the advertisement or promotion occurs. Additionally, the Company maintains cooperative advertising agreements with certain vendors to include their logos and product descriptions prominently in the catalogs and calendars. The fee revenues charged to the vendors for the cooperative advertising arrangements are recorded as a reduction of advertising expense and any excess fees are recorded as a reduction of cost of goods sold. Advertising costs, net, for the years ended June 30, 2022, 2021, and 2020, were $6.5 million, $6.1 million, and $6.5 million, respectively.

Deferred Financing Costs

Deferred financing costs relating to the Company’s revolving credit facility are deferred and amortized ratably over the life of the debt using the straight-line method. Deferred financing costs are included as an addition to interest expense on the consolidated statements of operations and comprehensive income and are included in Revolving Credit Facility, Net on the Consolidated Balance Sheets.

Shipping and Handling

The Company accounts for shipping and handling activities as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers. Shipping and handling costs are included in cost of revenues in the accompanying consolidated statements of operations and comprehensive income.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company’s foreign subsidiary is measured using the local currency as the functional currency. Assets and liabilities of this subsidiary are translated into United States dollars at the exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Foreign currency translation income totaled $7 and $15 thousand for the years ended June 30, 2022, and 2021 respectively. Foreign currency translation loss totaled $318 thousand for the year ended June 30, 2020.

The Company does not typically hedge its foreign exchange rate position. Realized gains or losses from foreign currency transactions are included in operations as incurred.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed

The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included the consolidated statements of operations and comprehensive income.

Leases

The Company is a lessee in multiple noncancelable operating and financing leases. If the contract provides the Company the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is generally considered to be or contain a lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used is the implicit rate in the lease contract, if it is readily determinable, or the Company’s incremental borrowing rate. The Company uses the incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Operating leases with fluctuating lease payments: For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term. The ROU asset for finance leases is amortized on a straight-line basis over the lease term.

For all underlying classes of assets, the Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Leases containing termination clauses in which either party may terminate the lease without cause and the notice period is less than 12 months are generally deemed short-term leases with lease costs included in short-term lease expense. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

Variable Interest Entity

The Company evaluates its ownership, contractual, and other interests in entities to determine if it has any variable interest in a variable interest entity (VIE). These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical information, among other factors. If the Company determines that an entity in which it holds a contractual, or ownership, interest is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (i) has the power to make decisions that most significantly affect the economic performance of the VIE; and (ii) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change.

Changes in consolidation status are applied prospectively. The Company evaluated its transactions with a related party (included in Note 12) and concluded that the arrangements do not result in variable interests and do not require consolidation of any of the related party entities.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Segments

Operating segments are defined as components of an enterprise where discrete financial information is available and evaluated regularly by the chief operating decision maker or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers manage the business, allocate resources, and assess performance on a consolidated basis. Accordingly, the Company has one operating and reportable segment.

Accounting Pronouncements

Recently issued and adopted accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes which was issued to simplify the accounting for income taxes by eliminating certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This ASU also clarifies and simplifies other aspects of the accounting for income taxes. This update is effective for fiscal years beginning after December 15, 2020, and early adoption is permitted. The company adopted the new standard on July 1, 2021. The adoption of this standard did not have a material impact on the company’s consolidated financials statements.

In June 2016, the FASB issued ASU 2016-13, Financials Instruments — Credit Losses (Topic 848): Measurement of Credit Losses on Financials Instruments to amend the current accounting guidance which requires an incurred loss model for recognizing credit losses. Under the new guidance, the Company now measures all expected losses based on a forward-looking expected loss model which reflects probable losses based on historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted the new standard on July 1, 2020. The adoption of this standard did not have a material impact on the company’s consolidated financial statements.

Recently issued but not yet adopted accounting pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” The new guidance provides temporary optional guidance to ease the potential burden in accounting for reference rate reform. The new guidance provides optional expedients and exceptions for applying GAAP to transactions affected by reference rate reform if certain criteria are met. These transactions include contract modifications, hedging relationships, and the sale or transfer of debt securities classified as held-to-maturity. Entities may apply the provisions of the new standard as of the beginning of the reporting period when the election is made. The provisions of this update are only available until December 31, 2022, when the reference rate replacement activity is expected to be completed. The Company is currently evaluating the impact that adopting this guidance may have on its consolidated financial statements.

In October 2021, The FASB issued ASU No. 2021-08, Accounting for contract Assets and Contract Liabilities from contracts with customers (Topic 805) (“ASU 2021-08”). ASU 2021-08 requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. ASU 2021-08 is effective for annual periods beginning December 15, 2022, including interim periods within those fiscal years. Adoption of SU 2021-08 should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of ASU 2021-08 on its consolidated financial statements.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Note 2:Trade Receivables, Net

Trade Receivables, Net consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Trade receivables	$101,064	$115,618
Less:
Allowances for Doubtful Accounts	(558)	(1,145)
Sales returns reserve, net	(1,898)	(2,975)
Customer Rebate and Discount Reserve	90	(166)
Total Allowances	(2,366)	(4,286)
Trade Receivables, Net	$98,699	$111,332

Concentration of Credit Risk

Revenue

Concentration of Credit Risk consists of the following at:

	Year Ended
($ in thousands)	June 30, 2022	June 30, 2021	June 30, 2020
Customer #1	23.6%	23.7%	19.6%

Receivables Balance

($ in thousands)	June 30, 2022	June 30, 2021
Customer #1	21.4%	12.2%
Customer #2	14.2%	*
*	Less than 10%

Note 3:Inventory, Net

Inventory, Net (all finished goods) consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Inventory	$255,236	$145,740
Less: Reserves	(5,797)	(4,079)
Inventory, Net	$249,439	$141,661

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Note 4:Other Current and Long-Term Assets

Other Current and Long-Term Assets consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Other Assets – Current
Prepaid Intellectual Property	$2,443	$3,411
Prepaid Insurance	431	2,011
Prepaid Acquisitions	2,243	—
Prepaid Freight	216	—
Prepaid Manufacturing Components	79	167
Prepaid Maintenance	885	165
Prepaid Shipping Supplies	2,832	1,533
Total Other Assets – Current	$9,129	$7,287
Other Assets – Long Term
Deposits	$3,748	$361
Total Other Assets – Long Term	$3,748	$361

Note 5:Property and Equipment, Net

Property and Equipment, Net consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Property and Equipment
Leasehold Improvements	$1,680	$1,597
Machinery and Equipment	19,440	19,236
Furniture and Fixtures	3,530	2,622
Capitalized Software	11,451	11,422
Equipment Under Capital Leases	12,917	12,917
Computer Equipment	2,662	2,665
Construction in Progress	154	104
	51,834	50,563
Less: Accumulated Depreciation and Amortization	(48,550)	(44,233)
Total Property and Equipment, Net	$3,284	$6,330

Depreciation and Amortization Expense for the years ended 2022, 2021 and 2020 was $3.1 million, $5.6 million, and $7.1 million respectively.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

Note 6:Intangible Assets, Net

Intangible Assets, Net consists of the following at:

		Amortization		Amortization
	Life	Year Ended	June 30,	Year Ended	June 30,
($ in thousands)	(in yrs.)	June 30, 2021	2021	June 30, 2022	2022
Identifiable Intangible Assets:
Customer Relationships	15	$(4,331)	$14,633	$(3,690)	$10,943
Trade Name – Alliance	10	(382)	634	(254)	380
Covenant Not to Compete	7	(1)	4	(1)	3
Mecca Customer Relationships	15	(575)	3,932	(575)	3,357
Customer List	10 – 15	(739)	4,724	(643)	4,081
Total Identifiable Intangible Assets:		$(6,028)	$23,927	$(5,163)	$18,764

Accumulated amortization as of June 30, 2022 and 2021 amounted to $90.9 million and $85.8 million, respectively. During the years ended June 30, 2022, 2021, and 2020, the Company recorded amortization expense of $5.2 million, $6.0 million, and $8.6 million, respectively.

Expected amortization over the next five years and thereafter, at June 30, 2022, is as follows:

Intangible
($ in thousands)	Assets
Year Ended June 30
2023	$4,056
2024	3,470
2025	2,898
2026	2,586
2027	2,536
Thereafter	3,218
Total Expected Amortization	$18,764

Note 7:Accrued Expenses

Accrued Expenses consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Marketing Funds Accruals	$2,738	$1,294
Payroll and Payroll Tax Accruals	3,904	6,833
Accruals for Other Expenses	4,931	5,428
Total Accrued Expenses	$11,573	$13,555

Note 8:Lines of Credit and Long-Term Obligation

Line of Credit

On June 30, 2022, the credit line with Bank of America was amended for the current period which ends September 29, 2023 and increased from $175 million to $225 million with a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America SOFR rate plus 2.11% (Libor rate plus 2% is the prior agreement). As of June 30, 2022, the interest rate was 3.61% (SOFR 1.5% plus a spread of 2.11%). As of June 30, 2021, the interest rate was 2.25% (Libor .25% plus a spread of

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

2%) with borrowing above the contracted Libor at 4.25% (Base Rate 3.25% plus a spread of 1%). The weighted average interest rate on the revolver for fiscal years ended June 30, 2022 and 2021 was 2.5% and 4.15% respectively.

All assets (with certain capitalized lease exceptions) and interest in assets of the Company are pledged as collateral under the Credit Facility. In addition, the Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility. As of June 30, 2022, the Company was in compliance with all financial covenants pertaining to the credit facility. The Company obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. This non-compliance resulted in events of default under the Revolving Credit Facility. As a result of this non-compliance as of the June 30, 2022 balance sheet date and periods thereafter, the Company has classified the outstanding balance of the Revolving Credit Facility Net of $135,968 as a current liability as of June 30, 2022. The Company expects that it will comply with this non-financial covenant for a period of at least one year from the issuance of these financial statements.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Agreement. In addition, there is a commitment fee of 0.25% for unused credit line with fees for year ended June 30, 2022, and 2021 of $100 thousand and $300 thousand, respectively. Availability at June 30, 2022, was $48 million with an outstanding revolver balance of $136 million. Availability on June 30, 2021 was $95 million with an outstanding revolver balance of $54 million.

Revolver Balance consists of the following at:

($ in thousands)	June 30, 2022	June 30, 2021
Bank of America Revolving Credit Agreement	$136,176	$53,955
Less: Deferred Finance Costs	(208)	(375)
Revolving Credit, Net	$135,968	$53,580

Seller Notes

As part of the acquisition described in Note 15, the Company issued an $8.5 million subordinated note payable effective September 2020 that matures in September 2022. Interest is incurred at an annual rate of 6%. After a $2.5 million early payment, there was $3.75 million outstanding in current and long-term liabilities on the consolidated balance sheet as of June 30, 2021. As of June 30, 2022, the Seller Note balance was paid in full.

Note 9:Employee Benefits

Company Health Plans

The Company sponsors the Alliance Health & Benefits Plan (AHBP) consisting of the following plans: self-insured medical (PPO and HDHP), dental (PPO and HMO), vision, life Insurance, short & long-term disability. The medical insurance is self-insured to a maximum company exposure of $200K per individual occurrence, at which time a stop loss policy covers the balance of covered claims. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2022, the Company fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by our plan administrator.

The Dental insurance HMO is self-insured to a maximum per individual procedure based on a published schedule which measures exposure. The PPO policy is fully insured. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2022, the Company was fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by the plan administrator. The vision plan, life insurance plan, and short & long-term disability plans are fully insured, sponsored by the company and premiums are paid by the employer and employee based on various Board approved schedules. During the years ended June 30, 2022, and 2021, the accrued estimated run out exposure totaled approximately $218 thousand and $436 thousand,

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

respectively, for the medical and dental insurance plans. Accrued estimated runout exposure is included in accrued expenses on the consolidated balance sheets.

401(k) Plan

The Company has the Alliance Entertainment 401(k) Plan (401(k) Plan) covering all eligible employees of the Company. All employees over the age of 18 are eligible to participate in the Plan at the beginning of the month following date of hire. The Plan has automatic deferral at the beginning of the month following date of hire. Employees are automatically enrolled in the Plan with a 3% contribution; however, they have the option to increase/decrease their deferrals or opt out of the Plan at any time. The Company currently offers a match contribution of $.50 of every dollar up to 4% of contribution percentage. The Company conducts a retirement plan review on an annual basis. During the years ended June 30, 2022, 2021, and 2020 the Company contributed approximately $695 thousand, $502 thousand, and $539 thousand to this retirement plan, respectively which is recorded in Selling, General and Administrative Expense in the Consolidated Statements of Operations and Comprehensive Income.

Note 10: Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns as well as tax credits carry forward. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates. Valuation allowances are established as necessary to reduce deferred tax assets to the amount more likely than not to be realized.

The Company’s policy on income statement classification of interest and penalties related to income tax obligations is to include such items as part of total interest expense and other expense, respectively. As of June 30, 2022, and 2021, the Company did not have any material uncertain tax positions and thus has not recognized any interest or penalties in these consolidated financial statements.

Domestic income (loss) before income taxes and details of the income tax expense (benefit) are as follows:

	Year Ended June 30
(In thousands)	2022	2021	2020
Income Tax Expense (Benefit):
Current:
Federal	$7,937	$7,201	$(1,759)
State	2,663	2,304	849
Total Current	$10,599	$9,505	$(910)
Deferred:
Federal	(951)	1,070	1,137
State	(226)	216	149
Total Deferred	(1,177)	1,286	1,286
Income Tax Expense	$9,423	$10,791	$376

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

The items accounting for the difference between income taxes computed at the U.S. federal statutory income tax rate and the income tax expense (benefit) at the effective tax rate for each of the years are as follows:

	Year Ended June 30
(In thousands)	2022		2021		2020
Federal Income Tax Provision at Statutory Rate	$7,484	21%	$9,444	21%	$1,205	21%
State Taxes, Net of Federal Benefits	2,437	6%	2,520	6%	997	17%
Meals Entertainments	—	0%	6	0%	18	0%
Foreign Derived Intangible Income	(618)	-2%	(802)	-2%	(598)	-10%
NOL Carryback Refund Before AMT	—	0%	—	0%	(1,216)	-21%
Debt Forgiveness and Interest Income	—	0%	—	0%	—	0%
Other	120	-1%	(377)	-1%	(30)	-1%
Income Tax Expense	$9,423	24%	$10,791	24%	$376	6%

In year ended June 30, 2020 the company recorded an Income Tax benefit of $2.5 million related to NOL Carrybacks under the provision in the CARES Act.

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for accounting purposes and the amounts used for tax purposes.

The components of deferred taxes consist of the following (amounts in thousands):

	Year Ended June 30
(In thousands)	2022	2021
Deferred Tax Assets:
Other Deferred (ICDISC)	$583	$245
Net Operating Losses	30	30
Bad Debt	39	83
Total Deferred Tax Assets	652	358
Deferred Tax Liabilities:
Inventory	(324)	(875)
Accruals Not Currently Deductible	(792)	(98)
Prepaids	(1,004)	(1,224)
Property and Equipment	(1,399)	(1,924)
Goodwill/Intangibles	(2,404)	(2,685)
Total Deferred Tax Liabilities	(5,923)	(6,806)
Net Deferred Tax Liability	$(5,271)	$(6,448)

As of June 30, 2022, 2021 and 2020, the Company had recorded no unrecognized tax benefits and, therefore, no accrued interest or penalties for unrecognized tax positions as of fiscal year ended June 30, 2022. In addition, the Company is under examination by Internal Revenue Service and Florida tax authorities. These proceedings may lead to adjustments or proposed adjustments to their taxes or provisions for uncertain tax provisions. The Company believes that it would prevail under such examination and, accordingly, has not recorded a provision for uncertain tax positions.

The Company evaluates deferred tax assets each period for recoverability. The Company records a valuation allowance for assets that do not meet the threshold of “more likely than not” to be realized in the future. To make that determination, the Company evaluates the likelihood of realization based on the weight of all positive and negative evidence available. As of June 30, 2022, and 2021, the Company has not recorded a valuation allowance.

The Company will reevaluate this determination quarterly and record a tax expense if and when future evidence requires a valuation allowance.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

The Company’s tax years after fiscal year 2018 remain open for federal purposes and fiscal year 2016 for certain state taxes.

In addition, due to the Florida tax examination, tax years 2008 through 2016 also remain open.

Note 11: Commitments and Contingencies

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of June 30, 2022 or 2021.

Litigation, Claims and Assessments

We are exposed to claims, litigation and/or cyber-attacks of varying degrees arising in the ordinary course of business and use various methods to resolve these matters. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. We believe the recorded reserves in our consolidated financial statements are adequate in light of the probable and estimable liabilities. We do not believe that any of these identified claims or litigation will be material to our results of operations, cash flows, or financial condition.

Note 12: Related Party Transactions

Captive Insurance Policies

In addition to insurance policies as required by the Company’s loan agreement, which insure certain assets, liabilities and general operations of the Company, the Stockholders of the Company established two insurance companies; Guard Yourself Insurance Company, Ltd. and Super O Insurance Company, Ltd., replaced effective April 1, 2018, with the current new insurance companies, Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies additionally insure the general assets, liabilities and claims of the Company through March 30, 2022, and were not renewed for future periods. The entities are known as captive insurance companies. New policies cover the period of March 31, 2021, to March 30, 2022, and will incur an annual expense of $2.4 million. Premium payments are allowed based on the Loan Agreement dated February 21, 2017. The Company is not a guarantor and does not have exposure in the event of a loss. Total captive policy expense for years ending June 30, 2022, 2021, and 2020 was $1.6 million, $2.2 million, and $2.7 million, respectively. Total claims filed for the years ended June 30, 2022, 2021, and 2020 were $1.4 million, $1.4 million, and $0.9 million respectively. On June 30, 2022, and 2021, receivables from the captive insurance companies were $0.25 million and $1.5 million, respectively, which are included in related party receivables on the consolidated balance sheets.

Interest-Charge Domestic International Sales Corporation

The Company has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by the Company Stockholders.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expense ($9.9 million, $5.4 million, and $8.2 million for the years ended June 30, 2022, 2021, and 2020, respectively) was determined under formulas and rules defined in the law and regulations of the US tax code. Under these regulations, the commission is deductible by the Company and results in a specified profit to the IC-DISC. This net profit is not subject to Federal income tax. The IC-DISC distributes the profit to its Stockholders, who are taxed on the income as a dividend.

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

During the years ended June 30, 2022, 2021 and 2020, the Company had sales to a related party company owned by the Company’s shareholders of $7.1 million, $5.3 million, and $2.5 million, respectively. Also, during the years ended June 30, 2022 and 2021, the Company had costs incurred with another related party company in the amount of $13.0 million, and $3.0 million, respectively.

Note 13: Leases

The Company leases office and warehouse, computer equipment and vehicles. Certain operating leases may contain one or more options to renew. The renewal terms can extend the lease term from one to 13 years. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the Right of Use (ROU) asset and lease liability when the exercise is reasonably certain to occur.

The depreciable lives of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus, may include variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred. Fixed payments may contain predetermined fixed rent escalations.

Operating leases are included in the following asset and liability accounts on the Company’s Balance Sheet: Operating Lease Right-of-Use Assets, Current Portion of Operating Lease Obligations, and Noncurrent Operating Lease Obligations. ROU assets and liabilities arising from finance leases are included in the following asset and liability accounts on the Company’s Consolidated Balance Sheet: Property & Equipment — Net, Current Portion of Finance Lease Obligation, and Noncurrent Finance Lease Obligations.

Components of lease expense were as follows for the years ended June 30, 2022, 2021 and 2020:

($ in thousands)	2022	2021	2020
Lease cost
Finance Lease Costs:
Amortization of Right-of-Use Assets	$675	$1,189	$1,095
Interest on Lease Liabilities	27	81	125
Operating Lease Cost	4,515	4,789	3,827
Short Term Lease Cost	1,140	—	—
Variable Lease Cost	1,633	869	680
Total Lease Cost	$7,990	$6,928	$5,727

Other Information
Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Operating Cash Flows from Financing Leases	$30	$86	$125
Operating Cash Flows from Operating Leases	$4,820	$4,944	$3,973
Financing Cash Flows from Finance Leases	1,070	1,931	1,720
Right-of Use Assets Obtained in Exchange for New Finance Lease Liabilities	—	—	1,561
Right-of Use Assets Obtained in Exchange for Capitalized Operating Lease Liabilities	—	3,640	39
Net ROU Remeasurement	(651)	841	169

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

	Year Ended June 30,
	2022	2021	2020
Weighted-Average Remaining Lease Term – Operating Leases	2.33	1.63	2.13
Weighted-Average Remaining Lease Term – Financing Leases	2.06	3.12	4.09
Weighted-Average Discount Rate – Operating Leases	4.10	3.35	3.26
Weighted-Average Discount Rate – Financing Leases	3.70	4.46	4.45

Maturities of lease liabilities are as follows as of June 30, 2022:

Operating
($ in thousands)	Leases
2023	4,403
2024	4,019
2025	1,402
2026	99
Total Lease Payments	9,923
Less Imputed Interest	(606)
Total	$9,317

Note 14: Earnings per Share (EPS)

Basic EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted EPS considers the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. The Company does not have any potentially dilutive securities outstanding on June 30, 2022, 2021 or 2020.

Note 15: Business Acquisition

On September 30, 2020, Alliance Entertainment (AEC) purchased 100% of the stock of COKeM International (COKeM), a video games distribution company. The merged entity expanded and diversified AEC’s portfolio of products and enabled scale and fixed cost leverage. The aggregate purchase price for the acquisition was $80.4 million. The results of operations of the acquired entity are included in the FY2021 Consolidated Financial Statements from October 1, 2020, through June 30, 2021. The Company recognized $0.35 million of acquisition-related costs that were expensed in the current period. These costs are included in the consolidated statements of operations and comprehensive income within Transaction Costs.

COKeM’s revenue and earnings included in the Company’s consolidated statements of operations for the periods October 1, 2020, through June 30, 2021, are as follows:

Nine Months Ended
($ in thousands)	June 30, 2021
Revenue	$405,714
Net Income	19,567

Alliance Entertainment Holding Corporation

Notes to Consolidated Financial Statements

The Acquisition date fair value of the consideration transferred totaled $80.4 million, which consisted of the following:

Cash at Close	$71,859
Note to Seller	8,500
$80,359

($ in thousands)
Cash Acquired	$6,450
Trade Receivables	48,729
Inventory	70,267
Other Assets	1,779
Accounts Payable	(48,770)
Accrued Expenses	(734)
Property and Equipment	2,638
Total Purchase Price	$80,359

In connection with the above stock purchase, the Company amended its credit line with Bank of America. The terms increase the borrowing limits to $175 million and the agreement was extended to September 2023.

The following table presents the unaudited supplemental pro forma financial information as if the acquisition had closed as of July 1, 2019.

	Year Ended
($ in thousands)	June 30, 2021	June 30, 2020
Revenue	$1,414,039	$1,195,005
Net Income	42,542	3,402

Note 16: Subsequent Events

On July 1, 2022 the company completed the acquisition of a toys and collectibles distribution company for an aggregated purchase price of approximately $9.2 million. Due to the limited amount of time since this acquisition, the initial purchase accounting for it is incomplete.

Subsequent events have been evaluated through October 17, 2022, the date these financial statements were available to be issued.

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Alliance Entertainment Holding Corp. (F/K/A Adara Acquisition Corp.)

Opinion on the financial Statements

We have audited the accompanying consolidated balance sheets of Alliance Entertainment Holding Corp. (F/K/A Adara Acquisition Corp.) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 30, 2023

PCAOB ID Number 100

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash	$17,956	$724,410
Prepaid expenses	2,500	199,166
Total Current Assets	20,456	923,576
Marketable securities held in Trust Account	117,809,450	116,160,281
TOTAL ASSETS	$117,829,906	$117,083,857
LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,642,990	$440,245
Income taxes payable	264,485	—
Advance from related party	30,582	—
Promissory note	471,599	—
Total Current Liabilities	2,409,656	440,245
Warrant Liabilities	693,900	4,860,800
TOTAL LIABILITIES	3,103,556	5,301,045
Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 11,500,000 shares at $10.19 and $10.10 redemption value at December 31, 2022 and 2021, respectively	117,140,715	116,150,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued or outstanding as of December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021 (excluding 11,500,000 shares)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding at December 31, 2022 and 2021	288	288
Additional paid-in capital	—	—
Accumulated deficit	(2,414,653)	(4,367,476)
Total Stockholders’ Deficit	(2,414,365)	(4,367,188)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT	$117,829,906	$117,083,857

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2022	2021
Operating and formation costs	$2,608,046	$976,831
Loss from operations	(2,608,046)	(976,831)
Other income (expense):
Interest earned on marketable securities held in Trust Account	1,649,169	10,281
Transaction costs incurred in connection with IPO	—	(86,544)
Change in fair value of warrants liabilities	4,166,900	4,297,300
Other income (expenses), net	5,816,069	4,221,037
Income before provision for income taxes	3,208,023	3,244,206
Provision for income taxes	(264,485)	—
Net income	$2,943,538	$3,244,206
Weighted average shares outstanding of Class A common stock	11,500,000	10,208,219
Basic income per share, Class A common stock	$0.20	$0.25
Weighted average shares outstanding of Class B common stock	2,875,000	2,831,849
Basic net income per share, Class B common stock	$0.20	$0.25
Weighted average shares outstanding of Class B common stock	2,875,000	2,875,000
Diluted net income per share, Class B common stock	$0.20	$0.25

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2022 AND 2021

			Additional		Total
	Class B Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance – January 1, 2021	2,875,000	$288	$24,712	$(5,476)	$19,524
Accretion for Class A common stock to redemption amount	—	—	(313,212)	(7,606,206)	(7,919,418)
Cash paid in excess of fair value of private warrants	—	—	288,400	—	288,400
Issuance of Representative Warrants	—	—	100	—	100
Net income	—	—	—	3,244,206	3,244,206
Balance – December 31, 2021	2,875,000	288	—	(4,367,476)	(4,367,188)
Accretion for Class A common stock to redemption amount	—	—	—	(990,715)	(990,715)
Net income	—	—	—	2,943,538	2,943,538
Balance – December 31, 2022	2,875,000	$288	$—	$(2,414,653)	$(2,414,365)

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$2,943,538	$3,244,206
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	(4,166,900)	(4,297,300)
Transaction costs incurred in connection with IPO	—	86,544
Interest earned on marketable securities held in Trust Account	(1,649,169)	(10,281)
Changes in operating assets and liabilities:
Prepaid expenses	196,666	200,834
Income taxes payable	264,485	—
Accrued expenses	1,202,745	435,363
Net cash used in operating activities	(1,208,635)	(340,634)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(116,150,000)
Net cash used in investing activities	—	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	114,000,000
Proceeds from sale of Private Placements Warrants	—	4,120,000
Proceeds from sale of Unit Purchase Option	—	100
Proceeds from Advances from related party	30,582
Proceeds from promissory note	471,599	—
Repayment of promissory note – related party	—	(600,000)
Payment of offering costs	—	(407,352)
Net cash provided by financing activities	502,181	117,112,748
Net Change in Cash	(706,454)	622,114
Cash – Beginning of year	724,410	102,296
Cash – End of year	$17,956	$724,410

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

(F/K/A ADARA ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Adara Acquisition Corp. (now known as Alliance Entertainment Holding Corp.) (the “Company” or “Alliance”) was incorporated in Delaware on August 5, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all the risks associated with early stage and emerging growth companies.

Business Combination

On February 10, 2023 (the “Closing Date”), Alliance, Adara Acquisition Corp., a Delaware corporation (“Adara”), and Adara Merger Sub, Inc., a Delaware corporation (“Merger Sub”), consummated the closing of the transactions (the “Closing”) contemplated by the Business Combination Agreement, dated June 22, 2022, by and among Alliance, Adara and Merger Sub (the “Business Combination Agreement”), following their approval at a special meeting of the stockholders of Adara held on January 18, 2023 (the “Special Meeting”).

Business Prior to the Business Combination

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from August 5, 2020 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account (as defined below). On June 22, 2022, the Company, Adara Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Alliance Entertainment Holding Corporation (“Alliance”) entered into a Business Combination Agreement (“BCA”) related to a proposed Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on February 8, 2021. On February 11, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,120,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Adara Sponsor LLC (the “Sponsor”), generating gross proceeds of $4,120,000, which is described in Note 4.

Transaction costs amounted to $1,529,462, consisting of $1,000,000 in cash underwriting fees, net of reimbursement, and $529,462 of other offering costs.

Following the closing of the Initial Public Offering on February 11, 2021, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

On February 10, 2023, Alliance, Adara, and Merger Sub, consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 22, 2022, following their approval at a special meeting of the stockholders of Adara held on January 18, 2023.

Following the consummation of the Merger on the Closing Date, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation.

In connection with the Special Meeting and the Business Combination, holders of 11,332,830 shares of Adara Class A common stock, par value $0.0001 per share (“Adara Common Stock”), or 99.1% of the shares with redemption rights, properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $116,581,703. After giving effect to the redemption of public shares, there are currently 167,170 shares of the Company’s Class A common stock issued outstanding and there was $1,719,690.75 remaining balance in the trust count. The remaining amount in the trust account was used to fund the Business Combination.

Conversion and Exchange of Equity in the Business Combination

Pursuant to the Business Combination Agreement, at the effective time of the Business Combination, Adara issued (i) 47,500,000 shares of Class A common stock of Adara (“Company Common Stock”) to holders of common stock of Alliance (“Alliance Common Stock”) and (ii) 60,000,000 shares of Class E Common stock of Adara (“Company Class E Common Stock”) to the Alliance Stockholders were placed in an escrow account to be released to the Alliance stockholders and converted into Company Common Stock upon the occurrence of certain Triggering Events and Merger Sub will merge with and into Alliance, with Alliance surviving the merger and becoming a wholly owned direct subsidiary of Adara.

Liquidity Capital Resources and Going Concern

As of December 31, 2022, the Company had cash of $17,956 not held in the Trust Account and available for working capital purposes and working capital deficit of $1,720,465. As of December 31, 2022, liquidity concerns were present. On February 10, 2023, the Company closed its Business Combination with Alliance Entertainment Holding Corporation which historically has not presented a going concern issue. Accordingly, as a result of the merger, the going concern has been alleviated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The warrants liabilities are the Company’s most significant estimate. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the consolidated balance sheet date that are directly related to the Initial Public Offering. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $1,442,918 were charged to stockholders’ deficit upon the completion of the Initial Public Offering, and $86,544 of the offering costs was related to the warrant liabilities and charged to the consolidated statements of operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity”. Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period.

At December 31, 2022 and 2021, the Class A common stock reflected in the consolidated balance sheets is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(5,290,000)
Class A common stock issuance at cost	(1,479,418)
Plus:
Accretion of carrying value to redemption value	7,919,418
Class A common stock subject to possible redemption, December 31, 2021	116,150,000
Plus:
Accretion of carrying value to redemption value	990,715
Class A common stock subject to possible redemption, December 31, 2022	$117,140,715

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each consolidated balance sheet date until exercised, and any change in fair value is recognized in the consolidated statements of operations. The Private Warrants, Public Warrants, and the Representative Warrants for periods where no observable traded price was available are valued using a lattice model, specifically a binomial lattice. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value for the Public and the Private Warrants as of each relevant date. The Representative Warrants used the binomial lattice model as of each relevant date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2022 and 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. ASC 740- 270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. The Company’s effective tax rate was 8.24% and 0.00% for the years ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Share

The Company complies with accounting and disclosure requirements of Financial Accounting Standards Board (“FASB”) ASC Topic 260, “Earnings Per Share”. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 9,870,000 shares of Class A common stock in the aggregate. As of December 31, 2022 and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per common share for the periods presented.

The following tables reflect the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Years Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic net income per common share
Numerator:
Allocation of net income, as adjusted	$2,354,830	$588,708	$2,539,677	$704,529
Denominator:
Basic weighted average shares outstanding	11,500,000	2,875,000	10,208,219	2,831,849
Basic net income per common share	$0.20	$0.20	$0.25	$0.25

	Years Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Diluted net income per common share
Numerator:
Allocation of net income, as adjusted	$2,354,830	$588,708	$2,539,677	$704,529
Denominator:
Basic weighted average shares outstanding	11,500,000	2,875,000	10,208,219	2,875,000
Basic net income per common share	$0.20	$0.20	$0.25	$0.25

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, except for the warrant liabilities (see Note 10).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows. The Company has not adopted this guidance as of December 31, 2022.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, inclusive of 1,500,000 Units sold to the underwriters on February 11, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,120,000 Placement Warrants at a price of $1.00 per Placement Warrant, for an aggregate purchase price of $4,120,000 from the Company in a private placement. Each Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 10). The proceeds from the sale of the Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Sponsor purchased 2,875,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

As of December 31, 2022, Blystone & Donaldson, LLC advanced the Company $30,582.

Promissory Note — Related Party

On August 5, 2020, the Sponsor issued an unsecured promissory note to the Company, which was amended and restated on November 18, 2020 (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $600,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 or (ii) the consummation of the Initial Public Offering. As of December 31, 2021, there was no amounts outstanding under the Promissory Note. No future borrowings are permitted.

On June 22, 2022, Blystone & Donaldson, LLC issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) closing of the Merger as described in the BCA or (ii) February 11, 2023. As December 31, 2022, $250,000 was outstanding under the Promissory Note.

On June 22, 2022, Thomas Finke, LLC issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) closing of the Merger as described in the Business Combination Agreement (“BCA”) dated as of June 22, 2022 by and among Thomas Finke, the Company, and Adara Merger Sub Inc. and Alliance Entertainment Holding Corporation as defined therein or (ii) February 11, 2023. As December 31, 2022, $221,599 was outstanding under the Promissory Note.

NOTE 5. RELATED PARTY TRANSACTIONS (continued)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Placement Warrants. As of December 31, 2022 and 2021, there were no amounts outstanding under the Working Capital Loans.

Administrative Support Agreements

The Company entered into an agreement, commencing on February 11, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay Adara Sponsor LLC, a total of $10,000 per month for office space and administrative support services. The agreement was terminated with Adara Sponsor LLC, when they moved out of the office space on June 2022. For the years ended December 31, 2022 and 2021, the Company incurred and paid $50,000 and $105,000 in fees for these services, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these consolidated financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

NOTE 6. COMMITMENTS AND CONTINGENCIES (continued)

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. The Company is permitted to use interest earned on the proceeds placed in the trust account to pay taxes, which could include any excise tax due under the IR Act on any redemptions or stock buybacks by Adara.

Registration Rights

Pursuant to a registration rights agreement entered into on February 8, 2021, the holders of the Founder Shares, Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Agreement

On February 10, 2023, Alliance, Adara, and Merger Sub, consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 22, 2022, by and among Alliance, Adara and Merger Sub, following their approval at a special meeting of the stockholders of Adara held on January 18, 2023.

On June 22, 2022, the Company, Merger Sub and Alliance entered into the Business Combination Agreement, pursuant to which the Company and Alliance will consummate the Business Combination. The Business Combination Agreement contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the Merger and the other transactions contemplated thereby.

Pursuant to the BCA, Merger Sub will merge with and into Alliance, with Alliance being the surviving entity (the “Merger”). The Merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware General Corporation Law and mutually agreed by the parties and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger (such time, “Effective Time”). The parties will hold the closing immediately prior to such filing of a certificate of merger, on the closing date.

The Effective Time shall occur as promptly as practicable but in no event later than three business days after the satisfaction or, if permissible, waiver of the conditions to the completion of the Business Combination set forth in the BCA (other than those conditions that by their nature are to be satisfied at closing, provided that the occurrence of the closing shall remain subject to the satisfaction or, if permissible, waiver at the closing).

NOTE 6. COMMITMENTS AND CONTINGENCIES (continued)

At the Effective Time, by virtue of the Merger and without any action on the part of Adara, Merger Sub, Alliance or the holders of any of Alliance’s securities:

➢	Each share of Alliance common stock issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the number of shares of the Company surviving the Business Combination (the “Combined Company Common Stock”) equal to the Exchange Ratio and
➢	No certificates or scrip or shares representing fractional shares of Combined Company Common Stock shall be issued upon the exchange of Alliance common stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Adara or a holder of shares of Combined Company Common Stock. In lieu of any fractional share of Combined Company Common Stock to which each holder of Alliance common stock would otherwise be entitled, the fractional share shall be rounded up or down to the nearest whole share of Combined Company Common Stock, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

At the closing, the Company will also issue to the Alliance stockholders shares of a to be formed Class E Common Stock (the “Contingent Consideration Shares”) which shall be placed into an escrow account pursuant to the Contingent Consideration Shares Agreement and shall not be released from escrow over a ten-year period unless and until they are earned as a result of the occurrence of the applicable triggering event as follows: 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of triggering event I prior to the five-year anniversary of the closing; 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of triggering event II prior to the seven-year anniversary of the closing; and 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of triggering event III prior to the ten-year anniversary of the closing.

Upon the occurrence of a triggering event, the Contingent Consideration Shares released from the escrow shall automatically convert into an equal number of shares of Combined Company Common Stock.

Pursuant to a letter agreement dated March 17, 2022, as amended, ThinkEquity, an Adara Initial Stockholder, will receive a financial advisory fee for serving as Adara’s financial advisor in connection with the Business Combination in an amount equal to 3.5% of the net funds held in the Trust Account after giving effect to redemptions by Adara Public Stockholders, which shall be due and payable in immediately available funds on the closing date.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 11,500,000 of Class A common stock issued and outstanding subject to possible redemption which are presented as temporary equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 2,875,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as otherwise required by law.

NOTE 7. STOCKHOLDERS’ DEFICIT (continued)

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants and their underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). The Company cannot determine at this time whether a majority of the holders of its Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

NOTE 8. WARRANT LIABILITIES

Warrants — At December 31, 2022 and 2021, there were 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants and 50,000 Representatives Warrants issued and outstanding. The Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

NOTE 8. WARRANT LIABILITIES (continued)

Once the warrants become exercisable, the Company may redeem for cash the outstanding Public Warrants:

➢	in whole and not in part;
➢	at a price of $0.01 per Public Warrant;
➢	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and
➢	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants were identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8. WARRANT LIABILITIES (continued)

Representative Warrants

The Company issued 50,000 warrants (the “Representative Warrants”), for minimal consideration, to ThinkEquity (“ThinkEquity”), a division of Fordham Financial Management, Inc. (and/or its designees), in a private placement simultaneously with the closing of Initial Public Offering. The Company accounted for the Representative Warrants as an expense of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Representative Warrants are identical to the Public Warrants except that each Representative Warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and so long as the Representative Warrants are held by ThinkEquity (and/or its designees) or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of a Business Combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) for so long as they are held by ThinkEquity (and/or its designees), will not be exercisable more than five years from the effective date of the Initial Public Offering in accordance with FINRA Rule 5110(f)(2)(G)(i). The Representative Warrants and the underlying Class A common stock have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of Initial Public Offering pursuant to FINRA Rule 5110(g)(1).

NOTE 9. INCOME TAXES

The Company’s net deferred tax assets are as follows:

	Years Ended December
	2022	2021
Deferred tax assets
Net operating loss carryforward	$—	$39,841
Start-up/organization expenses	686,083	181,309
Total deferred tax assets	686,083	221,150
Valuation allowance	(686,083)	(221,150)
Deferred tax assets, net of allowance	$—	$—

The income tax provision for the years ended December 31, 2022 and 2021 consisted of the following:

	Years Ended December
	2022	2021
Federal
Current	$264,485	$—
Deferred	(464,933)	(221,150)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	464,933	221,150
Income tax provision	$264,485	$—

As of December 31, 2022 and 2021, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

NOTE 9. INCOME TAXES (continued)

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and 2021, the change in the valuation allowance was $464,933 and $221,150, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	Years Ended December
	2022	2021

Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Deferred tax liability change in rate	0.0%	0.0%
Change in fair value of warrant liabilities	(27.3)%	(27.8)%
Change in valuation allowance	14.5%	6.8%
Income tax provision	8.2%	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 10. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities and

Level 2: Quoted prices in markets that are not active or financial instruments for which significant inputs to models are observable (including but not limited to quoted prices for similar securities, interest rates, foreign exchange rates, volatility and credit risk), either directly or indirectly;

Level 3: Prices or valuations that require significant unobservable inputs (including the Management’s assumptions in determining fair value measurement).

At December 31, 2022, marketable securities held in the Trust Account were comprised of $117,809,450 in money market funds which are invested primarily in U.S. Treasury Securities.

At December 31, 2021, marketable securities held in the Trust Account were comprised of $116,160,281 in money market funds which are invested primarily in U.S. Treasury Securities.

NOTE 10. FAIR VALUE MEASUREMENTS (continued)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

		December 31,	December 31,
Description	Level	2022	2021
Assets:
Marketable Securities held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$117,809,450	$116,160,281
Liabilities:
Warrant Liabilities – Public Warrants	1	$402,500	$2,817,500
Warrant Liabilities – Private Placement Warrants	2	284,900	1,994,300
Warrant Liabilities – Representative Warrants	3	6,500	49,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s accompanying December 31, 2022 and 2021 consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations.

The Company utilizes a lattice model, specifically a binomial lattice model, to value the Representative Warrants at each reporting period, with changes in fair value recognized in the consolidated statement of operations. The estimated fair value of the representative warrant liabilities are determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its shares of common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The Public Warrants were initially valued using a lattice model, specifically a binomial lattice model. As of December 31, 2022 and 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the consolidated balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market. As of December 31, 2022 and 2021, the fair value of the Private Warrants was the equivalent to that of the Public Warrants as they had substantially the same terms; however, they are not actively traded, as such are listed as a Level 2 in the fair value hierarchy table above.

The key inputs into the binomial lattice model for the Warrants were as follows:

	February 11, 2021			December 31,	December 31,
	(Initial Measurement)			2021	2022
	Public	Private	Representative	Representative	Representative
Input	Warrants	Warrants	Warrants	Warrants	Warrants
Market price of public stock	$9.54	$9.54	$9.54	$9.79	$10.18
Term (in years)	5.00	5.00	5.00	5.00	5.00
Volatility	17.1%	17.1%	17.1%	10.9%	1.8%
Risk-free rate	0.52%	0.52%	0.36%	1.18%	4.25%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Exercise price	$11.50	$11.50	$11.50	$11.50	$11.50
Effective expiration date	6/26/26	6/26/26	5/11/25	6/23/26	8/09/25
One-touch hurdle	$18.15	$—	$—	$—	$—

NOTE 10. FAIR VALUE MEASUREMENTS (continued)

The following tables presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Representative	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—	$—
Initial measurement on February 11, 2021	3,785,100	5,290,000	36,500	9,111,600
Change in valuation inputs or other assumptions	(1,587,300)	(1,437,500)	12,500	(3,012,300)
Transfer to Level 1	—	(3,852,500)	—	(3,852,500)
Transfer to Level 2	(2,197,800)	—	—	(2,197,800)
Fair value as of December 31, 2021	$—	$—	$49,000	$49,000

	Representative	Warrant Liabilities
Fair value as of January 1, 2022	$49,000	$49,000
Change in fair value	(42,500)	(42,500)
Fair value as of December 31, 2022	$6,500	$6,500

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 during the year ended December 31, 2021 was $3,852,500. The estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurement during the year ended December 31, 2021 was $2,197,800. There were no transfers from Level 3 to Level 1 or Level 2 during the year ended December 31, 2022.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the consolidated balance sheets date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements, other than what is disclosed below.

On February 10, 2023, the Company completed its Business Combination with Alliance Entertainment Holding Corp, which is described in Note 6 above.

SUBJECT TO COMPLETION, DATED APRIL 11, 2023

PRELIMINARY PROSPECTUS

Alliance Entertainment Holding Corporation

Up to 58,002,778 Shares of

Class A Common Stock

4,170,000 Warrants to Purchase

Class A Common Stock

This prospectus relates to the issuance by us of up to an aggregate of up to 9,920,000 shares of our Class A common stock, $0.0001 par value per share (“Class A common stock”) that are issuable upon the exercise of (i) 5,750,000 publicly traded warrants (the “Public Warrants”), (ii) 4,120,000 private placement warrants issued to a private placement (the “Private Warrants”) and (iii) 50,000 warrants issued to the underwriter of our initial public offering and its designees (the “Underwriter Warrants”) at an exercise price of $11.50 per share (the “Warrants”, including the Public Warrants, the Private Warrants and the Underwriter Warrants). This prospectus also relates to the resale from time to time, upon the expiration of lock-up agreements, by (i) the selling stockholders named in this prospectus or their permitted transferees (the “Selling Stockholders”) of up to 48,102,778 shares of our Class A common stock and (ii) the selling holders of 4,120,000 Private Warrants and 50,000 Underwriter Warrants (the “Selling Warrant holders,” together with the Selling Stockholders, the “Selling Securityholders”).

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Class A common stock, Private Warrants and Underwriter Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled ”Plan of Distribution”

We will pay certain offering fees and expenses and fees in connection with the registration of the Common Stock, Private Warrants and Underwriter Warrants and will not receive proceeds from the sale of the shares of Common Stock. Private Warrants or Underwriter Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash.

Our Class A common stock and Warrants are quoted on the OTC Pink Open Market under the symbols “AENT” and “AENTW,” respectively. On April 6, 2023, the closing price of our Class A common stock was $3.38 and the closing price for our Warrants was $0.08. We have applied to list our Class A common stock and Warrants on the Nasdaq Capital Market under the symbols “AENT” and “AENTW,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE [  ] OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is	, 2023.

THE OFFERING

Issuer	Alliance Entertainment Holding Corporation
Issuance of Common Stock
Shares of Class A Common Stock Offered by Us	9,920,000 shares of Class A common stock issuable upon exercise of the Warrants

Shares of Class A Common Stock Outstanding Prior to Exercise of the Warrants	49,167,170 shares

Shares of Class A Common Stock Outstanding Assuming Exercise of the Warrants	59,087,170 shares

Exercise Price of Public Warrants and Private Warrants	$11.50 per share, subject to adjustment as described herein

Use of Proceeds

We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Common Stock and Private Warrants

Class A Common Stock Offered by the Selling Stockholders	Up to 48,102,778 shares.

Private Warrants and Underwriter Warrants to be sold by the Selling Warrant Holders	Up to 4,170,000 warrants

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Class A common stock, Private Warrants or Underwriter Warrants by the Selling Securityholders.

Market for Our Shares of Class A Common Stock and Warrants

Our Class A common stock and Warrants are quoted on the OTC Pink Open Market under the symbol “AENT” and “AENTW,” respectively. We have applied to list our Class A common stock and Warrants on the Nasdaq Capital Market under the symbol “AENT” and “AENTW,” respectively.

Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

We will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

All of the shares of Class A common stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Common Stock who are initial purchasers of such Common Stock pursuant to this offering and hold the Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

➢	financial institutions or financial services entities;
➢	broker-dealers;
➢	governments or agencies or instrumentalities thereof;
➢	regulated investment companies;
➢	real estate investment trusts;
➢	expatriates or former long-term residents of the United States;
➢	persons that actually or constructively own five percent or more (by vote or value) of our shares;
➢	persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
➢	insurance companies;
➢	dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;
➢	persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;
➢	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
➢	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;
➢	tax-exempt entities;
➢	controlled foreign corporations; and
➢	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Common Stock.

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This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:

➢	an individual who is a citizen or resident of the United States;
➢	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
➢	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
➢	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital

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gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is neither a Non-U.S. holder nor a partnership for U.S. federal income tax purposes:

➢	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
➢	a foreign corporation; or
➢	an estate or trust that is not a U.S. holder; but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Common Stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

➢	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or
➢	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock.

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SELLING SECURITYHOLDERS

Subject to the terms of lock-up agreements entered into by former stockholders of Legacy Alliance and the Adara Initial Stockholders, the Selling Securityholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of April 11, 2023, the names of the Selling Securityholders, the aggregate number of shares of Class A common stock and the aggregate number of Private Warrants and Underwriter Warrants beneficially owned by the Selling Securityholders, the number of shares of our Class A common stock and the number of Private Warrants and Underwriter Warrants that may be sold by the Selling Securityholders under this prospectus and the number of shares of Class A common stock and the number of Private Warrants and Underwriter Warrants that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after this offering none of the shares of Class A common stock covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities, including any Contingent Consideration Shares. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

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					Shares of Class A
	Shares of Class A				Common Stock	Warrants
	Common Stock				Beneficially	Beneficially
	Beneficially	Warrants			Owned After	Owned After
	Owned	Beneficially	Shares of Class A		Sale of All	Sale of All
	Before the	Owned Before	Common Stock	Warrants	Shares Offered	Private Warrants
Name of Selling Securityholder(1)	Offering(2)	the Offering	Being Offered(2)	Being Offered	Hereby	Offered Hereby
Jeffrey Walker(3)	22,852,778	—	22,852,778	—	—	—
Bruce Ogilvie, Jr. Trust dated January 20, 1994(4)	15,195,975	—	15,195,975	—	—	—
Ogilvie Legacy Trust dated September 14th, 2021(5)	8,554,025	—	8,554,025	—	—	—
Sungaze LLC	897,222	—	897,222	—	—	—
W. Tom Donaldson III(6)	25,000	—	25,000	—	—	—
B&D Series 2020, LLC(7)	2,421,062	1,873,335	2,421,062	1,873,335	—	—
Thomas M. Finke(8)	551,197	387,333	551,197	387,333	—	—
Thomas M. Finke Family Trust(9)	323,864	250,000	323,864	250,000	—	—
JS&P Capital LLC	90,000	—	90,000	—	—	—
Sumichrast 2017 Family Trust	137,333	137,333	137,333	137,333	—	—
Paul G. Porter	227,333	137,333	227,333	137,333	—	—
Bakari Sellers	129,545	100,000	129,545	100,000	—	—
Peter Ghiloni	177,333	137,333	177,333	137,333	—	—
Scott Coffman	177,333	137,333	177,333	137,333	—	—
Sim Farar	129,545	100,000	129,545	100,000	—	—
Frank Quintero	154,545	100,000	154,545	100,000	—	—
Dylan Glenn	58,544	25,000	58,544	25,000	—	—
Beatriz Acevedo-Greiff	58,544	25,000	58,544	25,000	—	—
The SPAC and New Issue ETF	544,012	425,000	544,012	425,000	—	—
Ronan Kennedy	47,788	37,333	47,788	37,333	—	—
Paul Cooney	160,003	125,000	160,003	125,000	—	—
Scott Rothbaum	32,001	25,000	32,001	25,000	—	—
Mike Solomon	77,230	60,334	77,230	60,334	—	—
William F. Raines III	22,187	17,333	22,187	17,333	—	—
LTB, LLC	25,601	20,000	25,601	20,000	—	—
Nelson Baquet	300	150	300	150	—	—
Chirag Choudhary	3,900	3,400	3,900	3,400	—	—
Ramnarain Jaigobind	34,600	15,850	34,600	15,850	—	—
Eric Lord	13,500	6,750	13,500	6,750	—	—
Priyanka Mahajan	10,400	5,200	10,400	5,200	—	—
Kevin Mangan	11,700	5,850	11,700	5,850	—	—
Maria Robles	150	75	150	75	—	—
Jeffrey Singer	300	150	300	150	—	—
Craig Skop	5,150	2,575	5,150	2,575	—	—
Premchand Beharry	2,700	1,350	2,700	1,350	—	—
William Bongiorno	2,400	1,200	2,400	1,200	—	—
Bruce Inglis and Nancy Inglis	2,200	1,100	2,200	1,100	—	—
Robert Sagarino	1,600	800	1,600	800	—	—
William Baquet	8,490	4,195	8,490	4,195	—	—
Richard Adams	600	300	600	300	—	—
Charles Giordano	1,110	555	1,110	555	—	—
Kolinda Tomasic	200	100	200	100	—	—
Phyllis Henderson	600	300	600	300	—	—
Angela Kang	100	100	100	100	—	—
1)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

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2)	Includes shares of Class A common stock issuable upon exercise of the Private Warrants and Underwriter Warrants listed in the table.
3)	Mr. Walker is our Chief Executive Officer and a member of our board of directors.
4)	Bruce Ogilvie, Jr., the Executive Chairman of our board of directors, is the trustee of the Bruce Ogilvie, Jr. Trust dated January 20, 1994.
5)	Mr. Ogilvie’s children are co-trustees the Ogilvie Legacy Trust dated September 14th, 2021.
6)	W. Tom Donaldson III is a member of our board of directors
7)	Mr. Donaldson is the manager of B&D Series 2020, LLC. Mr. Donaldson disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
8)	Thomas Finke is a member of our board of directors.
9)	Mr. Finke is the grantor under, his spouse is the trustee of, and his children are trustees and beneficiaries of, the Thomas M. Finke Family Trust.

Please see the section of this prospectus titled “Certain Relationships and Related Transactions” for information regarding material relationships with the selling securityholders within the past three years.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 5,750,000 shares of Class A common stock that are issuable upon the exercise of the Public Warrants by the holders thereof, (ii) up to 4,170,000 shares of Class A common stock that are issuable upon the exercise of the Private Warrants by the holders thereof, and (iii) 50,000 shares of Class A common stock that are issuable upon the exercise of the Underwriter Warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 49,167,170 shares of Class A common stock and up to 4,120,000 Private Warrants and 50,000 Private Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Class A common stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Class A common stock or interests in stock covered by this prospectus, as and to the extent they may determine. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the- counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

➢	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
➢	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
➢	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
➢	an over-the-counter distribution in accordance with the rules of the applicable exchange;
➢	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
➢	through one or more underwritten offerings on a firm commitment or best efforts basis;
➢	settlement of short sales entered into after the date of this prospectus;
➢	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
➢	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
➢	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
➢	through a combination of any of the above methods of sale; or
➢	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the securities to be sold, including the shares of our Class A common stock, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our Class A common stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Class A common stock short and deliver these securities to close out their short positions, or loan or pledge Class A common stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

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The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and Warrants are currently quoted on the OTC Pink Open Market under the symbols “AENT” and “AENTW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker- dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

A holder of Public Warrants, Private Warrants and Underwriter Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Certain of our securityholders have entered into lock-up agreements. See “Description of Securities — Lock-Up Agreements.”

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LEGAL MATTERS

Certain legal matters in connection with respect to the United States federal securities law and New York law will be passed upon for us by Blank Rome LLP, New York, New York.

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Shares of Class A Common Stock

Alliance Entertainment Holding Corporation

PRELIMINARY PROSPECTUS

ThinkEquity

                      , 2023

Through and including                 , 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Estimated
Expense	Amount
Securities and Exchange Commission registration fee	$	[ ]
Accounting fees and expenses	$	[ ]
Legal fees and expenses	$	[ ]
Financial printing and miscellaneous expenses	$	[ ]
Total	$	[ ]

Item 14.  Indemnification of Officers and Directors

The Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and our Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board.

We intend to enter into indemnification agreements with each of our directors and executive officers and certain other key personnel. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key personnel against any and all expenses incurred by that director, executive officer or other key personnel because of his or her status as one of our directors, executive officers or other key personnel, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key personnel in connection with a legal proceeding involving his or her status as a director, executive officer or key personnel.

Item 15.  Recent Sales of Unregistered Securities.

Initial Stockholder Shares

In August 2020, the Sponsors purchased 2,875,000 Initial Stockholder Shares for an aggregate offering price of $25,000, or approximately $0.009 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Prior to the IPO, the Sponsor transferred 50,000 Initial Stockholder Shares to the underwriter for the IPO and certain of its to the underwriter’s affiliates and in connection with the closing of the Business Combination, the Sponsors forfeited 1,375,000 Initial Stockholder Shares. At the closing of the Business Combination, each of the remaining 1,500,000 Initial Stockholder Shares converted into one share of Class A common stock. The issuance of Class A common stock upon automatic conversion of the Initial Stockholder Shares at the closing of the Business Combination has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Warrants

Simultaneously with the consummation of the IPO, the Sponsor purchased from Adara an aggregate of 4,120,000 Private Warrants at a price of $1.50 per Private Warrant (for a purchase price of $4,120,000). Each Private Warrant entitles the holder thereof to purchase one share of our Class A common stock at an exercise price of $11.50 per share. The sales of the Private Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Underwriter Warrants

In connection with the closing of the IPO, Adara issued warrants to purchase 50,000 shares of Class A common stock to the underwriter of its IPO and certain affiliates of the underwriter. Each such warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. These warrants are non-redeemable and exercisable on a cashless basis. The sales of the Private Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date

1.1***	Underwriting Agreement.
2.1*	Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Alliance.	Form 8-K	001-40014	2.1	June 23, 2022
3.1	Amended and Restated Certificate of Incorporation.	Form 8-K	001-40014	3.4	February 13, 2023
3.2	Amended and Restated Bylaws.	Form 8-K	001-40014	3.5	February 13, 2023
4.1	Specimen Class A Common Stock Certificate.	Form S-4	333-266098	4.5	October 18, 2022
4.2	Specimen Warrant Certificate.	Form S-4	333-266098	4.6	October 18, 2021
4.3	Warrant Agreement, dated February 8, 2021, by and between Adara and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40014	4.1	February 11, 2021
4.4***	Form of Representative’s Warrant Agreement.
5.1***	Opinion of Blank Rome LLP regarding the validity of the securities.
10.1	Form of Lock-Up Agreement (included in Exhibit 2.1).	Form 8-K	001-40014	2.1	June 23, 2022
10.2 †**	Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan.
10.3	Form of Indemnity Agreement.	Form S-4	333-266098	10.11	October 18, 2022
10.4	Loan and Security Agreement, dated as of February 21, 2017, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC and Directtou, LLC, as Borrowers, Bank of America, N.A., as Agent and Bank of America, N.A. as Sole Lead Arranger and Sole Bookrunner.	Form S-4	333-266098	10.12	October 18, 2022
10.5	Amendment Number Nine to Loan and Security Agreement, dated as of January 24, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.13	October 18, 2022
10.6	Amendment Number Ten to Loan and Security Agreement, dated as of May 4, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.14	October 18, 2022

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date

10.7	Amendment Number Eleven to Loan and Security Agreement, dated as of June 30, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.15	October 18, 2022
10.8	Lease Agreement, dated as of August 18, 2017, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.16	October 18, 2022
10.9	First Amendment to Lease, dated as of January 22, 2018, by and among Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.17	October 18, 2022
10.10	Multi-Tenant Industrial Triple Net Lease, dated as of December 14, 2007, by and between Cedar Grove — Crossdock, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.18	October 18, 2022
10.11	First Amendment to Lease Agreement, dated as of January 18, 2013, by and between KTR LOU I LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.19	October 18, 2022
10.12	Second Amendment to Lease Agreement, dated as of August 1, 2014, by and between KTR LOU I LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.20	October 18, 2022
10.13	Guaranty Agreement, dated as of November 9, 2012, by and between Project Panther Acquisition Corporation and KTR LOU I LLC.	Form S-4	333-266098	10.21	October 18, 2022
10.14	Office Lease, dated as of January 7, 2011, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.22	October 18, 2022
10.15	First Amendment to Lease, dated as of January 31, 2012, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.23	October 18, 2022
10.16	Second Amendment to Lease, dated August 2016, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.24	October 18, 2022
10.17	Standard Industrial Lease, dated as of August 12, 2020, by and between SCRS Valley Park Business Center, LLC and COKeM International, Ltd.	Form S-4	333-266098	10.25	October 18, 2022
10.18	Second Amendment to Lease, dated as of June 26, 2020, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.26	October 18, 2022
10.19†	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Bruce Ogilvie.	Form S-4	333-266098	10.27	October 18, 2022

Incorporated by Reference
Exhibit Number	Description of Document	Schedule/ Form	File Number	Exhibits	Filing Date

10.20†	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Jeffrey Walker.	Form S-4	333-266098	10.28	October 18, 2022
10.21*	Contingent Consideration Escrow Agreement by and among the Combined Company, Bruce Ogilvie and Continental Stock Transfer and Trust Company dated February 10, 2023.	Form 8-K	001-40014	10.29	February 13, 2023
14	Code of Ethics for Alliance Entertainment Holding Corporation.	Form 8-K	001-40014	14	February 13, 2023
23.1**	Consent of WithumSmith+Brown, PC.
23.2**	Consent of BDO USA, LLP.
23.3***	Consent of Blank Rome LLP (included in Exhibit 5.1).
101.INS	XBRL Instance Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Documents.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
107.1+**	Filing Fee Table.

*     Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**   Filed herewith.

***To be filed by amendment.

+    Calculation of Filing Fee Tables. The information as to each type of and class of securities being registered under this registration statement in the manner required by Item 601(b)(107) of Regulation S-K is set forth in Exhibit 107.1 to this registration statement, which is incorporated herein by reference.

†    Indicates a management contract or compensatory plan, contract or arrangement.

Item 17.  Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plantation, in the state of Florida, on the 11th day of April, 2023.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:	/s/ Jeffrey Walker
Jeffrey Walker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeffrey Walker and John Kutch his true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bruce Ogilvie	Executive Chairman	April 11, 2023
Bruce Ogilvie

/s/ Jeffrey Walker	Chief Executive Officer and Director	April 11, 2023
Jeffrey Walker	(Principal Executive Officer)

/s/ John Kutch	Chief Financial Officer	April 11, 2023
John Kutch	(Principal Financial Officer and Principal Accounting Officer)

/s/ W. Tom Donaldson III	Director	April 11, 2023
W. Tom Donaldson III

/s/ Paul Eibeler	Director	April 11, 2023
Paul Eibeler

/s/ Thomas Finke	Director	April 11, 2023
Thomas Finke

/s/ Chris Nagelson	Director	April 11, 2023
Chris Nagelson

/s/ Terilea J. Wielenga	Director	April 11, 2023
Terilea J. Wielenga